UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12

AON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AON CORPORATION

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of Aon Corporation:

        The 2010 Annual Meeting of Stockholders of Aon Corporation will be held on Friday, May 21, 2010, at 8:30 A.M (local time), at the Mid-America Club, Aon Center, 200 East Randolph Street, Chicago, Illinois 60601, for the following purposes:

  1.
  To elect the fourteen nominees named in the attached proxy statement to serve as Directors until our 2011 Annual Meeting of Stockholders. Our Board of Directors unanimously recommends that you vote "FOR" the election of all fourteen nominees.

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2010. Our Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

  3.
  To transact such other business as may properly come before the 2010 Annual Meeting of Stockholders or any adjournment or postponement thereof.

        Only holders of common stock at the close of business on March 24, 2010 are entitled to notice of and to vote at the 2010 Annual Meeting of Stockholders and any adjournment or postponement thereof. A list of the stockholders entitled to vote at the 2010 Annual Meeting will be available for inspection, for any purpose germane to the 2010 Annual Meeting, both at the 2010 Annual Meeting and during normal business hours at our corporate offices for ten days prior to the 2010 Annual Meeting.

        Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), we provide access to our proxy materials through the Internet. As a result, we will mail, on or before April 7, 2010, a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners at the close of business on March 24, 2010 who have not previously requested paper copies of the proxy materials. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders of record and beneficial owners will be able to access the proxy materials on a website referred to and at the URL address included in the Notice of Internet Availability of Proxy Materials and in the proxy statement. These proxy materials will be available free of charge.

By Order of the Board of Directors,

Jennifer L. Kraft Vice President and Secretary

  Chicago, Illinois
  April 7, 2010

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 21, 2010. Our Proxy Statement for the 2010 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2009 are available at http://www.envisionreports.com/AON if you are a stockholder of record, and http://www.edocumentview.com/AON if you are a beneficial owner.

        Your vote is important. Whether or not you plan to attend the 2010 Annual Meeting of Stockholders, please vote as promptly as possible by telephone, through the Internet or by requesting a paper proxy card to complete, sign and return by mail.

Notice of 2010 Annual Meeting of Stockholders
1	Proxy Statement—Annual Meeting of Stockholders—May 21, 2010
1	Information About this Proxy Statement and the 2010 Annual Meeting
6	Principal Holders of Voting Securities
8	Proposal 1—Election of Directors
16	Security Ownership of Certain Beneficial Owners and Management
18	Corporate Governance
24	Board of Directors and Committees
29	Report of the Audit Committee
30	Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm
32	Compensation Committee Report
33	Executive Compensation
99	Certain Relationships and Related Transactions
100	Legal Proceedings Against Officers and Directors
100	Section 16(a) Beneficial Ownership Reporting Compliance
100	Stockholder Proposals for 2011 Annual Meeting
101	Incorporation by Reference
101	Other Matters

Aon Corporation
200 East Randolph Street
Chicago, Illinois 60601

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS – MAY 21, 2010

INFORMATION ABOUT THIS PROXY STATEMENT AND THE 2010 ANNUAL MEETING

        The Board of Directors of Aon Corporation ("Aon" or the "Company") is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Mid-America Club, Aon Center, 200 East Randolph Street, Chicago Illinois 60601, at 8:30 a.m. (local time), on Friday, May 21, 2010, and at any adjournment or postponement thereof.

        As permitted by the rules of the Securities and Exchange Commission (the "SEC"), we are making our proxy materials, including the Notice of 2010 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card, and our Annual Report to Stockholders (collectively, the "proxy materials"), available to stockholders electronically via the Internet on April 7, 2010. On the same date, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") containing instructions on how to access our proxy materials and vote online. If you received a Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you have previously made a permanent election to receive these materials in hard copy. Instead, the Notice of Internet Availability instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

        Aon's Annual Report to Stockholders, which contains Aon's Annual Report on Form 10-K, including consolidated financial statements for the year ended December 31, 2009 but excluding exhibits, accompanies this proxy statement. Requests for copies of exhibits to Aon's Annual Report on Form 10-K should be submitted to the Office of the Secretary, Aon Corporation, 200 East Randolph Street, Chicago, Illinois 60601. Exhibits will be furnished upon payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits). Aon's Annual Report on Form 10-K, including exhibits, are also available free of charge through our website (http://www.aon.com).

  Why did I receive these proxy materials?

        We have made these proxy materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at the Annual Meeting, and at any adjournment or postponement thereof.

        The Notice of Internet Availability was first mailed on or before April 7, 2010 to stockholders of record as of March 24, 2010 (the "Record Date").

Aon Corporation

  What matters will be presented for consideration at the Annual Meeting?

        Action will be taken at the Annual Meeting with respect to the following items:

  1.
  The election of the fourteen nominees named in this proxy statement to serve as Directors until our 2011 Annual Meeting of Stockholders.

  2.
  The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2010.

  Will any other matters be decided at the Annual Meeting?

        At the date of this proxy statement, we do not know of any other matters to be raised at the Annual Meeting other than those described in this proxy statement. If any other matters are properly presented at the Annual Meeting for consideration, the individuals named in the proxy card will vote on such matters in their discretion.

  Who is entitled to vote at the Annual Meeting?

        Holders of our common stock, par value $1.00 per share (the "Common Stock") as of the close of business on March 24, 2010, are entitled to vote at the Annual Meeting. As of that date, there were 269,203,709 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

        What is the difference between holding shares of Common Stock as a stockholder of record and as a beneficial owner?

        If your shares of Common Stock are registered directly in your name with Aon's transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of Common Stock, the stockholder of record, and these proxy materials are being made available or sent directly to you by Aon.

        If your shares of Common Stock are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being made available or forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares of Common Stock by following the instructions for voting on the proxy card or Notice of Internet Availability.

  How do I vote?

        If you are a stockholder of record, you may vote using any of the following methods:

  •
  By telephone using the toll-free telephone number shown on the proxy card;

  •
  Through the Internet as instructed on the proxy card or the Notice of Internet Availability;

  •
  If you received proxy materials by mail or if you request a paper proxy card by telephone or through the Internet, you may elect to vote by mail by completing and signing the proxy card and returning it in the prepaid envelope provided; or

  •
  By written ballot at the Annual Meeting.

Aon Corporation

        Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. If you vote by telephone or through the Internet, your vote must be received by 11:59 p.m., Eastern Time, on Thursday, May 20, 2010, the day before the Annual Meeting. If you properly cast your vote by telephone, through the Internet or by executing and returning a paper proxy card, and your vote is not subsequently revoked, your Common Stock will be voted in accordance with your instructions. If you execute and return a proxy card but do not give instructions, your proxy will be voted as follows: FOR the election of all nominees for Director named in this proxy statement, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2010, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

        If you are a beneficial owner, you should follow the voting directions provided by your broker, bank or other nominee. You may submit voting instructions by telephone or through the Internet to your broker, bank or other nominee, or request and return a paper proxy card. If you hold shares through the Aon Savings Plan, the plan trustees will vote according to the instructions received from you provided your voting instruction is received by 11:59 p.m., Eastern Time, on Wednesday, May 19, 2010.

        We will distribute written ballots to anyone who wants to vote at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

        What should I do if I receive more than one notice of internet availability of proxy materials or proxy card?

        If you own shares of Common Stock directly in your name as a registered holder and other shares of Common Stock as a beneficial owner through a broker, bank or other nominee, or if you own shares of Common Stock through more than one broker, bank or nominee, you may receive multiple Notices of Internet Availability or, if you request proxy materials to be delivered to you by mail, multiple proxy cards. It is necessary for you to vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the Notices of Internet Availability you receive in order to vote all of the shares you own. If you request proxy materials to be delivered to you by mail, each proxy card you receive will come with its own prepaid return envelope. If you vote by mail make sure you return each proxy card in the return envelope which accompanied that proxy card.

  How is a quorum determined?

        The presence of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum at the Annual Meeting.

  What is a broker non-vote?

        If you own your shares through a broker, bank or other nominee, and you don't vote, the bank, broker or other nominee may vote your shares in its discretion on certain routine matters. With respect to certain non-discretionary matters, your broker, bank or other nominee is not permitted to vote your shares for you. A broker non-vote occurs when a broker, bank or other nominee holding shares of Common Stock on your behalf, does not vote on a particular proposal because it has not received instructions from you and does not have discretionary voting power with respect to that proposal.

Aon Corporation

        Under the rules of the New York Stock Exchange (the "NYSE"), if you are a beneficial owner, your broker, bank or other nominee has discretion to vote your shares of Common Stock if it does not receive instructions from you on the ratification of the appointment of our independent registered public accounting firm. In the past, if you were a beneficial owner and you did not provide instructions as to how you wanted your shares of Common Stock voted with respect to the election of Directors, your broker, bank or other nominee was allowed to vote your shares of Common Stock. However, in 2009, the rules of the NYSE were revised to categorize voting in director elections as a non-discretionary matter. As a result, if you are a beneficial owner, your broker, bank or other nominee no longer has discretion to vote your shares of Common Stock if it does not receive instructions from you with respect to the election of Directors.

  What are the voting requirements to elect Directors and approve each of the proposals?

        The election of each of the fourteen nominees for Director named in this proxy statement will be decided by a majority of the votes cast with respect to such Director, which means that the number of votes cast for a nominee for Director must exceed the number of votes cast against that nominee for Director. Abstentions and broker non-votes will not be counted as a vote either for or against a nominee for Director.

        Except as otherwise required by applicable law or our Second Amended and Restated Certificate of Incorporation, as amended, any other proposal properly presented at a meeting in which a quorum is present will be decided by the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote on the proposal at that meeting. Accordingly, the ratification of the appointment of our independent registered public accounting firm will be decided by the vote of the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote on this proposal. For the ratification of the appointment of our independent registered public accounting firm, a stockholder who submits a properly executed ballot or proxy is considered present and entitled to vote, so an abstention will have the effect of a vote against the proposal.

  Can I change my vote?

        If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:

  •
  Entering a later-dated vote by telephone or through the Internet;

  •
  Delivering a valid, later-dated proxy card;

  •
  Sending written notice to the Office of the Secretary of Aon; or

  •
  Voting by ballot in person at the Annual Meeting.

        If you are a beneficial owner of shares of Common Stock, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above under "How do I vote?"

        All shares of Common Stock that have been properly voted and not revoked will be voted at the Annual Meeting. Attending the Annual Meeting without taking further action will not automatically revoke your prior telephone or Internet vote or your proxy.

Aon Corporation

  Will the Annual Meeting be webcast?

        You may listen to the Annual Meeting on the World Wide Web by logging on to our website at www.aon.com and following the on-screen instructions. We have included our website address in this proxy statement for reference purposes only. The information contained on our website is not incorporated by reference into this proxy statement.

  Who can attend the Annual Meeting?

        Stockholders as of the close of business on March 24, 2010, which is the record date for voting, may attend the Annual Meeting.

  What do I need to do to attend the Annual Meeting?

        If you are a stockholder of record, you do not need to take any additional action in order to attend the Annual Meeting. If you are a beneficial owner of shares of Common Stock and would like to attend the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of your Common Stock as of the close of business on March 24, 2010, which is the record date for voting. Alternatively, you may contact the broker, bank or other nominee in whose name your Common Stock is registered and obtain a proxy to bring to the Annual Meeting.

  Who will pay the costs of this proxy solicitation?

        We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made on our behalf by certain Directors, officers or employees of Aon and our subsidiaries telephonically, electronically or by other means of communication, and by Georgeson Shareholder Communications Inc., whom we have hired to assist in the solicitation and distribution of proxies. Directors, officers and employees of Aon and our subsidiaries will receive no additional compensation for such solicitation. Georgeson will receive a fee of $7,000 for its services. We will also reimburse banks, brokers and other nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners.

  Who will count the vote?

        Representatives of our transfer agent, Computershare Trust Company, N.A., will count the vote and serve as inspectors of election.

Aon Corporation

PRINCIPAL HOLDERS OF VOTING SECURITIES

        As of February 26, 2010, the beneficial owners of 5% or more of our Common Stock entitled to vote at the Annual Meeting and known to us were:

Name and Address of Beneficial Owner	Number of Shares of Common Stock		Percent of Class

Capital World Investors 333 South Hope Street, Los Angeles, CA 90071	25,337,742	(1)	9.4
Patrick G. Ryan c/o Ryan Enterprises Group, LLC, 150 North Michigan Avenue, Chicago, IL 60601	17,338,523	(2)	6.4
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	17,250,176	(3)	6.4
State Street Corporation One Lincoln Street, Boston, MA 02111	14,352,616	(4)	5.3
Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900, Memphis, TN 38119	13,811,118	(5)	5.1

(1)
Based upon information contained in a Schedule 13G filed with the SEC on February 11, 2010 pursuant to Rule 13d-1(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Capital World Investors ("Capital World"), a division of Capital Research and Management Company ("CRMC"), is a registered investment adviser and has: (a) sole voting power as to 5,885,500 shares of Common Stock; (b) shared voting power as to 0 shares of Common Stock; (c) sole dispositive power as to 25,337,742 shares of Common Stock; and (d) shared dispositive power as to 0 shares of Common Stock. All of the shares of Common Stock covered by the Schedule 13G are deemed to be beneficially owned by Capital World as a result of CRMC acting as investment adviser to various investment companies. As permitted by Rule 13d-4 of the Exchange Act, Capital World disclaims beneficial ownership of the shares of Common Stock covered by the Schedule 13G.

(2)
Includes 4,240,157 shares of Common Stock beneficially owned by Mr. Ryan and 12,385,846 shares of Common Stock beneficially owned and attributed to Mr. Ryan pursuant to trusts for the benefit of family members. Also includes 471,922 shares of Common Stock owned by a charitable foundation of which Mr. Ryan is a member and for which he has sole voting and shared investment control. Also includes 7,833 shares of Common Stock representing a beneficial interest in shares of Common Stock of the Aon Common Stock Fund of the Aon Supplemental Savings Plan attributable to Mr. Ryan. Under the terms of the Aon Supplemental Savings Plan, as a participant in such plan, Mr. Ryan is entitled to direct the manner in which the trustees will vote the shares of Common Stock attributed to him; in addition, all shares of Common Stock for which voting instructions are not received are voted by the trustees in the same proportion as the shares of Common Stock for which voting instructions are received. Also includes 232,765 shares of Common Stock that Mr. Ryan has the right to acquire pursuant to presently exercisable employee stock options, or stock options that will become exercisable or stock awards that will vest within 60 days following February 26, 2010.

(3)
Based upon information contained in a Schedule 13G filed with the SEC on February 11, 2010 pursuant to Rule 13d-1(b) of the Exchange Act. T. Rowe Price Associates, Inc. ("Price Associates") is a registered investment adviser and has: (a) sole voting power as to 3,244,788 shares of Common

Aon Corporation

  Stock; (b) shared voting power as to 0 shares of Common Stock; (c) sole dispositive power as to 17,250,176 shares of Common Stock; and (d) shared dispositive power as to 0 shares of Common Stock. These shares of Common Stock are owned by various individual and institutional investors, with respect to which Price Associates serves as investment adviser with power to direct investments and sole power to vote certain of the shares of Common Stock. Although Price Associates is deemed to be the beneficial owner of such shares of Common Stock for the reporting requirements of the Exchange Act, Price Associates expressly disclaims beneficial ownership of the shares of Common Stock covered by the Schedule 13G.

(4)
Based upon information contained in a Schedule 13G filed February 12, 2010 pursuant to Rule 13d-1(b) of the Exchange Act. State Street Bank and Trust Company ("State Street") is a parent holding company or control person in accordance with Rule 13d-1(B)(i)(II)(G) of the Exchange Act that acts in various fiduciary capacities with respect to certain benefit plans of Aon. State Street has: (a) sole voting power as to 0 shares of Common Stock; (b) shared voting power as to 14,352,616 shares of Common Stock; (c) sole dispositive power as to 0 shares of Common Stock; and (d) shared dispositive power as to 14,352,616 shares of Common Stock. State Street expressly disclaims beneficial ownership of all shares of Common Stock reported in the Schedule 13G pursuant to Rule 13d-4 of the Exchange Act.

(5)
Based upon information contained in a Schedule 13G filed February 5, 2010 pursuant to Rule 13d-1(b) of the Exchange Act. Southeastern Asset Management, Inc. ("Southeastern") is a registered investment adviser and has: (a) sole voting power as to 6,156,918 shares of Common Stock; (b) shared voting power as to 6,410,200 shares of Common Stock; (c) no voting power as to 1,244,000 shares of Common Stock; (d) sole dispositive power as to 7,400,918 shares of Common Stock; (e) shared dispositive power as to 6,410,200 shares of Common Stock; and (f) no dispositive power as to 0 shares of Common Stock. All of the shares of Common Stock covered by the Schedule 13G are owned legally by Southeastern's investment advisory clients and none are owned directly or indirectly by Southeastern. As permitted by Rule 13d-4 of the Exchange Act, Southeastern disclaims beneficial ownership of the shares of Common Stock covered by the Schedule 13G.

Aon Corporation

PROPOSAL 1—ELECTION OF DIRECTORS

        Fourteen Directors are to be elected at the Annual Meeting. All of the current members of our Board of Directors (the "Board") are standing for election. With respect to Mr. Case, his employment agreement provides that he will be nominated for election as a Director at each annual meeting of stockholders during the period of his employment. The term of each Director expires at the next Annual Meeting of Stockholders, and each Director will continue in office until the election and qualification of his or her respective successor or until his or her earlier death, removal or resignation. The Board consists of a number of Directors as is fixed from time to time by resolution adopted by the Board as provided in our bylaws. The Board currently is authorized to have up to twenty-one members.

        All nominees are currently Directors of Aon. All nominees for Director have consented to be named and have agreed to serve as Directors if elected. The Governance/Nominating Committee recommended to the full Board that each Director be nominated to serve for an additional term.

        Each of the fourteen Directors will be elected by the vote of a majority of the votes cast with respect to such Director, which means that the number of votes cast for a Director must exceed the number of votes cast against that Director. A stockholder may: (i) vote for the election of a nominee for Director; (ii) vote against the election of a nominee for Director; or (iii) abstain from voting for a nominee for Director.

        Unless a proxy directs to the contrary, it is intended that the proxies will be voted FOR the election of the fourteen nominees for Director named on the following pages, to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. We have no reason to believe that any of the nominees will not be available to serve as a Director. However, if any of them should become unavailable to serve for any reason, the proxies will be voted for such substitute nominees as may be designated by the Board.

        Aon values a number of attributes and criteria when identifying candidates to serve as a Director, including professional background, expertise, reputation for integrity, business, financial and management experience, leadership capabilities and diversity. In addition to the specific experience and qualifications set forth below, we believe all of the nominees are individuals with a reputation for integrity, demonstrate strong leadership capabilities and are able to work collaboratively to make contributions to the Board and management.

        Set forth on the following pages is biographical and other background information concerning each nominee for election as a Director. This information includes each nominee's principal occupation as well as a discussion of the specific experience, qualifications, attributes, and skills of each nominee that led to the Board's conclusion that each nominee should serve as a Director. In addition, set forth below is the period during which each nominee has served as a Director of Aon, including service as a Director of Ryan Insurance Group, Inc. ("Ryan Group"), which merged with Aon in 1982. The information presented below has been confirmed by each nominee for purposes of its inclusion in this proxy statement. Ages shown for all Directors are as of December 31, 2009.

Aon Corporation

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL NOMINEES.

Lester B. Knight	Director since 1999

Mr. Knight became Chairman of the Board of Directors of Aon in August 2008. Mr. Knight is a Founding Partner of RoundTable Healthcare Partners and the former Vice Chairman and Director of Cardinal Health, Inc., a diversified healthcare service company. Mr. Knight was Chairman of the Board and Chief Executive Officer of Allegiance Corporation from 1996 until February 1999, and had been with Baxter International, Inc. from 1981 until 1996 where he served as Corporate Vice President from 1990, Executive Vice President from 1992, and as a Director from 1995. He is a Director of NorthShore University HealthSystem and Junior Achievement of Chicago, a Trustee of Northwestern University and a member of the Civic Committee of The Commercial Club of Chicago. Mr. Knight serves as Chairman of the Executive Committee, Chairman of the Finance Committee, and as a member of the Governance/Nominating Committee of our Board of Directors.

The Board concluded that Mr. Knight should continue to serve as a Director of Aon in part due to his role as the founder of a private equity firm focused on investing in the healthcare industry, his executive background at several leading healthcare companies and his financial, investment and management experience.
Age: 51

Gregory C. Case	Director since 2005

Mr. Case was elected President, Chief Executive Officer and Director of Aon on April 4, 2005. Prior to joining Aon, Mr. Case was with McKinsey & Company, the international management consulting firm, for 17 years, most recently serving as head of the Financial Services Practice. He previously was responsible for McKinsey's Global Insurance Practice, and was a member of McKinsey's governing Shareholders' Committee. Prior to joining McKinsey, Mr. Case was with the investment banking firm of Piper, Jaffray and Hopwood and the Federal Reserve Bank of Kansas City. Mr. Case is a Director of Discover Financial Services. He serves as a member of the Executive Committee of our Board of Directors.

The Board concluded that Mr. Case should continue to serve as a Director of Aon in part due to his role as President and Chief Executive Officer of Aon, including his day to day leadership and intimate knowledge of Aon's business and operations, and his background as a management consultant, including in the Global Insurance and Financial Services areas.
Age: 47

Aon Corporation

Fulvio Conti	Director since 2008

Mr. Conti currently services as Chief Executive Officer and General Manager of Enel SpA, Italy's largest power company, a position he has held since May 2005. From 1999 until his appointment as CEO and General Manager, he served as Chief Financial Officer of Enel. Mr. Conti has a financial career spanning over 35 years, and has held the role of Chief Financial Officer for various private and government-owned entities in Italy. In April 2006, Mr. Conti was appointed to the Board of Barclays PLC/Barclays Bank PLC as a non-executive director. He serves as a member of the Audit Committee and Finance Committee of our Board of Directors.

The Board concluded that Mr. Conti should continue to serve as a Director of Aon in part due to his background as the Chief Executive Officer of a large international energy company, his familiarity with international business activities, particularly in the European Union, and his global financial and management experience. This experience has also led the Board to determine that Mr. Conti is an "audit committee financial expert" as defined by the SEC.
Age: 62

Edgar D. Jannotta	Director since 1995

In March 2001, Mr. Jannotta was named Chairman of William Blair & Company, L.L.C., an international investment banking firm, and Chairman of its Executive Committee. Mr. Jannotta joined William Blair & Company in May 1959 as an Associate, became a Partner in January 1965, Assistant Managing Partner in June 1973, Managing Partner in September 1977, Senior Partner in January 1995, and Senior Director in January 1996. He is a Life Trustee of the University of Chicago and Chairman Emeritus of the Board of the Lyric Opera of Chicago. Mr. Jannotta is a Director of Molex Incorporated and Commonwealth Edison Company, and was a Director of Bandag, Incorporated during the last five years. He serves as a member of the Finance Committee and Organization and Compensation Committee of our Board of Directors.

The Board concluded that Mr. Jannotta should continue to serve as a Director of Aon in part due to his global financial, marketing and management experience, including his continuing role as Chairman of an international investment banking firm, his ability to provide Aon with perspective on current global economic and financial trends, and his role as a Board member of a variety of companies.
Age: 78

Aon Corporation

Jan Kalff	Director since 2003

Mr. Kalff is the former Chairman of the Managing Board of ABN AMRO Holding N.V./ABN AMRO Bank N.V., an international banking concern. Mr. Kalff also serves on the Supervisory Boards of HAL Holding N.V., HAL Investments N.V., Curacao and N.V. Luchthaven Schiphol, and was a member of the Supervisory Boards of Concertgebouw N.V., Hagemeyer N.V., Koninklijke Volker Wessels Stevin N.V., and Stork N.V. during the last five years. He serves as a member of the Governance/Nominating Committee and Finance Committee of our Board of Directors.

The Board concluded that Mr. Kalff should continue to serve as a Director of Aon in part due to his background as the former Chairman of an international banking concern, his ability to provide an international perspective on a range of matters, which is particularly relevant in light of Aon's worldwide business operations, and his global financial and management experience.
Age: 72

J. Michael Losh	Director since 2003

From July 2004 to May 2005, Mr. Losh served as Interim Chief Financial Officer of Cardinal Health, Inc., a diversified healthcare service company. From 2000 until 2002, Mr. Losh served as non-executive Chairman of Metaldyne Corporation, a leading global designer and supplier of metal-based components, assemblies and modules for transportation-related powertrain and chassis applications. From 1994 until 2000, Mr. Losh served as Chief Financial Officer and Executive Vice President of General Motors Corporation. Mr. Losh spent 36 years in various capacities with General Motors, where he served as Chairman of GMAC, its financial services group, Group Vice President of North American Sales, Service and Marketing, and Vice President and General Manager of both its Oldsmobile Division and Pontiac Division. Mr. Losh currently serves on the Board of Directors of AMB Property Corporation, CareFusion Corporation, H.B. Fuller Corporation, Masco Corp. and TRW Automotive Corp. He previously served as a Director of Cardinal Health, Inc., Metaldyne Corporation, The Quaker Oats Company (prior to its acquisition by PepsiCo, Inc.), Delphi Corporation, Electronic Data Systems Corporation and Hughes Electronics Corporation. Mr. Losh serves as a member of the Governance/Nominating Committee, Finance Committee and Organization and Compensation Committee of our Board of Directors.

The Board concluded that Mr. Losh should continue to serve as a Director of Aon in part due to his background as the former Chief Financial Officer of a large automobile manufacturing company, his role as a Board member of a variety of companies and his financial experience.
Age: 63

Aon Corporation

R. Eden Martin	Director since 2002

Mr. Martin is Of Counsel to the law firm Sidley Austin LLP, having served as a Partner from 1975 to 2004, and as Chairman of the Management Committee from 1989 until 1999. Mr. Martin has served as President of The Commercial Club of Chicago and President of its Civic Committee since 1999. Among other civic and professional involvements, Mr. Martin is a member of the Board of Directors of the Chicago Board Options Exchange, a member of the Board of Directors of Nicor Inc., a Life Trustee of the Chicago Symphony Orchestra and a member of the Board of Trustees of Northwestern University, as well as Chair of its Audit Committee. Mr. Martin serves as a member of the Audit Committee, Compliance Committee and Finance Committee of our Board of Directors.

The Board concluded that Mr. Martin should continue to serve as a Director of Aon in part due to his background as a former managing partner at a large international law firm and his related legal and management experience.
Age: 69

Andrew J. McKenna	Director since 1970

Mr. McKenna served as a Director of Ryan Group from 1970 until 1982 when he was elected to our Board of Directors. He is Chairman of Schwarz Supply Source, a printer, converter, producer and distributor of packaging and promotional materials. Mr. McKenna has served as Non-Executive Chairman of McDonald's Corporation since April 2004, and has served as a Director of McDonald's since 1991. In addition, he is a Director of Skyline Corporation, and was a Director of Click Commerce, Inc. during the last five years. He is a Trustee and Chairman Emeritus of the Board of Trustees of the University of Notre Dame and the former Chairman of the Civic Committee of the Commercial Club of Chicago. Mr. McKenna is also a Director of Children's Memorial Hospital and the Lyric Opera of Chicago, and a Trustee and Chairman Emeritus of the Museum of Science and Industry. He serves as Chairman of the Governance/Nominating Committee and as a member of the Executive Committee and Organization and Compensation Committee of our Board of Directors.

The Board concluded that Mr. McKenna should continue to serve as a Director of Aon in part due to his background as Chairman of a large supply company, his role as Non-Executive Chairman at a large international restaurant corporation and related corporate governance experience, and his deep understanding of Aon's businesses as demonstrated by his 40 years of service on the Board.
Age: 80

Aon Corporation

Robert S. Morrison	Director since 2000

Most recently, Mr. Morrison served as Interim Chairman and Chief Executive Officer of 3M from June to December 2005. Earlier, he retired as Vice Chairman of PepsiCo, Inc. in February 2003. From 1997 until the 2001 merger with PepsiCo, he led The Quaker Oats Company as Chairman, President and Chief Executive Officer. PepsiCo and Quaker Oats are companies engaged in the processing of packaged foods and beverages. Previously, he served as Chairman and Chief Executive Officer of Kraft Foods, Inc., a division of Philip Morris Companies Inc., from 1994 until 1997. He serves as a Director of 3M and Illinois Tool Works Inc., and also was a Director of Tribune Company during the last five years. He serves as a member of the Audit Committee and Organization and Compensation Committee of our Board of Directors.

The Board concluded that Mr. Morrison should continue to serve as a Director of Aon in part due to his role as the former Chairman, President and Chief Executive Officer of a large international food and beverage company, his additional executive background at large consumer product companies and his related global management and financial experience. This experience has also led the Board to determine that Mr. Morrison is an "audit committee financial expert" as defined by the SEC.
Age: 67

Richard B. Myers	Director since 2006

General Myers served as the fifteenth Chairman of the Joint Chiefs of Staff from October 1, 2001 until his retirement on September 30, 2005. In this capacity, he was the highest-ranking officer in the United States military, and served as the principal military advisor to the President, the Secretary of Defense and the National Security Council. Prior to becoming Chairman, General Myers served as Vice Chairman of the Joint Chiefs of Staff from March 2000 to September 2001. From August 1998 to February 2000, General Myers was Commander in Chief, North American Aerospace Defense Command and U.S. Space Command; Commander, Air Force Space Command; and Department of Defense manager, space transportation system contingency support at Peterson Air Force Base, Colorado. Prior to assuming that position, he was Commander, Pacific Air Forces, Hickam Air Force Base, Hawaii, from July 1997 to July 1998. General Myers is a Director of Deere & Company, Northrop Grumman Corporation and United Technologies Corporation. General Myers also serves as the Colin L. Powell Chair of National Security, Leadership, Character and Ethics at the National Defense University and is the Foundation Professor of Military History and Leadership at Kansas State University. He serves as a member of the Finance Committee and Organization and Compensation Committee of our Board of Directors.

The Board concluded that General Myers should continue to serve as a Director of Aon in part due to his background as the former Chairman of the Joint Chiefs of Staff, his strong leadership qualities and consensus-building skills and his related management experience.
Age: 67

Aon Corporation

Richard C. Notebaert	Director since 1998

From June 2002 until August 2007, Mr. Notebaert served as Chairman and Chief Executive Officer of Qwest Communications International Inc., a leading provider of broadband Internet-based data, voice and image communications. He previously served as President and Chief Executive Officer of Tellabs, Inc., which designs and markets equipment to providers of telecommunications services worldwide, from August 2000 to June 2002 and as a Director of Tellabs from April 2000 to June 2002. He served as Chairman of the Board and Chief Executive Officer of Ameritech Corporation, a full-service communications company, from April 1994 until December 1999. Mr. Notebaert first joined Ameritech Communications in 1983 and served in significant positions within the Ameritech organization before his election as Vice Chairman of Ameritech in January 1993, President and Chief Operating Officer in June 1993 and President and Chief Executive Officer in January 1994. Mr. Notebaert is a Director of Cardinal Health, Inc. and serves as Chairman of the Board of Trustees of the University of Notre Dame. He serves as Chairman of the Organization and Compensation Committee and as a member of the Audit Committee, Compliance Committee and Governance/Nominating Committee of our Board of Directors.

The Board concluded that Mr. Notebaert should continue to serve as a Director of Aon in part due to his background as the former Chairman and Chief Executive Officer of several large international communications companies and his related global management and financial experience. This experience has also led the Board to determine that Mr. Notebaert is an "audit committee financial expert" as defined by the SEC.
Age: 62

John W. Rogers, Jr.	Director since 1993

Mr. Rogers is Chairman and Chief Executive Officer of Ariel Investments, LLC ("Ariel"), an institutional money management firm specializing in equities and founded in January 1983. In addition, Ariel serves as the investment adviser to the Ariel Investment Trust, an open-end management investment company. Mr. Rogers is a Trustee of Ariel Investment Trust. Mr. Rogers is also a Director of Exelon Corporation and McDonald's Corporation, and was a Director of Bally Total Fitness Holding Corporation during the last five years. He is a member of the Board of Directors of the Chicago Urban League; Trustee of the John S. and James L. Knight Foundation; Trustee of Rush University Medical Center; Life Trustee of the Chicago Symphony Orchestra; and Trustee of the University of Chicago. He serves as Chairman of the Audit Committee and as a member of the Finance Committee of our Board of Directors.

The Board concluded that Mr. Rogers should continue to serve as a Director of Aon in part due to his background as the Chairman and Chief Executive Officer of an institutional money management firm and his related management and financial experience, including the ability to provide Aon with perspective on current economic and financial trends. This experience has also led the Board to determine that Mr. Rogers is an "audit committee financial expert" as defined by the SEC.
Age: 51

Aon Corporation

Gloria Santona	Director since 2004

Ms. Santona is Executive Vice President, General Counsel and Secretary of McDonald's Corporation. She is also a member of the senior management team of McDonald's. Since joining McDonald's in 1977, Ms. Santona has held positions of increasing responsibility in the legal department, serving as U.S. General Counsel from December 1999 to June 2001 and corporate General Counsel since June 2001. She is a member of the American and Chicago Bar Associations. She is a former member of the Board of Directors of the American Society of Corporate Secretaries, the American Corporate Counsel Association and the Minority Corporate Counsel Association. She is also a member of the Board of Trustees of Rush University Medical Center, a Trustee of the Chicago Symphony Orchestra, and a former member of the Board of Trustees of the Chicago Zoological Society. She serves as Chair of the Compliance Committee and as a member of the Audit Committee and Governance/Nominating Committee of our Board of Directors.

The Board concluded that Ms. Santona should continue to serve as a Director of Aon in part due to her background as the Executive Vice President, General Counsel and Secretary of a large international restaurant corporation and her related legal experience, which is particularly relevant to Aon in light of Aon's worldwide operations.
Age: 59

Dr. Carolyn Y. Woo	Director since 1998

Dr. Woo assumed the deanship of the Mendoza College of Business at the University of Notre Dame in July 1997. From 1995 to 1997 she served as Associate Executive Vice President of Academic Affairs at Purdue University, and from 1993 to 1995 she served as Director of the Professional Master's Programs in the Krannert School of Management at Purdue University. She joined Purdue University as an Assistant Professor in 1981 and was promoted to Full Professor in 1991. Dr. Woo currently serves on the Board of Directors of NiSource Industries, Inc. and was a Director of Arvin Industries, Inc., Bindley-Western Industries, Inc., Circuit City Stores, Inc., and St. Joseph Capital Bank during the last five years. She serves as a member of the Audit Committee and Governance/Nominating Committee of our Board of Directors.

The Board concluded that Dr. Woo should continue to serve as a Director of Aon in part due to her background as the dean of the business school of a large university, her leadership qualities and consensus-building skills and her related management and business experience.
Age: 55

Aon Corporation

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of Common Stock beneficially owned as of February 26, 2010 by each Director and nominee, by each of the named executive officers of Aon as set forth in the Summary Compensation Table for Fiscal Years 2009, 2008 and 2007 in this proxy statement, and by all Directors, nominees and executive officers of Aon as a group. As used in this proxy statement, beneficially owned means a person has, or may have within 60 days, the sole or shared power to vote or direct the voting of a security and/or the sole or shared investment power with respect to a security (i.e., the power to dispose or direct the disposition of a security). Therefore, the table does not include the "phantom stock" shares held by or attributable to any individual under our benefit plans. Information with respect to shares attributable to Aon's Directors under various deferral accounts is set forth in the section captioned "2009 Director Compensation."

Name	Aggregate Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)

Gregory C. Case**(5)	1,679,041	*
Andrew M. Appel**(5)	310,649	*
Fulvio Conti	8,000	*
Baljit Dail**(5)	105,886	*
Christa Davies**(5)	64,450	*
Ted T. Devine**(5)(6)	175,965	*
Edgar D. Jannotta	56,025	*
Jan Kalff	7,421	*
Lester B. Knight(3)	30,000	*
J. Michael Losh(6)	3,000	*
R. Eden Martin	10,000	*
Stephen P. McGill**(5)	202,671	*
Andrew J. McKenna	31,775	*
Robert S. Morrison	1,000	*
Richard B. Myers	585	*
Richard C. Notebaert	11,500	*
John W. Rogers, Jr.(6)	38,143	*
Gloria Santona	4,136	*
Carolyn Y. Woo	4,046	*
All Directors, nominees and executive officers as a group (25 persons)(4)	3,165,967	1.2

(1)
The Directors, nominees and named executive officers, and all Directors, nominees and executive officers of Aon combined, have sole voting power and sole investment power over the shares of Common Stock listed, except as indicated in note (3).

(2)
An asterisk indicates that the percentage of shares of Common Stock beneficially owned by the named individual does not exceed one percent (1%) of our outstanding shares of Common Stock. Named executive officers are indicated in the table by a double asterisk.

(3)
Includes 15,000 shares of Common Stock that are beneficially owned by a trust for the benefit of Mr. Knight's wife.

Aon Corporation

(4)
Includes a beneficial interest in shares of Common Stock of the Aon Common Stock Fund of the Aon Savings Plan and the Aon Supplemental Savings Plan attributable to the following Directors, named executive officers and the other executive officers who are not named executive officers, as follows: for the Directors and named executive officers, 0; and for the other executive officers as a group, 4,585. The shares of Common Stock of the Aon Common Stock Fund of the Aon Savings Plan and the Supplemental Savings Plan are voted by the trustees as directed by their respective participants; all shares of Common Stock for which voting instructions are not received are voted by the trustees in the same proportion as shares of Common Stock for which voting instructions are received.

(5)
Includes the following number of shares of Common Stock which the respective Directors, nominees, named executive officers and the other executive officers who are not named executive officers have or will have the right to acquire pursuant to presently exercisable employee stock options, or stock options which will become exercisable or stock awards which will become vested within 60 days following February 26, 2010: Gregory C. Case, 1,384,701; Christa Davies, 64,450; Stephen P. McGill, 139,191; Andrew M. Appel, 171,213; Baljit Dail, 77,152; Ted T. Devine, 130,586; and the other executive officers as a group, 272,229.

(6)
Of this amount: (a) with respect to Mr. Devine, 45,379 shares previously issued to Mr. Devine, and 10,000 shares to be issued to Mr. Devine upon the future vesting of a restricted stock unit award are pledged as security to Aon in support of certain covenants contained in Mr. Devine's transition agreement with Aon; (b) with respect to Mr. Losh, 3,000 shares of Common Stock are held in a margin account; and (c) with respect to Mr. Rogers, 38,143 shares of Common Stock are pledged as security to a financial institution.

Aon Corporation

CORPORATE GOVERNANCE

        The Board has adopted Governance Guidelines (the "Governance Guidelines"), which, along with the Committee charters, the Code of Business Conduct, which sets forth standards of conduct for employees, officers and Directors, and the Code of Ethics for Senior Financial Officers, provide the framework for the governance of Aon. The Board provides oversight of Aon's overall performance, strategic direction, and executive management team performance. The Board also approves major initiatives and transactions and advises on key financial and business matters. The Board is kept apprised of Aon's progress on a regular basis through Board and Committee meetings, discussions with management, operating and financial reports provided by the Chief Executive Officer and Chief Financial Officer, and other material distributed to the Directors throughout the year.

        The Governance Guidelines require that Aon have a majority of Directors who meet the categorical independence standards adopted by the Board, which must meet or exceed the independence requirements of the NYSE. The Governance Guidelines further provide that each of the Audit, Governance/Nominating and Organization and Compensation Committees will be composed entirely of independent Directors. The principal responsibilities of each Committee are described in this proxy statement in the section captioned "Board of Directors and Committees."

Director Independence

        In accordance with the rules of the NYSE, the Board has adopted categorical independence standards, which either meet or exceed the independence requirements of the NYSE corporate governance standards, to provide assistance in the determination of director independence. The categorical standards are set forth below and provide that a Director of Aon will not qualify as an independent Director if:

  (i)
  The Director is, or has been within the last three years, an employee of Aon, or an immediate family member of the Director is, or has been within the last three years, an executive officer, of Aon;

  (ii)
  The Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Aon, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  (iii)
  (A) The Director is a current partner or employee of a firm that is Aon's internal or external auditor; (B) the Director has an immediate family member who is a current partner of such a firm; (C) the Director has an immediate family member who is a current employee of such a firm and personally works on Aon's audit; or (D) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Aon's audit within that time;

  (iv)
  The Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Aon's present executive officers at the same time serves or served on that company's compensation committee;

  (v)
  The Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Aon for

Aon Corporation

    property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues; or

  (vi)
  The Director, or the spouse of a Director, serves as an executive officer of a charitable organization to which Aon's charitable contributions in the last fiscal year, excluding those made under Aon's matching gift program, exceeded the greater of $1 million or two percent (2%) of such organization's consolidated gross revenues.

        For purposes of the categorical standards, "immediate family member" is defined to include a Director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the Director's home.

        In connection with the determination of director independence, the Governance/Nominating Committee reviewed the categorical standards adopted by the Board together with other applicable legal requirements and the rules of the NYSE. The Committee also reviewed information compiled from the responses to questionnaires completed by each of Aon's Directors, information derived from Aon's corporate and financial records, information available from public records, and information received from other relevant parties. Following this review, the Committee delivered a report to the full Board of Directors, and the Board made its determination of director independence.

        As a result of this review, the Board affirmatively determined that each of the following Directors does not have a material relationship with Aon and is independent under the categorical standards adopted by the Board, applicable legal requirements and the rules of the NYSE: Mr. Conti, Mr. Jannotta, Mr. Kalff, Mr. Knight, Mr. Losh, Mr. Martin, Mr. McKenna, Mr. Morrison, General Myers, Mr. Notebaert, Mr. Rogers, Ms. Santona and Dr. Woo. Mr. Case is considered a management Director because of his position as President and Chief Executive Officer of Aon.

        In determining that each of the non-employee Directors is independent, the Board also considered the following relationships that it deemed were immaterial to such Director's independence.

        With respect to Mr. Conti, Mr. Jannotta, Mr. Knight, Mr. Martin, Mr. McKenna, Mr. Rogers, Ms. Santona and Dr. Woo, the Board considered that, in the ordinary course of business, Aon has sold services to, or purchased services from, a company (or other entity) at which these Directors is an executive officer (or, in the case of Mr. Martin, is Of Counsel and in the case of Dr. Woo, is Dean of the College of Business), and in each case the amount paid to or received from one of these entities in any of the previous three fiscal years was below one percent (1%) of Aon's or the other company's annual revenue.

        With respect to Mr. Knight, the Board considered personal investments made by Mr. Jannotta and Mr. McKenna, as well as by the Aon Pension Fund, in a privately held fund managed by Mr. Knight. The Board determined that the investments were immaterial and did not impair the independence of any non-management Director.

        The Board considered that Mr. Martin, Mr. McKenna, Mr. Morrison, Mr. Rogers and Ms. Santona serve on the boards of various not-for-profit entities with executive officers of Aon.

        With respect to Mr. Jannotta, Mr. Knight, Mr. Martin, Mr. McKenna, Mr. Morrison, General Myers, Mr. Notebaert, Mr. Rogers and Ms. Santona, the Board considered that Aon made charitable contributions in 2009 to organizations in which the Director or a Director's spouse serves as an officer, director or trustee.

Aon Corporation

        With respect to Mr. Rogers, the Board considered that Mr. Rogers was a member of the Board of Directors of Chicago 2016 during 2009. With respect to Mr. McKenna, the Board considered that Mr. McKenna served as co-chair of the fundraising Chicago 2016 Development Committee, which was a committee whose primary function was fundraising, and which had no governing or decision-making authority. For information regarding Aon's contributions to Chicago 2016 in 2009, see the section captioned "Certain Relationships and Related Transactions" in this proxy statement.

Majority Voting

        Aon's by-laws require that Directors be elected by majority vote in uncontested elections. In January 2009, the Board approved an amendment to Aon's by-laws to provide that, in a contested election, Directors will be elected by plurality vote. In addition, in March 2009, the Board adopted revisions to the Governance Guidelines requiring any incumbent Director who fails to receive a majority of the votes cast in an uncontested election to immediately offer to tender his or her resignation to the Board. The Board will then determine, through a process overseen by the Governance/Nominating Committee, whether to accept the resignation, reject the resignation, or take other action. The Board will act on the recommendation of the Governance/Nominating Committee, and promptly disclose its decision and the rationale behind it in a Form 8-K filed with the SEC.

Board Meetings

        The Board met six times in 2009. All incumbent Directors attended at least seventy-five (75%) of the meetings of the Board and all Committees of the Board on which they served.

Meetings of Non-Management Directors

        In accordance with NYSE rules and the Governance Guidelines, non-management Directors meet regularly in executive session without management. Lester B. Knight, the Company's non-Executive Chairman, chairs these executive sessions.

Stock Ownership Guidelines for Non-Management Directors

        In July 2006, the Board of Directors adopted Stock Ownership Guidelines for Non-Management Directors that were subsequently updated and revised in July 2008. The Guidelines require each non-management Director to hold an investment position in Common Stock (including vested deferred stock units) equal to three times the annual Director retainer. The Guidelines provide a transition period of five years for non-management Directors to achieve the ownership guidelines level; provided, however that each new non-management Director is expected to hold 1,000 shares of Common Stock within the first year of joining the Board or transitioning from a management Director to a non-management Director. Shares held by non-management Directors in deferred accounts will be included when determining if the target ownership level has been achieved.

Attendance at Annual Meeting

        The Governance Guidelines provide that Directors are expected to attend the Annual Meeting of Stockholders. All of our Board members attended the 2009 Annual Meeting of Stockholders held on May 15, 2009, with the exception of Edgar D. Jannotta and Carolyn Y. Woo.

Aon Corporation

Communications with the Board of Directors

        Stockholders and other interested parties may communicate with the Board of Directors by contacting the non-management Directors of Aon Corporation, c/o Office of the Secretary, 200 East Randolph Street, Chicago, IL 60601. Alternatively, stockholders and other interested parties may communicate with Aon's non-management Directors via electronic mail to the following address: corporate_governance@aon.com.

        The non-management Directors have established procedures for handling communications from stockholders and other interested parties. Communications are distributed to the Chairman of the Governance/Nominating Committee, the full Board of Directors, the non-management Directors or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. Solicitations, spam, junk mail and mass mailings, resumes and other forms of job inquiries, business solicitations or advertisements and frivolous or inappropriate communications will not be forwarded, but will be made available to any non-management Director upon request.

Code of Business Conduct/Code of Ethics for Senior Financial Officers

        The Board has adopted a code of business conduct that applies to our Directors, officers and employees. The Code of Business Conduct can be found on our web site at http://www.aon.com/about-aon/corporate-governance/guidelines-policies/code-of-business-conduct.jsp and is available in print copy to any stockholder who makes a written request to the Office of the Secretary.

        In addition, the Board has adopted a Code of Ethics for Senior Financial Officers that applies to the principal executive officer and the senior financial officers of Aon and our subsidiaries. The Code of Ethics for Senior Financial Officers can be found on our web site at http:///www.aon.com/about-aon/corporate-governance/guidelines-policies/code-of-ethics-for-senior-financial-officers.jsp.

        We intend to disclose future amendments to, or waivers from, certain provisions of both the Code of Business Conduct and the Code of Ethics for Senior Financial Officers on our website promptly following the date of such amendment or waiver.

Board Leadership Structure and Role in Risk Oversight

        Since April 4, 2005, the positions of Chief Executive Officer and Chairman of the Board of Directors have been held by separate individuals. On April 4, 2005, Gregory C. Case was named Aon's President and Chief Executive Officer, and Patrick G. Ryan, who had served as Aon's Chief Executive Officer prior to that time, became the Executive Chairman of Aon's Board of Directors. After having served as Aon's Chief Executive Officer since 1982 and as Aon's Chairman since 1990, Mr. Ryan moved into the Executive Chairman position to continue to provide executive leadership to Aon and to facilitate the transition of the management of day-to-day operations to Mr. Case. Effective August 1, 2008, upon the retirement of Mr. Ryan, Lester B. Knight was elected Non-Executive Chairman of Aon's Board of Directors. The position of Non-Executive Chairman is independent from Aon management. As Non-Executive Chairman, Mr. Knight sets the agendas for and presides over the Board meetings and also chairs executive sessions of the non-management Directors of the Board. The Chief Executive Officer is also a member of the Board and participates in its meetings. The Board of Directors believes the separation of the positions of Chief Executive Officer and Chairman is the appropriate structure at this time, as it allows the Chief Executive Officer to focus on the management of Aon and the Chairman to ensure that the Board is focused on its oversight responsibilities, including independent oversight of Aon management.

Aon Corporation

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks, and others, such as the impact of competition. Management is responsible for the day-to-day management of risks that Aon faces, while the Board of Directors, as a whole and through its Committees, has responsibility for the oversight of risk management. In its risk oversight role, Aon's Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        The Board believes that establishing the right "tone at the top" and full and open communication between management and the Board are essential for effective risk management and oversight. Senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. The Board of Directors receives presentations from senior management on strategic matters involving our operations.

        While the Board is ultimately responsible for risk oversight at Aon, Aon's Board Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Board of Directors has delegated to the Audit Committee through its charter the primary responsibility for the oversight of risks facing Aon. The charter provides that the Audit Committee will discuss guidelines and policies with respect to risk assessment and risk management and will discuss Aon's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also has general oversight responsibility for Aon's compliance with legal, regulatory and ethics requirements, which represent many of the most significant risks that Aon faces. The Audit Committee annually reviews legal, regulatory and ethics policies and programs, including Aon's Code of Business Conduct. In addition, the Audit Committee periodically reviews with Aon management any material correspondence with, or other action by, regulators or governmental agencies, and also periodically reviews with Aon's General Counsel legal matters that may have a material impact on Aon's financial statements or compliance policies. Aon's senior management periodically reviews with the Audit Committee the major risks facing Aon and the steps management has taken to monitor and mitigate those risks.

        In light of the breadth and number of responsibilities that the Audit Committee must oversee, and the importance of the evaluation and management of risk related to Aon's compliance programs and policies, the Board formed the Compliance Committee, which is currently a standing subcommittee of the Audit Committee, to oversee Aon's implementation of compliance policies, programs and procedures that are designed to be responsive to the various compliance and regulatory risks facing Aon and to assist the Audit Committee in fulfilling its oversight responsibility for Aon's legal, regulatory and ethics policies and programs. In addition to its general oversight of Aon's legal and regulatory compliance policies, programs and procedures, the Compliance Committee is also responsible for the ongoing monitoring of Aon's efforts to implement and comply with its legal obligations arising under certain regulatory settlement agreements.

        While the Board's primary oversight of risk is with the Audit Committee, the Board has delegated to other Committees the oversight of risks within their areas of responsibility and expertise. For example, the Organization and Compensation Committee reviews the risks associated with Aon's compensation practices, including an annual review of Aon's risk assessment of its compensation policies and practices for its employees. The Finance Committee reviews significant financial exposures and contingent liabilities of Aon, including Aon's capital structure, its credit ratings and its cost of capital, long-term benefit obligations, and Aon's use of or investment in financial products, including derivatives used to manage risk related to foreign currencies, commodities, and interest rates. In

Aon Corporation

addition, the Finance Committee reviews proposed mergers, acquisitions and divestitures; monitors the financial performance of completed mergers and acquisitions; and oversees the financial, investment and actuarial policies and objectives of Aon's ERISA-qualified benefit plans, reviews the investment performance of those plans, and periodically reviews the investment performance of, and makes recommendations regarding investment guidelines for, non-U.S. benefit and retirement plans. The Finance Committee also reviews Aon's major insurance programs. The Governance/Nominating Committee oversees the risks associated with Aon's overall governance and its succession planning process to confirm that Aon has a slate of future, qualified candidates for key management positions.

        The Board believes that its oversight of risks, primarily through delegation to the Audit Committee, but also through delegation to other Committees to oversee specific risks within their areas of responsibility and expertise, and the sharing of information with the full Board, is appropriate for a company like Aon that is a provider of risk management services, insurance and reinsurance brokerage and human capital and management consulting. The Chair of each Committee that oversees risk provides a summary of the matters discussed with the Committee to the full Board following each Committee meeting. The minutes of each Committee meeting are also provided to all Board members.

Aon Corporation

BOARD OF DIRECTORS AND COMMITTEES

        The Board of Directors has appointed standing Committees, including Executive, Audit, Governance/Nominating, Finance and Organization and Compensation Committees. The Audit Committee has also established the Compliance Committee as a standing sub-committee of the Audit Committee. The charters of the Audit, Compliance, Governance/Nominating, Finance and Organization and Compensation Committees are available on the corporate governance section of our website at http://www.aon.com/about-aon/corporate-governance/guidelines-policies/board-committees-charters.jsp. The Governance Guidelines are also available on the corporate governance section of our website at http://www.aon.com/about-aon/corporate-governance/guidelines-policies/aon-corporation-governance-guidelines.jsp.

        Membership on the Committees since the last Annual Meeting in 2009 has been as follows:

Executive	Audit	Compliance	Finance	Governance/ Nominating	Organization and Compensation

Lester B. Knight(1)	John W. Rogers, Jr.(1)	Gloria Santona(1)	Lester B. Knight(1)	Andrew J. McKenna(1)	Richard C. Notebaert(1)
Gregory C. Case	Fulvio Conti	R. Eden Martin	Fulvio Conti	Jan Kalff	Edgar D. Jannotta
Andrew J. McKenna	R. Eden Martin	Richard C. Notebaert	Edgar D. Jannotta	Lester B. Knight	J. Michael Losh
	Robert S. Morrison		Jan Kalff	J. Michael Losh	Andrew J. McKenna
	Richard C. Notebaert		J. Michael Losh	Richard C. Notebaert	Robert S. Morrison
	Gloria Santona		R. Eden Martin	Gloria Santona	Richard B. Myers
	Carolyn Y. Woo		Richard B. Myers	Carolyn Y. Woo
John W. Rogers, Jr.

(1)
Chair.

Executive Committee

        When the Board of Directors is not in session, the Executive Committee is empowered to exercise the power and authority in the management of the business and affairs of Aon as would be exercised by the Board of Directors, subject to certain exceptions. The Executive Committee acted by unanimous written consent on two occasions in 2009.

Audit Committee

        In 2009, the Audit Committee met nine times. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the rules of the NYSE. In addition, as required by the rules of the NYSE, all of the Committee members are financially literate. The Board of Directors has determined that each of John W. Rogers, Jr., the Chairman of our Audit Committee, Fulvio Conti, Robert S. Morrison and Richard C. Notebaert is an "audit committee financial expert" within the meaning of rules promulgated by the SEC. The primary purposes of the Audit Committee are to assist the Board with the oversight of: (i) the integrity of Aon's financial statements and financial reporting process; (ii) Aon's compliance with legal and regulatory requirements and ethics programs established by management and the Board; (iii) the engagement of the independent auditor, and its qualifications, independence and performance; and (iv) the performance of Aon's internal audit function. In discharging this role, the Audit Committee is authorized to retain outside counsel or other experts as it deems appropriate to carry out its duties and responsibilities.

Aon Corporation

        The Audit Committee charter can be found on the corporate governance section of our website at http://www.aon.com/about-aon/corporate-governance/guidelines-policies/board-charters/amended-restated-audit-committee-charter.jsp. Additional information regarding the Audit Committee's responsibilities may be found in this proxy statement in the section captioned "Report of the Audit Committee."

Compliance Committee

        The Compliance Committee is a standing sub-committee of the Audit Committee, which has general oversight responsibility for Aon's legal, regulatory and ethics policies and programs. The primary purposes of the Compliance Committee are to: (i) oversee Aon's implementation of compliance policies, programs and procedures that are designed to be responsive to the various compliance and regulatory risks facing Aon; (ii) monitor Aon's effort to implement various legal obligations arising from certain regulatory settlement agreements; and (iii) assist the Audit Committee in fulfilling its oversight responsibilities for Aon's legal, regulatory and ethics policies and programs. The Compliance Committee reports regularly to the Audit Committee regarding its activities. Each member of the Compliance Committee is independent as defined in the independence standards of the NYSE. The Compliance Committee met four times during 2009.

Finance Committee

        The Finance Committee is responsible for assisting the Board with monitoring and overseeing Aon's balance sheet, including the capital management strategy, capital structure, investments, returns and related policies. The Finance Committee also reviews proposed mergers, acquisitions and divestitures in accordance with policies established by the Board. In addition, the Finance Committee oversees the investment policies and objectives of Aon's ERISA-qualified benefit plans, and reviews the investment performance of non-U.S. benefit and retirement plans. The Finance Committee met four times during 2009.

Governance/Nominating Committee

        The Governance/Nominating Committee identifies and recommends to the Board of Directors candidates for service on the Board, reviews and recommends the renomination of incumbent Directors, reviews and recommends Committee appointments and leads the annual performance evaluation of the Board and its Committees. In addition, the Governance/Nominating Committee develops and recommends governance guidelines for Aon to the Board of Directors, reviews related party transactions, periodically reviews management succession planning and periodically reviews compliance with stock ownership guidelines. Each member of the Governance/Nominating Committee is independent as defined in the independence standards of the NYSE. The Governance/Nominating Committee met six times during 2009.

        The Governance/Nominating Committee considers recommendations for Director candidates from Aon's Directors and executive officers. In addition, the Governance/Nominating Committee will consider stockholders' recommendations. Recommendations, together with the name and address of the stockholder making the recommendation, relevant biographical information regarding the proposed candidate, and a description of any arrangement or understanding between the stockholder and the proposed nominee, should be sent to our Secretary. Consistent with the Governance Guidelines, the Governance/Nominating Committee considers a number of criteria in evaluating Director candidates, including professional background, expertise, reputation for integrity, business experience, leadership

Aon Corporation

capabilities and potential contributions to the Board of Directors and Aon's management. The Governance/Nominating Committee also considers whether a potential nominee would satisfy the independence standards of the NYSE.

        The Board of Directors also values diversity as a factor in selecting nominees to serve on the Board, and believes that the diversity which exists in its composition provides significant benefit to the Board and Aon. Although there is no specific policy on diversity, the Governance/Nominating Committee considers the criteria noted above in selecting nominees for Directors, including members from diverse backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Such considerations may include gender, race, national origin, functional background, executive or professional experience, and international experience. The effectiveness of the nomination process, including the criteria used for selecting nominees for Directors, is evaluated by the Board each year as part of its annual self-evaluation process and by the Governance/Nominating Committee as it evaluates and identifies Director candidates.

        When a vacancy exists on the Board of Directors due to the expansion of the size of the Board of Directors or the resignation or retirement of an existing Director, the Governance/Nominating Committee identifies and evaluates potential Director nominees. The Governance/Nominating Committee has sole authority to retain and terminate any search firm to be used to identify Director candidates and sole authority to approve such search firm's fees and other retention terms.

        Candidates for Director are evaluated using the criteria discussed above and the existing composition of the Board of Directors, including its size, structure, backgrounds and areas of expertise of existing Directors and the number of independent and management Directors. The Governance/Nominating Committee also considers the specific needs of the various Board Committees. The Governance/Nominating Committee recommends potential Director candidates to the full Board of Directors, which is responsible for final approval of any Director candidate. This process is the same for Director candidates who are recommended by our stockholders.

        Recommendations for Director candidates to stand for election at the 2011 Annual Meeting of Stockholders must be submitted in writing to the Secretary of Aon, 200 East Randolph Street, Chicago, IL 60601. Recommendations will be forwarded to the Chairman of the Governance/Nominating Committee for review and consideration.

Organization and Compensation Committee

        The Organization and Compensation Committee (the "Compensation Committee") assists the Board in carrying out its overall responsibilities with regard to executive compensation, including oversight of the determination and administration of Aon's philosophy, policies, programs and plans for executive officers and non-management Directors. The Compensation Committee annually reviews and determines the compensation of Aon's executive officers, including Aon's Chief Executive Officer subject to the input of the independent members of the Board. The Compensation Committee consults with the Chief Executive Officer on, and directly approves, the compensation of other executive officers, including special hiring and severance arrangements. The Compensation Committee administers the Aon Stock Incentive Plan (and its predecessor plans), including granting stock options and stock awards (other than awards to the Chief Executive Officer and the current Non-Executive Chairman, which awards are approved by the independent members of the Board) and interpreting the plan, and has general administrative responsibility with respect to Aon's other U.S. employee benefit programs. In addition, the Compensation Committee reviews and makes recommendations to the Board concerning Directors' compensation and certain amendments to U.S. employee benefit plans or

Aon Corporation

equity plans. The Compensation Committee also reviews and discusses the compensation disclosures contained in Aon's Annual Report on Form 10-K and proxy statement. The Compensation Committee may delegate its authority to sub-committees when appropriate, although it did not do so in 2009. The Compensation Committee met ten times during 2009. The Compensation Committee charter can be found on the corporate governance section of our website at http://www.aon.com/about-aon/corporate-governance/guidelines-policies/board-charters/organization-compensation-committee-charter.jsp.

  Process of Determining Executive Compensation

        The role of Aon management is to assist the Compensation Committee in managing the Company's executive and Director compensation programs. Direct responsibilities of management include, but are not limited to:

  •
  Recommending compensation increases, short and long-term incentive awards and, where applicable, severance benefits for executive officers other than the Chief Executive Officer;

  •
  Providing an ongoing review of the effectiveness of the Company's compensation programs and aligning the programs with the Company's objectives;

  •
  Designing and recommending the amendment of long-term and short-term cash and equity-based incentive plans; and

  •
  Designing and recommending the amendment of U.S. employee benefit plans.

        In the first quarter of 2010, the independent non-employee Directors evaluated the performance, and reviewed the compensation, of the Chief Executive Officer. At that time, the Compensation Committee evaluated the performance and reviewed the compensation of all other executive officers. The Compensation Committee also approved for each executive officer a target annual incentive for 2010 performance and the specific corporate performance metric that Aon's performance would be measured against for 2010.

        In connection with this annual compensation review, management presented the Compensation Committee with compensation tally sheets reporting compensation paid for 2009 and competitive pay data, where available, as a market check. The Compensation Committee also reviewed and considered the overall performance of Aon against a target that was established for 2009 culminating in certain compensation decisions made by the Compensation Committee during the first quarter of 2010. The Compensation Committee's decisions with respect to the compensation of our executive officers are described in this proxy statement in the section captioned "Compensation Discussion and Analysis."

  Relationship with Executive Compensation Consultant

        Since 2005, the Compensation Committee has retained Frederic W. Cook & Co., Inc. as its independent executive compensation consultant. The consultant provides expertise on various matters coming before the Compensation Committee. The consultant is engaged by, and reports directly to, the Compensation Committee. The consultant does not advise Aon's management or receive other compensation from Aon. George Paulin, the Chief Executive Officer of Frederic W. Cook & Co., Inc., typically participates in all meetings of the Compensation Committee during which executive compensation matters are discussed and communicates between meetings with the Chairman of the Compensation Committee. During 2009, the consultant assisted the Compensation Committee by: providing insights and advice regarding Aon's compensation philosophy, objectives and strategy; developing criteria for identification of Aon's peer group for executive compensation and company

Aon Corporation

performance review purposes; reviewing management's proposals for the design of short-term cash and long-term equity incentive compensation programs; providing insights and advice regarding the amendment and restatement of the Chief Executive Officer's employment agreement and change-in-control agreement; and advising on and providing comments on management's recommendations regarding executive officers' bonuses for 2009 and equity-based awards granted in 2009. Management periodically retains other consulting firms to provide pay survey data and other non-executive compensation services that may be presented to or reviewed by the Compensation Committee.

  Review of Compensation Policies and Practices

        Although recently there has been increased scrutiny of risk and whether companies' compensation programs contribute to unnecessary risk taking, we believe that we have historically maintained a level of prudence associated with our compensation programs and will continue to do so. We engage in a process to evaluate whether our executive and broad-based compensation programs contribute to unnecessary risk-taking and have concluded that the risks arising from these programs are not reasonably likely to have a material adverse effect on Aon.

Compensation Committee Interlocks and Insider Participation

        During 2009, the Compensation Committee was composed of Richard C. Notebaert (Chairman), Edgar D. Jannotta, J. Michael Losh, Andrew J. McKenna, Robert S. Morrison and Richard B. Myers. No member of the Compensation Committee was, during 2009 or previously, an officer or employee of Aon or any of its subsidiaries. In addition, during 2009, there were no compensation committee interlocks required to be disclosed.

Aon Corporation

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees Aon's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the reporting process. Ernst & Young LLP ("E&Y"), Aon's independent registered public accounting firm for 2009, is responsible for expressing opinions on the conformity of Aon's audited financial statements with generally accepted accounting principles and the effectiveness of Aon's internal control over financial reporting.

        In this context, the Audit Committee reviewed and discussed with management and E&Y the audited financial statements for the year ended December 31, 2009, as well as management's assessment of the effectiveness of Aon's internal control over financial reporting and E&Y's evaluation of Aon's internal control over financial reporting. The Audit Committee has discussed with E&Y the matters that are required to be discussed by Auditing Standards, the SEC and other regulatory agencies (Communication with Audit Committees).

        In addition, the Audit Committee has discussed with E&Y the independence of that firm from Aon and its management, including the matters in the written disclosures required by Rule 3526 of the Public Company Accounting Oversight Board (Communication with Audit Committees Concerning Independence). The Audit Committee has also considered whether E&Y's provision of non-audit services to Aon is compatible with maintaining E&Y's independence. The Audit Committee has concluded that E&Y is independent from Aon and its management.

        The Audit Committee discussed with Aon's internal auditors and E&Y the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Aon's internal controls, and the overall quality of Aon's financial reporting.

        In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC. The Audit Committee has approved, and the Board of Directors has requested that stockholders ratify, the selection of E&Y as our independent registered public accounting firm for the year 2010.

John W. Rogers, Jr., Chairman Fulvio Conti R. Eden Martin Robert S. Morrison	Richard C. Notebaert Gloria Santona Carolyn Y. Woo

Aon Corporation

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP ("E&Y") as Aon's independent registered public accounting firm for the year 2010, subject to ratification by our stockholders. E&Y was first retained as Aon's independent registered public accounting firm in February 1986. Although this appointment is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment of the independent registered public accounting firm for the year 2010. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting, the Audit Committee will reconsider the appointment, but may decide to maintain its appointment of E&Y.

        We anticipate that a representative of E&Y will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to any appropriate questions that may be submitted by stockholders at the Annual Meeting.

        OUR BOARD OF DIRECTORS AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

        Audit Fees.    Fees for audit services totaled approximately $17.9 million in 2009 and $19.5 million in 2008. For both years, audit fees included services associated with the annual audit, including fees related to Sarbanes-Oxley Section 404, the reviews of Aon's documents filed with the SEC, and statutory audits required domestically and internationally. Fees for required statutory audits and attestation reports in various domestic and foreign jurisdictions included in the amounts above were approximately $9.3 million in 2009 and $10.1 million in 2008, respectively.

        Audit-Related Fees.    Fees for audit-related services totaled approximately $1.6 million in 2009 and $2.4 million in 2008. Audit-related fees include services such as employee benefit plan audits, other attestation services, due diligence in connection with acquisitions and accounting consultations not included in audit fees.

        Tax Fees.    Fees for tax services, including tax compliance, tax advice and tax planning totaled approximately $2.2 million in 2009 and $2.9 million in 2008.

        All Other Fees.    Fees for all other services not included above totaled $0 in 2009 and approximately $0.1 million in 2008.

Audit Committee's Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Each pre-approval provides details regarding the particular service or category of service to be provided and is subject to a specific engagement authorization. The Audit Committee requires that the independent registered public accounting firm and management report on the actual fees charged by the independent registered public accounting firm for each category of service at Audit Committee meetings held during the year.

Aon Corporation

        The Audit Committee acknowledges that circumstances may arise throughout the year that require the engagement of the independent registered public accounting firm to provide additional services not contemplated in the Audit Committee's initial pre-approval process that occurs on an annual basis. In those circumstances, the Audit Committee requires that specific pre-approval be obtained before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. Such pre-approvals are reported to the Audit Committee at the next scheduled Audit Committee meeting.

        All audit and non-audit services provided by the independent registered public accounting firm during 2009 were pre-approved in accordance with Aon's pre-approval policy as described above.

Aon Corporation

COMPENSATION COMMITTEE REPORT

        The Organization and Compensation Committee of the Board of Directors of Aon has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and set forth in this proxy statement.

        Based on its review and discussions with management, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and Aon's Annual Report on Form 10-K.

        This Report is provided by the Organization and Compensation Committee, which is composed entirely of the following independent Directors:

Richard C. Notebaert, Chairman Edgar D. Jannotta J Michael Losh	Andrew J. McKenna Robert S. Morrison Richard B. Myers

Aon Corporation

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        This Compensation Discussion and Analysis ("CD&A") describes and analyzes our executive compensation program. It should be read in conjunction with the executive compensation tables and corresponding footnotes that follow, as it provides context for the amounts shown in the tables and the footnote disclosures.

        This CD&A is arranged in the following four sections:

  •
  Executive Summary of the CD&A

  •
  Discussion of our compensation objectives and process

  •
  Explanation of compensation components and analysis of 2009 pay decisions

  •
  Other policies and practices as they relate to our executive compensation program

        While the discussion focuses primarily on compensation awarded to our named executive officers, we address Aon's compensation programs as they apply to other employees where it enhances an understanding of our compensation philosophy. In this proxy statement, the reference to our "named executive officers" means Gregory C. Case, our President and Chief Executive Officer (our "CEO"); Christa Davies, our Executive Vice President and Chief Financial Officer (our "CFO"); Messrs. Appel, McGill and Dail, our three other most highly compensated executive officers for 2009; and Mr. Devine, who would have been among our most highly compensated executive officers except that he was not serving as an executive officer as of December 31, 2009.

Executive Summary

        Who We Are    We are a global professional services firm with over 36,000 employees worldwide focused exclusively on risk advice and human capital consulting.

        Our Performance    In 2009 we delivered strong results despite a soft market and very challenging economic environment. Net income attributable to Aon stockholders from continuing operations increased 7% per share and total pretax margin increased 80 basis points.

        We continued to execute on our goals of strategically investing in long-term growth and managing expenses. We further aligned our core product portfolio around risk advice and human capital solutions through key sales and acquisitions. We are well positioned for future growth. Our world-class leadership in risk advice and human capital solutions drove these operational accomplishments.

        Against a multi-year backdrop of weak economic conditions globally, we view our longer range results as particularly impressive compared to the results of our industry peers and the benchmark S&P 500. Over the last three calendar years, our stock price return was a positive 8.5%, compared to the returns of our primary industry peers, including Marsh & McLennan Companies, Inc. (-28.0%) and Willis Group Holdings Limited (-33.6%), as well as the benchmark S&P 500 (-21.4%).

Aon Corporation

        Our Compensation    We awarded our named executive officers for their dedication and achievement in 2009 with compensation directly linked to performance. Namely:

  •
  Aon's performance was the principal consideration for the bonuses awarded for 2009. Our CEO received an annual bonus of $3,000,000. This represents 100% of his 2009 target annual bonus. The remaining named executive officers (excluding Mr. Devine, who was ineligible for a bonus under his transition agreement) received, on average, 114% of their target annual bonuses.

  •
  No base salary adjustments were made for any named executive officer in 2009.

  •
  In early 2010, we settled performance share units granted to certain of our named executive officers in 2007. Those units were linked to 2007-2009 Aon performance. The units were settled, and shares of Common Stock were awarded, at 200% of target due to the Company's superior performance over that three-year period, as measured by cumulative adjusted Earnings Per Share ("EPS") from continuing operations. Our cumulative adjusted EPS for the period far exceeded the target.

  •
  In 2009 we granted similar performance share units to each of our named executive officers, the values of which are wholly dependent on Aon's performance (and, in the case of Messrs. Appel and Dail, a portion of which are dependent on their specific business unit performance) for 2009-2011.

        Extension of Our CEO's Contract and Reduction in his Change-in-Control Protection    During 2009, the Organization and Compensation Committee of Aon's Board of Directors (the "Committee") undertook an extensive review of our CEO's employment agreement and change-in-control protection. Aon entered into an amended and restated employment agreement with our CEO, extending the term of his employment by five years. The parties also entered into an amended and restated change-in-control agreement that significantly reduced the financial protection to be afforded to our CEO in the event of the termination of his employment in connection with a change-in-control of Aon. Among other changes, Aon's obligation to provide a tax-gross up payment was completely eliminated and our CEO further agreed to cap his cash and non-equity change-in-control benefits at a level that would be fully deductible by Aon.

        These and other compensation decisions are explained below.

        We believe our compensation program achieved its purpose in 2009.

Compensation Objectives and Process

Objectives of our Compensation Program

        We continue our quest to build, and continuously improve upon, the pre-eminent risk advice and human capital management firm in the world. We accomplish this by providing clients with world-class advice, solutions, innovation and execution. To achieve those objectives, we must be the destination of choice for the best talent. Our compensation program supports this vision and business strategy and fundamentally aligns the financial interests of our executives with those of our stockholders. This is true in both our short and long term programs. We strive to maximize stockholders' return primarily through growth in pre-tax income from continuing operations and adjusted EPS.

        We have a guiding philosophy with regard to our variable components of compensation, such as equity-based awards and annual bonuses. This philosophy dictates that our stockholders should always benefit first before any element of our executives' variable compensation is earned or paid. For

Aon Corporation

example, under our annual bonus program a minimum level of corporate performance must be achieved before any bonus is payable. We carefully set that minimum each year. Even if the minimum level is achieved, the Committee reserves the sole discretion to exercise negative discretion to the extent it deems reasonable and prudent under the circumstances.

Use of Peer Group as a Market Check of Target Total Direct Compensation

        We set executive compensation at levels that are appropriate and competitive for global professional services firms within our market sector and the general industry marketplace. We review annual financial reports filed by our peer group. We also annually review the levels of executive officer compensation from global pay surveys provided by Hewitt Associates, Inc. For purposes of doing a market check, and not for purposes of doing true benchmarking to specific percentiles, we look at peer group compensation data. We compare the target total direct compensation (defined as base salary plus target bonus plus equity-based awards) for our named executive officers to the target total direct compensation for executives at selected peer companies where job descriptions are sufficiently similar to those of our executives to permit comparison.

        From January 1, 2009 until November 19, 2009, we utilized the same peer group as for 2008. That group consisted of the following companies:

Accenture Ltd.	Comerica Incorporated	Principal Financial Group, Inc.
AFLAC Incorporated	E*Trade Financial Corporation	The Progressive Corporation
Assurant, Inc.	Fidelity National Financial, Inc.	SLM Corporation
Capital One Financial Corporation	Genworth Financial, Inc.	TD Ameritrade, Inc.
Charles Schwab & Co., Inc.	The Hartford Financial Services Group, Inc.	Transatlantic Holdings, Inc.
Chubb	Lincoln National Corporation	UnumProvident Corporation
CIT Group	Loews Corporation	Willis Group Holdings Limited
CNA Financial	Marsh & McLennan Companies, Inc.

        The peer group was originally selected in 2007 based upon three criteria which each one met at such time. They are global financial services industry companies or major consulting firms with whom we compete for executive talent or financial capital. With the exception of Willis Group Holdings Limited, which is a direct competitor, the peer group is generally comprised of companies that are, or were, between one-third and three times our size in revenues. Lastly, each company provides public disclosure regarding its executive compensation. This peer group represents seven financial industry Global Industry Classification Standard sub-sectors.

        Beginning mid-year 2009, we undertook a review of the composition of our peer group because such a review had not been conducted since 2007, and we wanted to ensure the peer group provides adequate benchmarks. The updated peer group members were selected based upon three criteria. They are global financial services industry companies or major consulting firms with whom we compete for executive talent or financial capital. With the exception of Willis Group Holdings Limited, which is a direct competitor, and Accenture, the peer group is generally comprised of companies that are between one-third and three times our size in average market capitalization (as calculated over most recent eight quarters to reduce volatility). Lastly, each company provides public disclosure regarding its executive compensation.

Aon Corporation

        After discussions with its compensation consultant, the Committee approved the following peer group effective November 19, 2009, for use as a reference point in future compensation decisions:

ACE Ltd. (N)	Charles Schwab & Co., Inc. (C)	The Progressive Corporation (C)
AFLAC Incorporated (C)	Chubb (C)	Prudential Financial Inc. (N)
Accenture Ltd. (C)	Cincinnati Financial Corporation (N)	Sun Life Financial Inc. (N)
The Allstate Corporation (N)	Coventry Health Care, Inc. (N)	Torchmark Corporation (N)
Arch Capital (N)	Everest Reinsurance Holdings, Inc. (N)	The Travelers Companies, Inc. (N)
Assurant, Inc. (C)	Genworth Financial, Inc. (C)	UnumProvident Corporation (C)
Axis Capital Holdings Ltd. (N)	Humana Inc. (N)	W.R. Berkley Corporation (N)
CIGNA Corporation (N)	Marsh & McLennan Companies, Inc. (C)	Willis Group Holdings Limited (C)
CNA Financial Corporation (C)	Principal Financial Group, Inc. (C)	XL Capital Ltd. (N)

        Companies continuing from the prior peer group are identified with a "C" and those newly added to this peer group are identified with an "N". This updated peer group represents eight financial industry Global Industry Classification Standard sub-sectors.

How We Determine Total Compensation

        As described above, market data is helpful in determining the competitive level of various elements of total direct compensation. However, for 2009 we did not generally have a specific market target for the total compensation to be delivered to each executive officer. We did not specifically target a certain percentile of total compensation or a particular component or subset of compensation with regard to the benchmark. We did not use a specific formula to set total compensation either in relation to market data, the relative mix of pay components or otherwise. A decision regarding one component of compensation had only an indirect link to decisions regarding other pay components.

        We do, from time to time, factor internal pay fairness considerations into compensation decisions. We describe herein those considerations regarding 2009 compensation decisions related to our named executive officers.

        We generally targeted a competitive level and mix of total direct compensation elements using market data simply as a reference point. This was not a mechanical process. Rather, we used our judgment and business experience. Overall, our intent was to manage the various elements of total compensation together so that the emphasis was on our variable components of pay, including long term equity awards and annual bonus that fluctuate based on the performance of Aon.

Aon Corporation

        Performance-based compensation for 2009 of our named executive officers that remain on our executive management committee ranged from 71%-85% of total direct compensation, based on the grant date fair values of the long-term equity awards as valued in accordance with FASB ASC Topic 718, as follows:

A Named Executive Officer	B Performance-Based Pay(1)	C Total Direct Compensation(2)	D % of Pay Linked to Performance [Column B ÷ Column C]

Case	$8,827,813	$10,327,813	85%
Davies	$3,039,313	$3,789,311	80%
McGill	$4,081,888	$5,076,816	80%
Appel	$4,706,433	$6,636,358	71%
Dail	$3,203,479	$4,003,479	80%

(1)
The amounts in this column are the sums of: (A) the cash portion of the executive's bonus paid for 2009 performance plus (B) the grant date fair value, determined in accordance with FASB ASC Topic 718, of all performance-based equity awards granted to the executive during 2009.

(2)
The amounts in this column are the sums of: (A) the executive's 2009 base salary; (B) any other non-performance based direct compensation paid for 2009 service; and (C) the sum shown in Column B.

        This supplemental table is not required by the SEC. It is provided to demonstrate the link between performance and our executives' total direct compensation. Please refer to the Summary Compensation Table for Fiscal Years 2009, 2008 and 2007 for complete disclosure of the total compensation of our named executive officers, according to the SEC requirements.

        As the chart demonstrates, we strive to link our executive's pay to performance at greater rates for our more senior executives. Given the responsibility of our Chief Executive Officer to drive performance results for Aon, and his success in achieving those results as further described below, 85% of Mr. Case's total direct compensation for 2009 was linked directly to the performance of Aon.

Our Use of Tally Sheets

        In connection with our annual compensation review process, as described in the section of this proxy statement captioned "Board of Directors and Committees—Organization and Compensation Committee—Process of Determining Executive Compensation," the Committee reviews compensation tally sheets. The tally sheets assign dollar amounts to each component of the executive's compensation, including outstanding equity awards, current bonus and base salary, deferred compensation, employee benefits (including supplemental pension benefits), perquisites and potential change-in-control severance payments. The tally sheets are presented to the Committee to ensure it is aware of all compensation elements and the value of such elements.

Involvement of Mr. Case in the Compensation Process

        Each year the Committee approves all elements of compensation for Aon's named executive officers, other executive officers and any non-executive officers that report directly to our CEO. These decisions are typically made during the annual compensation review process conducted in the first calendar quarter. The Committee solicits certain recommendations from each of Mr. Case, our Global

Aon Corporation

Head of Human Resources, and the independent members of Aon's Board who do not serve on the Committee.

        Mr. Case recommends to the Committee the equity award, annual bonus and base salary adjustment, if any, for the executive and non-executive officers who report directly to him. He has direct knowledge of the contributions made by those executive officers to Aon and he shares this knowledge with the Committee. Mr. Case supports his recommendations by providing performance evaluations for his direct reports.

        During the annual review process, Mr. Case and the Chairman of the Committee work together on Mr. Case's annual evaluation report, which summarizes Mr. Case's qualitative and quantitative performance. The report is considered in the determination of Mr. Case's compensation, along with other factors, including the Committee's own assessment of Mr. Case's performance, relevant market data and Aon's overall performance.

        The Committee has the ultimate authority to make compensation decisions. The Committee discusses its preliminary compensation decisions with the independent members of the Board who do not serve on the Committee. This process garners valuable input from those Directors regarding the executives' performance. The sharing of performance review information also aids the Directors in carrying out their succession planning responsibilities. After considering input from those Directors, the Committee makes its final determination.

        Mr. Case, together with our Global Head of Human Resources and our Chief Financial Officer, makes recommendations to the Committee relating to the corporate performance targets to be established under Aon's Shareholder-Approved Plan (as defined below under "Compensation Components and Analysis of 2009 Pay Decisions—Components of Total Compensation—Performance-Based Annual Bonus" and long-term equity incentive programs. The Committee reviews such recommendations with its independent executive compensation consultant and reserves the ultimate authority to set such targets and to determine whether such goals were achieved.

Aon Corporation

Compensation Components and Analysis of 2009 Pay Decisions

Components of Total Compensation

        The table below describes our rationale for providing each of the key components of our compensation program and the factors that we consider in determining the amounts for a given year.

Component	Purpose	Factors Considered

Equity-Based Awards, comprised of: Performance share units that vest after three years and the value of which are determined based on Aon's achievement of a cumulative three-year performance objective;

	Long-term incentive to focus executives' efforts on increasing long-term stockholder value and align with stockholder interests; encourage executive retention through vesting provisions typically connected with equity awards; and encourage ownership of Aon stock	Executive's past performance; expectations regarding executive's future contribution to Aon; and market pay data as a reference point for grant values
Stock options that vest ratably over a three-year period and the value of which is tied to the fair market value of Aon's Common Stock over time; and

Restricted stock units that vest ratably over a three-year period are awarded in lieu of a portion of the cash payment under our annual bonus program; and, for this reason, are performance-based compensation

Annual Bonus (target and actual)	Short-term incentive to achieve select annual performance objectives

Expectations or opinions regarding the executive's qualitative and quantitative contributions to Aon-wide and business unit performance; scope of job responsibilities; and market pay data as a reference point

Base Salary	Stream of income provided throughout year in exchange for performance of specific job responsibilities	Scope of job responsibilities; historical pay and responsibilities; tenure; contractual commitments; and market pay data as a reference point
Personal Benefits and Executive Benefits

Attraction and retention of top talent; with regard to executive benefits, provide mechanism to accumulate retirement benefits; with respect to personal use of corporate assets, allow for most effective time management

Perquisites or benefits received from prior employer to the extent necessary to attract and retain talent; time management factors

Aon Corporation

Component	Purpose	Factors Considered
Broad-based Employee Benefits	Provide opportunity to save for retirement and protect against catastrophic incidences (healthcare, disability and life insurance coverage)	Market practices
Post-Termination Compensation

Provide temporary income stream following involuntary termination of employment and, in the case of change-in-control protection, to provide for continuity and objectivity of management during that event

Executive's role within organization; market practices

  Equity-Based Awards

        The Aon Stock Incentive Plan, as amended and restated in 2006 and as further amended from time to time (the "Stock Plan"), authorizes the grant of a variety of equity compensation awards. It authorizes the issuance of performance awards, stock options and restricted stock units—the three forms of equity compensation granted to our named executive officers in 2009.

        Performance Awards    In the first quarter of 2009, we granted performance share units to our executive officers, including each named executive officer, pursuant to our "Leadership Performance Program" ("LPP 4") and, with regard to Messrs. Appel and Dail only, under the newly-established "Aon Benfield Performance Program ("ABPP"). LPP 4 and ABPP are sub-plans of the Stock Plan. Both programs are intended to further strengthen the relationship between capital accumulation for our executives and long-term Aon financial performance and stockholder value.

        The performance share units awarded under both programs are payable in shares of Common Stock. The nominal value of the awards was determined and approved by the Committee. The number of target performance share units was calculated on the date of grant based on that day's closing price of Common Stock, in accordance with the terms of the Stock Plan. With regard to LPP 4, the number of target performance share units represented 80% of the nominal value of LPP 4 awards, with the remainder of such value granted in stock options (as described below). The ABPP grants were comprised exclusively of performance share units. Additional terms and conditions applicable to the performance share units, including the vesting provisions, are described in the section captioned "Potential Payments on Termination or Change-in-Control" contained in this proxy statement.

        LPP 4    Each of our named executive officers received an award under LPP 4. The units will be earned and settled in a range of 0% to 200% of target value based on performance results over a three-year performance period. The performance period began January 1, 2009, and will end on December 31, 2011. The performance results will be measured against the specified cumulative adjusted EPS target for 2009-2011. After adjustments, the cumulative target ranges from $8.85, below which no payout will occur, to $10.15, which would yield a payout of 200% of the target award value. A result of $9.25 in cumulative adjusted EPS would yield a payout, and settlement in shares of Common Stock, at 100% of target. This target represents a 4.5% increase over the adjusted baseline for a similar Leadership Performance Program established for the performance period 2008-2010 ("LPP 3"). The target represents an aggressive, yet achievable, performance goal.

Aon Corporation

        ABPP    Messrs. Appel and Dail each have significant management responsibility for our Aon Benfield reinsurance brokerage unit. They are the only named executive officers to receive awards under the ABPP, which was created for such unit. The ABPP was established as a management integration tool following our acquisition of Benfield Group Limited ("Benfield"). It aligns the senior leaders from the Aon reinsurance brokerage unit with those senior leaders of the former Benfield reinsurance brokerage unit under a common performance-based long-term equity incentive program. The units will be settled in a range of 0% to 200% of target value based on performance results of the business unit over a three-year period. The performance period began January 1, 2009 and will end on December 31, 2011. The performance results will be measured against the specified cumulative adjusted three-year business unit pre-tax income for the performance period 2009-2011. When the ABPP was established, this target represented an aggressive, yet achievable, performance goal.

        Award Values and Features    In determining the individual awards under LPP 4 and ABPP, the Committee reviewed peer group market data, where available, for each executive to determine the appropriate long-term value of such awards. For example, the market data relevant to Mr. Case supported a larger award to him than the awards granted to the other named executive officers. The Committee decided to make smaller awards under LPP 4 to Messrs. Appel and Dail as compared to the awards to the other named executive officers given that both of these named executive officers were also granted awards under the ABPP. The Committee chose to grant these named executive officers awards under both programs, in lieu of an award under the ABPP only, because it wanted them to maintain significant focus on the success of Aon as a whole.

        The Committee determined that combining performance share units with stock options (as described below) under LPP 4, as was done in the three prior years, continues to provide the requisite incentive for the executives to achieve specific corporate performance goals that enhance the value of Aon's stock. The Committee determined that performance share units should be the exclusive form of award under the ABPP since most of the 80 recipients of such awards do not have Aon-wide management responsibility and, thus, their incentive should be tied to business unit performance.

        The Committee's selection under both programs of three-year performance periods and cumulative financial performance metrics provides the award recipients a reasonable period of time within which to achieve and sustain challenging long-term growth objectives.

        The Committee did not consider the number or value of equity-based awards previously granted to, or currently held by, our named executive officers in determining individual awards for 2009. Past awards were granted to induce performance in prior years. As a result, they were not viewed as significant in determining the 2009 awards to the named executive officers. The awards we granted under LPP 4 formed the fourth layer of consecutive three-year performance awards for certain of our named executive officers.

        Settlement of LPP 2 In early 2010, we determined the actual achievement under our second Leadership Performance Program, covering the performance period January 1, 2007 through December 31, 2009 ("LPP 2"). We settled the performance share units in shares of Common Stock. The cumulative adjusted EPS from continuing operations target ranged from $7.32, below which no payout was due to occur, to $8.52, which would have yielded a payout at 200% of the target award value. A result of $7.77 in cumulative adjusted EPS from continuing operations would have yielded a payout at 100% of target. This target represented an 11.3% increase over the adjusted baseline for a similar Leadership Performance Program established for the performance period 2006-2008 ("LPP 1").

Aon Corporation

Our actual cumulative adjusted EPS from continuing operations for the three-year period were $8.93, resulting in a payout at 200% of target.

        The annual EPS from continuing operations results for LPP 2 include adjustments detailed by the plan and approved by the Committee. The adjustments allowed by the plan are specific to events or issues outside of management's control or significant one-time transactions that can affect EPS results. These include the following as detailed by the plan: change in accounting policy; gain/loss on disposition of assets or business; charge for goodwill impairment; extraordinary legal/regulatory settlements; effects of natural or man-made disasters (e.g. World Trade Center); hyperinflation (e.g. >15%); change in statutory tax rates/regulations; charges from Board-approved restructuring programs; results of discontinued operations held for sale after sale closing; other extraordinary, unusual or infrequently occurring items—as defined by GAAP. For each year of the performance period associated with LPP 2 adjustments to EPS from continuing operations were approved by the Committee because they were significant one-time transactions or outside management's control, as follows: charges associated with our restructuring plans; write-down of deferred taxes related to changes in future statutory tax rates and the amendment of the APB exemption status of Combined Insurance Company of America ("CICA") following sale announcement; gains on sale of land, businesses or discontinued operations; costs related to our acquisition of Benfield and sale of CICA; operating results of discontinued operations held for sale before sale closing; and pension curtailment gain/loss net of tax. Any such adjustment made in connection with a fiscal year's EPS will be reflected in the adjusted EPS from continuing operations for that year under each of the Leadership Performance Programs that cover such year. Each of our named executive officers other than Ms. Davies participated in LPP 2.

        We do not pay dividends or dividend equivalents on performance share units.

        LPP 5    On November 13, 2009, Aon entered into amended and restated employment and change-in-control agreements with Mr. Case, which agreements are described in the narrative section captioned "Employment Agreements and Other Compensation Arrangements" that follows the Grants of Plan-Based Awards in Fiscal Year 2009 table and in the section captioned "Potential Payments on Termination and Change-in-Control." As a reflection of Mr. Case's exceptional performance to date and his commitment to the extended term as set forth in the employment agreement, Aon provided him with an additional award valued at $10 million under the leadership performance program to be established for the performance period beginning January 1, 2010 and ending December 31, 2012 ("LPP 5"). The additional award will be earned on the same performance criteria and weightings as the regular award Aon awarded to him under LPP 5. None of the other named executive officers had a contractual entitlement to such an award.

        Stock Options    In the first quarter of 2009 in connection with LPP 4, we granted stock options to our named executive officers. Stock options represented 20% of the total value of LPP 4 awards, converted on a 3:1 basis using a Black-Scholes valuation. The stock options vest ratably over the three-year performance period. Additional terms and conditions applicable to the stock options are described in the section captioned "Potential Payments on Termination and Change-in-Control" contained in this proxy statement. We grant stock options as an additional way to motivate our executive officers. The stock options provide value to our executive officers only if our stock price increases.

        Restricted Stock Units    In the first quarter of 2009 we granted time-vested restricted stock units to each of our named executive officers other than Ms. Davies in connection with Aon's Incentive Stock Program. That program provides executives with a portion of their 2008 annual bonus in the form of

Aon Corporation

restricted stock units. The primary goals of the program are to further focus the employees' attention on the longer-term performance of Aon as a whole, and to further promote employee retention and stock ownership.

        Also in the first quarter of 2009, we granted time-vested restricted stock units to Messrs. Appel and Devine in connection with the negotiation and execution of amendments to their employment agreements. The restricted stock units granted to Mr. Devine were forfeited and canceled as of November 18, 2009 pursuant to the transition agreement entered into between Aon and Mr. Devine as of such date, which agreement is described in this proxy statement in the narrative section captioned "Employment Agreement and Other Compensation Arrangements" that follows the Grants of Plan-Based Awards in Fiscal Year 2009 table.

        Each of the time-vested restricted stock units granted in connection with our Incentive Stock Program will vest ratably over a three-year period, and the time-vested restricted stock units granted to Messrs. Appel and Devine were to vest in 25% equal installments on the second through fifth anniversaries of the grant date. Vesting of all such restricted stock units is contingent on the executive's continued employment and other conditions as described in the section captioned "Potential Payments on Termination and Change-in-Control" contained in this proxy statement. The restricted stock units are settled in shares of Common Stock. We provide dividend equivalents on unvested restricted stock units in cash at the time actual dividends are declared for stockholders.

  Performance-Based Annual Bonus

        Shareholder-Approved Plan    For purposes of ensuring the deductibility of bonuses for our named executive officers, Aon's stockholders have approved a plan pursuant to which we award annual bonuses that meet the criteria under Code Section 162(m) as "performance-based" pay. That plan is called our Senior Officer Incentive Compensation Plan, as amended and restated in 2006 (the "Shareholder-Approved Plan"). Pursuant to this plan, the Committee annually sets a Company-wide performance target (expressed in US dollars) and minimum achievement threshold (expressed as a percentage). If the metric is not achieved for any given year, no bonuses are payable under the Shareholder-Approved Plan.

        If the metric is achieved, the Shareholder-Approved Plan allows for the payment of deductible bonuses to our executive officers up to a cap. The cap is the lesser of $5 million or the maximum bonus otherwise established by the Committee for such executive officer. For 2009, the Committee established a cap of 300% of each named executive officer's target bonus. In the first quarter of 2009 we set bonus eligibility for our named executive officers as a target percentage of the executive's base salary at year-end. The target bonus for Mr. Case was subsequently increased from 150% to 200% of base salary pursuant to the amended and restated employment agreement between Aon and Mr. Case, dated November 13, 2009. The target bonuses and the applicable cap for each of our named executive officers are shown in the chart below under the heading "Determination of 2009 Bonuses."

        The Shareholder-Approved Plan does not provide guidelines or formulas for determining the actual bonuses payable to our executive officers once the metric is achieved. Rather, the Committee retains sole discretion for determining the actual bonuses payable. If the metric is achieved, the Shareholder-Approved Plan would allow the Committee to award a bonus equal to the cap or allow it to exercise negative discretion to award a lesser amount. As explained below, for 2009 we adopted the "Executive Committee Incentive Plan" as a set of guidelines for consideration by the Committee in determining actual bonuses to be paid if the metric under the Shareholder-Approved Plan was achieved.

Aon Corporation

        2009 Metric Under Shareholder-Approved Plan    In the first quarter of 2009, the Committee determined that the 2009 Aon-wide performance target would be budgeted pre-tax income from continuing operations ("PTI") of $1,309 million, excluding restructuring charges and Benfield amortization expense. The Committee set the minimum achievement threshold at 85% of such target, or $1,113 million, as adjusted for extraordinary, unusual or infrequently occurring items. The Committee selected PTI as the measure to emphasize performance of Aon as a whole and directly link executives' awards to Aon's key business initiatives of delivering distinctive client value and achieving operational excellence. In combination with the performance targets established under each of LPP 1 through LPP 4 (i.e. cumulative EPS), we believe the targets balanced the executives' short and long-term perspective appropriately.

        The 2009 PTI target was set at a level substantially higher than Aon's 2008 actual adjusted PTI. We also considered the past performance of our peer group in setting the target. We believe that the 2009 target was achievable but challenging. We set the minimum threshold at 85% because we believed performance below that level would not create sufficient value for our stockholders and, therefore, should not result in bonus payments.

        2009 Performance    During the first quarter of 2010, the Committee determined that Aon's 2009 PTI, after permitted adjustments for extraordinary or unusual items, was $1,298 million, or 99.5% of target. This exceeded the minimum threshold established under the Shareholder-Approved Plan.

        Executive Committee Incentive Plan    In the first quarter of 2009, the Committee approved a set of guidelines for funding the total bonus pool under the Shareholder-Approved Plan for the 12 executives that comprised Aon's executive management committee. That group included each of the named executive officers. Mr. Devine was included in this group until his resignation from such committee effective November 18, 2009. The rationale for establishing funding guidelines was to provide executives with a clearer connection between the expected reward and the required performance, as well as for bonus accrual purposes.

        The funding formula was based on Aon's performance as measured by (i) achievement of budgeted PTI; (ii) growth in PTI in 2009 as compared to 2008; and (iii) organic revenue growth. To align with the Shareholder-Approved Plan, the formula provided that no funding was to occur unless Aon achieved the minimum threshold of 85% of the 2009 PTI target. If that minimum threshold was achieved, the formula provided for adjustments to funding to account for year over year growth in PTI, 2009 organic revenue growth and other permissible adjustments. After consideration of each of these factors, the resulting bonus pool funding level is determined, and the funding level can range from 0% to 300%.

        The budgeted 2009 PTI growth rate was 3.1% over 2008 PTI. The incentive pool funding was determined by the aggregate of each executive management committee member's individual targeted bonus multiplied by a percentage varying from 0% to 300% depending on Aon's actual growth in PTI as compared to 2008. The plan provided that the funding level could be further increased up to 20% or reduced by 10% depending on Aon's 2009 organic revenue growth. The actual 2009 PTI growth over 2008 PTI was 3%. In 2009 Aon experienced negative organic revenue growth of 1%. In the last half of 2009, the Committee approved two discretionary reductions to the funded pool of 10% each, while maintaining the pre-established performance targets, on account of the extraordinary market conditions. After application of the PTI growth metric, the organic revenue growth factor, and the two discretionary reductions, the resulting bonus pool was determined to be funded at 108.7%.

Aon Corporation

        The actual size of the incentive pool equals the aggregate target bonuses multiplied by the percentage the pool was funded after application of the formula, as described above. For 2009, based on a funding level of 108.7%, the total incentive pool for members of the executive management committee was $14,848,955.

        Determination of 2009 Bonuses    Consistent with the Shareholder-Approved Plan, the bonus program for the executive management committee provides that the Committee has sole discretion to determine each executive's actual bonus amount as long as the corporate performance threshold was achieved. As explained above, for 2009 the threshold was achieved and, thus, the Committee had discretion to pay bonuses at the cap level or a lesser amount. It was anticipated that the Committee would consider in determining the executive's actual bonus, among other factors, the bonus for such executive at the pool funding level as well as executive's targeted bonus allocation. However, the Committee reserved, and for 2009 exercised, the discretion to set bonuses at levels higher or lower than the funded or targeted allocations.

        The Committee chose to exercise negative discretion with regard to each of the named executive officers. In other words, none of the named executive officers received their maximum bonus of the lesser of $5 million or 3 times their target bonus. In fact, each officer received only in the range of 100%—129% of their target bonus. The following table sets forth the target bonus, cap, funded bonus, and actual bonus paid to each of our named executive officers:

Named Executive Officer	Target Bonus	Cap (lesser of $5 million or 3 times target bonus)	Funded Bonus (in each case, 108.7% of target bonus)	Actual Bonus

Case	$3,000,000	$5,000,000	$3,261,000	$3,000,000
Davies	$1,125,000	$3,375,000	$1,222,875	$1,450,000
McGill	$1,650,000	$4,950,000	$1,793,550	$1,650,000
Appel	$1,425,000	$4,275,000	$1,548,975	$1,425,000
Dail	$800,000	$2,400,000	$869,600	$1,000,000
Devine	$1,425,000	$4,275,000	$1,548,975	$0

        The Committee's rationale in determining the actual bonus awards was as follows:

  •
  In order for an officer to get a bonus in excess of the target bonus, there needed to be certain exceptional factors.

  •
  With regard to Messrs. Case, Appel and McGill, the Committee determined it was appropriate to award a bonus at the officer's target bonus level based on Aon's solid overall performance as reported.

  •
  With regard to Ms. Davies, the Committee determined it was appropriate to award a bonus greater than the funded and target bonus levels taking into consideration (i) Aon's solid overall performance as reported and (ii) the Committee's assessment that Ms. Davies significantly strengthened the global financial function and team. The Committee did not utilize a formula for determining the amount of bonus to be awarded greater than the funded bonus level.

  •
  With regard to Mr. Dail, the Committee determined it was appropriate to award a bonus greater than Mr. Dail's funded and target bonus level taking into consideration (i) Aon's solid overall performance as reported and (ii) the Committee's assessment that Mr. Dail was highly effective on the Aon Benfield transition team, which team was responsible for the reported success of being ahead of schedule and below cost on the restructuring program. The Committee did not

Aon Corporation

    utilize a formula for determining the amount of bonus to be awarded greater than the funded bonus level.

        For 2009, generally all annual bonuses for executive officers are payable 65% in cash and 35% in restricted stock units.

Other Policies and Practices

  Internal Pay Fairness Considerations for Other Executive Officers

        In determining an executive officer's target bonus or long-term performance award value, the Committee will, from time to time, consider internal pay fairness factors. However, the Committee has not adopted a broad internal pay equity policy pursuant to which each executive officer's compensation, or one or more components thereof, is tied to or targeted against the compensation of other executive officers.

  Base Salary

        Base salary is a fixed component of compensation and is initially set at a level based primarily upon the executive's job scope or level of responsibility. The base salaries of our senior-most executives are adjusted rarely, as our general practice is to increase other components of pay based upon superior performance. However, base salaries may be adjusted to, among other things, recognize a significant change in job function or responsibilities or to bring the fixed component of an executive's total compensation in line with his or her peers at Aon or the industry generally.

        No base salary adjustments were made for our named executive officers during 2009.

  Personal Benefits and Executive Benefits

  Personal Benefits

        During 2009 we provided personal benefits to our named executive officers as a component of their total compensation. We do not emphasize personal benefits in our executive compensation practices. With regard to certain forms of personal benefits, such as tax equalization payments and expatriate allowances, that are typically provided by our competitors to their executives when asked to work in locations other than their home countries, we feel we must provide these personal benefits to our executives who work outside of their home countries to attract and retain the best talent.

  Executive Benefits

        In addition to Aon's broad-based employee benefit programs that are available to Aon employees generally (such as health coverage, 401(k) salary deferrals, etc.), each of our named executive officers is eligible to participate in a deferred compensation program, a supplemental pension program and a supplemental savings plan. In addition, Aon provides an executive health screening program available to all members of Aon's executive management committee, including the named executive officers. Additional information regarding certain of our executive benefits is set forth in the table captioned Pension Benefits in Fiscal 2009 contained in this proxy statement.

  Deferred Compensation Program

        We maintain a Deferred Compensation Plan ("DCP") that allows certain employees, including our named executive officers, to defer receipt of their salary and/or annual incentive payments into

Aon Corporation

Common Stock or accounts that mirror several different investment funds. Participants may defer up to 75% of salary and up to 100% of their annual bonus until the date(s) they have specified in accordance with the DCP's distribution provisions. Under the DCP we do not credit above-market interest on deferred compensation, as that term is defined in the U.S. Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

        We are not required to make any contributions to the DCP. We do not fund the DCP, and participants have an unsecured contractual commitment by Aon to pay the amounts due under the DCP. When such payments are due, the distributions will be made from our general assets. We have purchased corporate-owned life insurance to offset a portion of this liability.

  U.S. Supplemental Pension Program

        The supplemental pension program is a non-qualified, deferred compensation plan that provided eligible U.S. employees, including executives hired on or before December 31, 2003, with the opportunity to receive benefits that could not be earned under the qualified pension plan because of tax limitations and the specific provisions of such plan. Effective April 1, 2009, benefit accruals for all participants were frozen and no addition benefits will accrue after such date.

  U.S. Supplemental Savings Plan

        The Supplemental Savings Plan is a non-qualified, deferred compensation plan that provides eligible employees, including executives, with the opportunity to receive contributions that could not be credited under the Savings Plan because of tax limitations and the specific provisions of such plan.

  Supplemental Retirement Program for Mr. McGill

        Mr. McGill has been an expatriate from the U.K. on assignment in the U.S. since 2006. While on assignment, he participates in our standard retirement programs available to eligible employees generally, but full participation in our U.K. defined contribution scheme while in the U.S is not viable. In order to eliminate any lost benefits that might otherwise result from his assignment, our U.K. subsidiary that employs Mr. McGill, Aon Limited, had agreed that upon his retirement or return to work in the U.K., it would compare contributions that might otherwise have been paid into the U.K. scheme but were lost, recognizing his U.S.-based compensation and service, and pay those contributions through a supplemental retirement program. The parties amended this arrangement such that, effective July 1, 2009, the Company's obligation to make contributions to Mr. McGill's personal pension plan in the U.K. will cease. In addition, effective January 1, 2010, the Company will be obligated to make an annual cash lump sum payment in partial replacement of the personal pension benefits referenced above. Such amount will be in the US dollar equivalent of GB 45,000 pounds per annum. The Committee approved such changes in order to increase tax efficiency.

  Post-Termination Compensation

        We believe that the provision of change-in-control severance agreements and other transitional compensation arrangements are critical to recruit talented employees and to secure the continued employment and dedication of our existing employees. All or nearly all of the companies with which we compete for talent have similar arrangements in place for their senior executives. While we consider these agreements to be necessary, the terms of these agreements are not considered as part of the compensation strategy when the Committee annually determines the compensation for the named executive officers. Additional information about post-termination compensation is set forth in the

Aon Corporation

section captioned "Potential Payments on Termination or Change-in-Control" contained in this proxy statement.

  Severance Agreements regarding Change-in-Control

        Beginning in 2005, we entered into change-in-control severance agreements with certain of our key executive officers, including each of our named executive officers. The agreements are intended to secure the continued service, and to ensure the dedication and objectivity of these executives in the event of an actual or threatened change-in-control of Aon. The agreements provide that covered executives receive certain severance benefits upon qualifying terminations of employment in connection with or within two years following a change-in-control of Aon. Thus, the agreements require a "double trigger"—a qualifying change-in-control of Aon and a qualifying termination of the executive's employment—in order for severance benefits to become payable. As adopted in 2005, the agreements also provide for excise tax gross-up protection in the event the executive becomes subject to tax under Section 280G of the Code in connection with such double trigger.

        Effective November 13, 2009, our Board of Directors approved an amended and restated change-in-control agreement for Mr. Case. The Committee had recommended the changes to the Board to better align with market practice. The Committee determined that while the agreement generally was consistent with prevailing norms, the elimination of the excise tax gross-up protection and a reduction in the potential severance payments and benefits could, and should, be made without jeopardizing the retentive value of the agreement. The principal modifications were: (1) the complete elimination of Aon's obligation to provide a gross-up to Mr. Case in connection with excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"); and (2) capping Mr. Case's cash and non-equity award payments to the "safe harbor" amount under Code Section 280G, such that the cash and non-equity payments are not deemed to be "excess parachute payments" and are deductible. Additional information regarding the change-in-control agreements for Mr. Case and the other named executive officers is set forth in the section captioned "Potential Payments on Termination or Change-in-Control" contained in this proxy statement.

  Amendment of Mr. McGill's employment arrangement

        In the third quarter of 2009, Aon Limited and Mr. McGill amended their employment arrangement to extend the duration of his overseas assignment through January 1, 2013. Pursuant to the amendment, Mr. McGill's base salary was fixed in U.S. dollars to alleviate the administrative burdens related to significant shifts in the foreign exchange rate between the U.S. and the U.K. Effective January 1, 2010, Mr. McGill will no longer be eligible for a tax gross-up on his annual expatriate allowance and he will no longer be eligible to participate in Aon's tax equalization policy for expatriates. Additional changes to his pension arrangement are described below in the table captioned Pension Benefits in Fiscal 2009 and the accompanying narrative, and under the caption McGill Agreement in the narrative accompanying the Nonqualified Deferred Compensation in Fiscal 2009 Table.

  Transition Agreement with Mr. Devine

        In the fourth quarter of 2009 we entered into a transition agreement with Mr. Devine. The agreement is described in this proxy statement in the narrative section captioned "Employment Agreement and Other Compensation Arrangements" that follows the Grants of Plan-Based Awards in Fiscal Year 2009 table. As a result of his resignation, and pursuant to the transition agreement,

Aon Corporation

Mr. Devine waived the right to receive change-in-control coverage under our standard change-in-control agreement. In approving the transition agreement with Mr. Devine, the Committee considered Mr. Devine's overall contributions to Aon during his four years of service and his commitment to develop a charitable organization to foster the link the between sports and the betterment of disadvantaged children, a mission Aon also supports through its Manchester United sponsorship.

  Severance Benefits Pursuant to Employment Agreements

        We have entered into agreements with certain executive officers that provide for post-employment severance benefits and transitional compensation if the officer's employment terminates for a qualifying event or circumstance unrelated to a change-in-control of Aon, such as being terminated without "cause" as such term is defined in the operative agreement. Additional information regarding such post-employment severance or transitional compensation for Mr. Case and the other named executive officers is set forth in the section captioned "Potential Payments on Termination or Change-in-Control" contained in this proxy statement.

  Practices Regarding the Grant of Equity Awards

        We typically grant stock options and other forms of equity awards at regularly scheduled meetings of the Committee. Equity awards granted to Mr. Case are typically awarded at regularly scheduled meetings of our Board of Directors by the independent members of the Board. During 2009, all equity awards granted to our named executive officers were awarded by the Committee (or, with regard to Mr. Case, the independent members of the Board) at regularly scheduled meetings or special meetings and valued at such dates. We do not have a policy or practice with respect to coordinating grant dates for equity awards with the release of material non-public information.

  Recovery of Prior Performance-Based Equity Awards or Cash Bonuses

        We do not have a policy with respect to adjustment or recovery of equity awards or cash payments if relevant Aon performance measures upon which such awards or payments were based are restated or otherwise adjusted in a manner that would have resulted in a reduced award or payment. Under those circumstances, the Committee would evaluate whether recovery was appropriate based upon the facts and circumstances surrounding the restatement or adjustment.

  Stock Ownership Guidelines

        In 2006 we adopted stock ownership guidelines, which were revised in July 2008, applicable to Aon's Chief Executive Officer, Chief Financial Officer and members of Aon's executive management committee. The guidelines are designed to increase executives' equity stakes in Aon and to align executives' interests more closely with those of our stockholders. The guidelines provide that the Chief Executive Officer should attain an investment position in Common Stock equal to four times annual base salary and each other executive officer, including the remainder of our named executive officers, should attain an investment position in Common Stock equal to two times annual base salary. These investment levels should generally be achieved within five years. Shares of Common Stock counted toward these guidelines include: any shares owned outright; shares obtained and held upon the exercise of stock options or the vesting of restricted stock units; shares held through the Savings Plan; shares held through our employee stock purchase plan; "phantom" stock held under the DCP, if such

Aon Corporation

distribution is paid in shares of Common Stock; and "phantom" stock held under the Supplemental Savings Plan.

  Role of the Compensation Consultant

        The Committee has retained Frederic W. Cook & Co., Inc. as its independent executive compensation consultant. The role of the compensation consultant is described in this proxy statement under "Board of Directors and Committees—Organization and Compensation Committee—Relationship with Executive Compensation Consultant."

  Impact of Tax Treatment

        Section 162(m) of the Internal Revenue Code provides that a public corporation may take a deduction for compensation in excess of $1 million for its chief executive officer and certain of its other highest paid executive officers only if specific and detailed criteria are satisfied. Other sections of the Internal Revenue Code could result in adverse tax consequences to Aon and/or the executive related to certain change-in-control payments or the receipt of deferred compensation. Among other factors, we consider the company deductibility of compensation paid to the named executive officers.

        We recognize that the deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights. The deductibility of compensation is also affected by interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control. Also, in some circumstances, factors other than tax deductibility are more important in determining the forms and levels of executive compensation most appropriate and in the best interests of Aon and its stockholders.

        For these and other reasons, we have determined that we will make a reasonable effort to administer Aon's compensation program in a tax-effective manner; however, we have from time to time approved elements of compensation for certain executive officers that are not fully deductible or result in adverse tax consequences to the executive and we reserve the right to do so in the future, when appropriate. For instance, we cannot deduct the portion of base salary in excess of $1 million that we paid to certain executive officers.

Aon Corporation

Historical Compensation of Executive Officers

        The executive compensation disclosure contained in this section reflects compensation information for the years ended December 31, 2009, December 31, 2008 and December 31, 2007. The following Summary Compensation Table contains compensation information for: (1) Mr. Case, who served as our Chief Executive Officer during 2009, (2) Ms. Davies, who served as our Chief Financial Officer during 2009, (3) Messrs. McGill, Appel and Dail, who were our three other most highly compensated executive officers serving as of December 31, 2009, and (4) Mr. Devine, who served as our Executive Vice President and President—Aon Risk Services through November 18, 2009, and who would have been among our most highly compensated executive officers except that he was not serving as an executive officer as of December 31, 2009. We refer to these six individuals in this proxy statement as our "named executive officers." No compensation information is provided for Ms. Davies or Mr. Devine for 2007 as they each became a named executive officer in 2008 and no compensation information is provided for Mr. Dail for 2007 or 2008 as he became a named executive officer in 2009.

Summary Compensation Table for Fiscal Years 2009, 2008 and 2007

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Gregory C. Case	2009	1,500,000	0	5,737,928	1,139,885	1,950,000	0	81,358	10,409,171
(President and Chief	2008	1,500,000	0	6,387,139	1,082,517	1,417,600	0	47,455	10,434,711
Executive Officer)(8)	2007	1,500,000	0	5,197,189	1,132,654	2,437,500	0	32,250	10,299,593
Christa Davies	2009	750,000	0	1,730,419	366,394	942,500	0	22,350	3,811,663
(Executive Vice	2008	750,000	1,000,000	1,543,634	329,283	0	0	158,618	3,781,535
President and
Chief Financial Officer)(9)
Stephen P. McGill	2009	994,928	0	2,520,866	488,522	1,072,500	0	488,901	5,565,717
(Chairman and Chief	2008	1,017,034	0	3,072,724	493,931	840,729	0	1,216,810	6,641,228
Executive Officer—	2007	1,102,578	0	1,589,417	283,169	1,421,958	0	891,101	5,288,223
Aon Risk Services)(10)
Andrew M. Appel	2009	950,000	0	4,515,842	244,266	926,250	0	41,656	6,678,014
(Chief Executive	2008	909,872	0	2,840,438	493,931	880,000	0	35,073	5,159,314
Officer—Aon	2007	750,000	0	1,479,322	283,169	975,000	0	29,643	3,517,134
Benfield; Chairman—
Aon Consulting
Worldwide, Inc.)(11)
Baljit Dail	2009	800,000	0	2,390,631	162,848	650,000	0	33,272	4,036,751
(Co-Chief Executive Officer—
Aon Consulting Worldwide,
Inc.; Chief Operating
Officer—Aon Benfield) (12)
Ted T. Devine	2009	950,000	0	3,507,208	488,522	0	0	34,207	4,979,937
(Former Executive Vice	2008	897,917	0	2,805,472	493,931	880,000	0	43,897	5,121,217
President; Former President—
Aon Risk Services)(13)

(1)
For purposes of this table, the amounts set forth with respect to Mr. McGill in column (c) for all of 2007 and 2008, and for a portion of 2009, have been converted from British pounds sterling to U.S. dollars based on the conversion rate in effect at the time of each of Mr. McGill's monthly salary payments. During 2009, Mr. McGill was paid in British pounds sterling through July 31, 2009 and in U.S. dollars for the remainder of 2009.

(2)
Except for Ms. Davies in 2008, none of the named executive officers received any payments for 2009, 2008 or 2007 that would be characterized as "bonus" payments under the rules of the SEC. As the amount of the

Aon Corporation

  2008 bonus paid to Ms. Davies was guaranteed pursuant to her employment agreement, this payment is reported in column (d) as a "bonus" payment. See the section captioned "Employment Agreements and Other Compensation Arrangements" following the Grants of Plan-Based Awards in Fiscal Year 2009 table for more information on this agreement. Cash amounts earned by the named executive officers in 2009, 2008 and 2007 as short-term incentive compensation are shown in column (g) "Non-Equity Incentive Plan Compensation."

(3)
The amounts shown in column (e) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for grants made in 2009, 2008 and 2007, respectively, of restricted stock unit awards and performance share unit awards granted to the named executive officers pursuant to the Aon Stock Plan, and its sub-plans, specifically, the Incentive Stock Program or "ISP," the Leadership Performance Program or "LPP" and the Aon Benfield Performance Plan or "ABPP," disregarding adjustments for forfeiture assumptions, and do not reflect amounts actually paid to, or realized by, the named executive officers in 2009, 2008 or 2007 or prior years. The ABPP was adopted during 2009 and, therefore, no grants under it are reflected in the table for 2008 or 2007. Of the named executive officers, only Messrs. Appel and Dail participate in the ABPP. Reflected in column (e) for each of 2009, 2008 and 2007 is the grant date fair value of the LPP grants and, if applicable, ABPP grants, made on March 19, 2009 for the LPP (for each of the named executive officers other than Mr. Case), March 20, 2009 for the LPP (for Mr. Case only), April 22, 2009 for the ABPP (for Messrs. Appel and Dail only), March 13, 2008 for the LPP, March 15, 2007 for the LPP (for each of the named executive officers other than Mr. Case), and March 16, 2007 for the LPP (for Mr. Case only), respectively, calculated in accordance with FASB ASC Topic 718 based on the probable outcome of the performance conditions at the time of grant with respect to performance share unit awards granted pursuant to the LPP and ABPP, which is the dollar value attributed to the original share amount of the award multiplied by 100% for 2009, 100% for 2008 and 100% for 2007 for the LPP and 150% for 2009 for the ABPP.

Set forth below are the grant date fair values of the performance share unit awards granted under the LPP and ABPP calculated assuming (i) the probable outcome of the performance conditions for each program as discussed in the prior paragraph, which amount is included in column (e) of this Summary Compensation Table and (ii) achievement of the maximum levels of performance (which is the dollar value attributed to the original award multiplied by 200% for each of 2009, 2008 and 2007 for the LPP and 200% for 2009 for the ABPP). Messrs. Appel and Dail were the only named executive officers who were granted performance share unit awards under the ABPP in 2009.

Name	Year	Grant Date Fair Value of Performance Share Unit Awards Assuming Probable Outcomes under LPP and ABPP ($)	Grant Date Fair Value of Performance Share Unit Awards Assuming Achievement of Maximum Performance Levels under LPP and ABPP ($)

Gregory C. Case	2009	5,383,514	10,767,028
	2008	5,074,600	10,149,200
	2007	4,297,154	8,594,308
Christa Davies	2009	1,730,419	3,460,838
	2008	1,543,634	3,087,268
Stephen P. McGill	2009	2,307,250	4,614,500
	2008	2,315,431	4,630,862
	2007	1,074,297	2,148,594
Andrew M. Appel	2009	3,315,888	5,190,267
	2008	2,315,431	4,630,862
	2007	1,074,297	2,148,594
Baljit Dail	2009	2,210,611	3,460,203
Ted T. Devine	2009	2,307,250	4,614,500
	2008	2,315,431	4,630,862

Aon Corporation

  The grant date fair value of the restricted stock units set forth in column (e) reflects restricted stock units granted under the ISP in 2009, 2008 and 2007 as part of the annual incentive paid for work service in 2008, 2007 and 2006, respectively, and, for Messrs. Appel and Devine only, additional restricted stock unit awards granted in 2009 in connection with amendments to their respective employment agreements.

  Assumptions used in the calculation of these amounts for each of 2009, 2008 and 2007 are set forth in Note 14 to Aon's audited financial statements for the year ended December 31, 2009 included in Aon's Annual Report on Form 10-K filed with the SEC on February 26, 2010, which we refer to in this proxy statement as the "2009 Annual Report."

  Mr. Devine's transition agreement outlines the treatment of the equity awards made to him in 2009 and earlier years. For further information about Mr. Devine's transition agreement, see the section entitled "Employment Agreements and Other Compensation Arrangements" following the Grant of Plan-Based Awards in Fiscal Year 2009 table. As required by SEC rules, the amount shown in column (e) for 2009 for Mr. Devine includes the grant date fair value of a performance award and a restricted stock unit award granted to Mr. Devine in 2009 but subsequently forfeited in their entirety pursuant to his transition agreement.

  The amounts shown in column (e) reflect the aggregate grant date fair value for these awards computed in accordance with FASB ASC Topic 718, and do not correspond to the actual value that will be recognized by the named executive officers. For further information on the stock awards granted in 2009, see the Grants of Plan-Based Awards in Fiscal Year 2009 table below.

(4)
The amounts shown in column (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for grants made in 2009, 2008 and 2007, respectively, of stock options pursuant to the Aon Stock Plan and its sub-plan, the LPP, disregarding adjustments for forfeiture assumptions, and do not reflect amounts paid to, or realized by, the named executive officers in 2009, 2008 or 2007.

Assumptions used in the calculation of these amounts for each of 2009, 2008 and 2007 are set forth in Note 14 to Aon's audited financial statements for the year ended December 31, 2009 included in Aon's 2009 Annual Report.

The amounts shown in column (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, and do not correspond to the actual value that will be recognized by the named executive officers. For further information on the stock options granted in 2009, see the Grants of Plan-Based Awards in Fiscal Year 2009 table below. Mr. Devine's transition agreement outlines the treatment of the equity awards made to him in 2009 and earlier years. For further information about Mr. Devine's transition agreement, see the section entitled "Employment Agreements and Other Compensation Arrangements" following the Grant of Plan-Based Awards in Fiscal Year 2009 table.

(5)
With respect to the amounts set forth in column (g) for 2009: In the first quarter of 2010, the Compensation Committee granted the following awards under the Shareholder-Approved Plan based on the achievement of certain performance measures by the named executive officers during 2009: Mr. Case, $3,000,000; Ms. Davies, $1,450,000; Mr. McGill, $1,650,000; Mr. Appel, $1,425,000; and Mr. Dail, $1,000,000. In accordance with the terms of the ISP applicable to awards paid for 2009 service, all of the named executive officers receiving these awards were paid: (a) 65% of the awards in cash, and (b) 35% of the awards in the form of restricted stock units under the ISP. Pursuant to the terms of his transition agreement, Mr. Devine did not receive an award for 2009 service under the Shareholder-Approved Plan. The amounts shown in column (g) for 2009 reflect the cash portion of the awards paid to the named executives. The following amounts of restricted stock units represent the restricted stock unit portion of these awards: Mr. Case, 25,647; Ms. Davies, 12,381; Mr. McGill, 14,089; Mr. Appel, 12,168; and Mr. Dail, 8,539. To the extent these individuals are again designated as our named executive officers in future years, all of these restricted stock units will be shown in our Grants of Plan-Based Awards Table and our Outstanding Equity Awards at Fiscal Year-End Table and the applicable grant date fair value for these restricted stock units will be included in the amount in column (e) for 2010 compensation in future executive compensation disclosures that present information for the fiscal year ending December 31, 2010. For further information on the terms of the ISP, see the section entitled "Compensation Components and Analysis of 2009 Pay Decisions" in the Compensation Discussion and Analysis. For awards paid for service in 2007 as set forth in column (g), the named executive officers that received such awards were paid 65% of the awards in cash and 35% in the form of restricted stock units under the ISP. For awards

Aon Corporation

  paid for service in 2008 as set forth in column (g), the named executive officers that received such awards were paid 80% of the awards in cash and 20% in the form of restricted stock units under the ISP. Further information about such 2007 and 2008 awards are contained in footnotes 5 and 6 to the Summary Compensation Table set forth in Aon's Definitive Proxy Statement for its 2009 Annual Meeting of Stockholders.

(6)
None of the named executive officers participates in a defined benefit plan. As a result, no amount is reported in column (h) for any named executive officer for changes in pension plan values. In addition, no amount is reported in column (h) for named executive officers for above market earnings on compensation that is deferred outside of tax qualified plans.

(7)
The amounts shown in column (i) for 2009 consist of the following components:

Name	Company Contributions ($)(a)	Other Compensation ($)(b)	Dividend Equivalents ($)(c)	Perquisites ($)(d)	Total ($)

Gregory C. Case	22,350	—	26,412	32,596	81,358
Christa Davies	22,350	—	—	—	22,350
Stephen P. McGill	124,937	300,000	16,911	47,053	488,901
Andrew M. Appel	22,350	—	12,430	6,876	41,656
Baljit Dail	22,350	—	6,012	4,910	33,272
Ted T. Devine	22,350	—	11,857	—	34,207

  (a)
  The amounts shown in the "Company Contributions" column represent: (i) for each of the named executive officers, except for Mr. McGill, a contribution by Aon of $14,700 to the Aon Savings Plan, a defined contribution plan; (ii) for each of the named executive officers except for Mr. McGill, a contribution of $7,650 to the Aon Supplemental Savings Plan, a non-qualified defined contribution plan; and (iii) for Mr. McGill, an unfunded contribution by Aon to his deferred pension plan account (which was subsequently distributed to him) as further described under "McGill Agreement" following the Nonqualified Deferred Compensation in 2009 table, converted from £78,439 (USD$124,937) based on the British pounds sterling to U.S. dollars conversion rate in effect at December 31, 2009. See the section entitled "Personal Benefits and Executive Benefits" in the Compensation Discussion and Analysis for additional information regarding these contributions and plans.

  (b)
  The amount shown in the "Other Compensation" column for Mr. McGill represents a $300,000 annual expatriate allowance paid to Mr. McGill for payment of his costs associated with his expatriate assignment, including obtaining housing in Chicago, Illinois. Mr. McGill's expatriate allowance is paid pursuant to Aon's policy of providing coverage for duplicate costs incurred when employees are on a foreign assignment and retain a residence in their home countries, including providing housing to employees assigned to work on locations outside of their home countries and is an allowance intended to cover actual costs incurred by Mr. McGill, who is a United Kingdom employee, of mortgage payments, property tax, insurance, maintenance and utility expenses on his Illinois residence. In prior years, Aon had made tax payments to Mr. McGill related to his expatriate assignment to reduce double taxation. During 2009, Mr. McGill made payments to Aon of $307,986 in satisfaction of certain of these prior year tax amounts previously paid by Aon. This amount is not reflected in the table above as it was a payment from Mr. McGill to Aon. For further information on these payments to Mr. McGill see the sections entitled "Supplemental Retirement Program for Mr. McGill" in the Compensation Discussion and Analysis and "McGill Agreement" following the Nonqualified Deferred Compensation in Fiscal 2009 Table.

  (c)
  The amounts shown in the "Dividend Equivalents" column represent cash dividend equivalents paid on certain unvested restricted stock units granted under the ISP. For Mr. McGill, these amounts were paid in British pounds sterling through July 31, 2009 and in U.S. dollars for the remainder of 2009. The amounts set forth for Mr. McGill have been converted from British pounds sterling to U.S. dollars based on the conversion rate in effect at the time of each of the dividend payments.

Aon Corporation

  (d)
  The amounts shown in the "Perquisites" column represent:

  (i)
  for Mr. Case, the $7,576 value of his participation in our executive health screening program, which provides our executives the opportunity to obtain a comprehensive annual physical exam along with associated health benefits; $25,000 paid for personal legal fees in connection with the negotiation of his amended and restated employment agreement; and the $20 aggregate incremental cost incurred in connection with his spouse accompanying him on a business flight;

  (ii)
  for Mr. McGill, a $47,053 automobile allowance, that was paid monthly in British pounds sterling through July 2009 (for a total of £17,500) and in U.S. dollars for the remainder of 2009 (for a total of $20,562). The amounts paid in British pounds sterling have been converted into U.S. dollars for purposes of this table based on the currency exchange rate in effect at the time of each of the monthly payments;

  (iii)
  for Mr. Appel, the $6,876 value of his participation in our executive health screening program; and

  (iv)
  for Mr. Dail, the $4,910 value of his participation in our executive health screening program.

    Aon has agreements in place with NetJets pursuant to which Aon pays hourly fees for its use of certain aircraft for business and personal use, as applicable. Spouses, families and invited guests occasionally accompany named executive officers on flights. The additional cost to Aon of these additional guests is insubstantial and a small charge that covers incidental fees is added for each guest of a named executive officer.

(8)
Mr. Case also served as a Director of Aon in 2009, 2008 and 2007, but received no additional compensation for such service.

(9)
Ms. Davies joined Aon on November 12, 2007 as Executive Vice President, Global Finance and became Chief Financial Officer of Aon as of March 14, 2008.

(10)
Mr. McGill served as Chief Executive Officer of Aon Risk Services Americas during 2007 and through January 2008, and was named Chairman and Chief Executive Officer of Aon Risk Services in February 2008.

(11)
Mr. Appel served as Chief Executive Officer of Aon Consulting Worldwide, Inc. during 2007 and through January 2008 and was named Chief Executive Officer of Aon Re Global (which is now known as Aon Benfield) and Chairman of Aon Consulting Worldwide, Inc. in March 2008.

(12)
Mr. Dail joined Aon in 2006 and became the Co-Chief Executive Officer of Aon Consulting Worldwide, Inc. and the Chief Operating Officer of Aon Benfield in November 2008.

(13)
Mr. Devine joined Aon as Executive Vice President in 2005 and was named President of Aon Risk Services in February 2008. Pursuant to the terms of his transition agreement with Aon, Mr. Devine resigned on November 18, 2009 but will continue as an employee of Aon through November 18, 2010. The amounts set forth for Mr. Devine in columns (e) and (f) include the grant date fair value of certain equity awards that will be forfeited either partially or in their entirety. See the Grants of Plan-Based Awards in Fiscal Year 2009 and the Outstanding Equity Awards at 2009 Fiscal Year-End tables below and the description of Mr. Devine's transition agreement set forth in the section entitled "Employment Agreements and Other Compensation Arrangements" following the Grant of Plan-Based Awards in Fiscal Year 2009 table for further information regarding the terms of Mr. Devine's transition, including the treatment of his equity awards.

Aon Corporation

Grants of Plan-Based Awards in Fiscal Year 2009

        The following table provides information on non-equity incentive plan awards, stock options, restricted stock unit awards and performance share unit awards granted in 2009 to each of the named executive officers.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory C. Case	—		0	3,000,000	5,000,000	—	—	—	—		—	—	—
	2/20/2009		—	—	—	—	—	—	9,009	(6)	—	—	354,414
	3/20/2009		—	—	—	—	—	—	—		107,582	39.04	1,139,885
	3/20/2009		—	—	—	0	143,443	286,886	—		—	—	5,383,514
Christa Davies	—		0	1,125,000	3,375,000	—	—	—	—		—	—	—
	3/19/2009		—	—	—	—	—	—	—		34,678	38.93	366,394
	3/19/2009		—	—	—	0	46,237	92,474	—		—	—	1,730,419
Stephen P. McGill	—		0	1,650,000	4.950,000	—	—	—	—		—	—	—
	2/20/2009		—	—	—	—	—	—	5,430	(6)	—	—	213,616
	3/19/2009		—	—	—	—	—	—	—		46,237	38.93	488,522
	3/19/2009		—	—	—	0	61,650	123,300	—		—	—	2,307,250
Andrew M. Appel	—		0	1,425,000	4,275,000	—	—	—	—		—	—	—
	2/20/2009		—	—	—	—	—	—	5,593	(6)	—	—	220,029
	4/27/2009		—	—	—	—	—	—	25,000	(7)	—	—	979,925
	3/19/2009		—	—	—	—	—	—	—		23,119	38.93	244,266
	3/19/2009		0	—	—	0	30,825	61,650	—		—	—	1,153,625
	4/22/2009		0	—	—	0	37,129	74,258	—		—	—	2,162,263
Baljit Dail	—		0	800,000	2,400,000	—	—	—	—		—	—	—
	2/20/2009		—	—	—	—	—	—	4,576	(6)	—	—	180,020
	3/19/2009										15,413	38.93	162,848
	3/19/2009		—	—	—	0	20,550	41,100	—		—	—	769,083
	4/22/2009		0	—	—	0	24,753	49,506	—		—	—	1,441,528
Ted T. Devine	—		0	1,425,000	4,275,000	—	—	—	—		—	—	—
	2/24/2009	(8)	—	—	—	—	—	—	5,541	(6)	—	—	220,033
	4/27/2009	(8)	—	—	—	—	—	—	25,000	(7)	—	—	979,925
	3/19/2009	(8)	—	—	—	—	—	—	—		46,237	38.93	488,522
	3/19/2009	(8)	—	—	—	0	61,650	123,300	—		—	—	2,307,250

(1)
The amounts shown in column (c), (d) and (e) reflect the incentive plan awards for 2009 service made to each named executive officer under the Shareholder-Approved Plan. The amounts shown in column (d) represent the target payment level of 200% (for Mr. Case), 150% (for Ms. Davies and Messrs. McGill, Appel and Devine) and 100% (for Mr. Dail) of their base salary and the amounts shown in column (e) reflect the maximum payment level of the lesser of three times the target incentive amount or $5,000,000 as provided by the terms of the Shareholder-Approved Plan.

  The Shareholder-Approved Plan does not contain a threshold payment level for each named executive officer. If pre-established performance measures are not met, no payments are made.

  The amounts in columns (d) and (e) represent 100% of the target and maximum payment levels of the award; however, pursuant to the terms of the ISP for 2009 service, the awards granted to the named executive officers were paid 65% in cash and 35% in restricted stock units. The actual cash portions paid to the named executive officers are set forth in column (g) "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table. The actual restricted stock unit portions of the awards granted to the named executive officers are set forth in the footnotes to column (g) "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table. See the section entitled "Performance-Based Annual Bonus" in the Compensation Discussion & Analysis for further information on these awards and the terms of the Shareholder-Approved Plan.

Aon Corporation

  The amounts shown for Mr. McGill in columns (d) and (e) were based on his current base salary of $1,100,000. Although target and maximum payment levels are shown for Mr. Devine in columns (d) and (e) as required by SEC rules, pursuant to the terms of his transition agreement and pursuant to the Compensation Committee's discretion, Mr. Devine did not receive a payout of this incentive plan award.

  For more information regarding the terms of the Shareholder-Approved Plan, see the section entitled "Compensation Components and Analysis of 2009 Pay Decisions" in the Compensation Discussion and Analysis.

(2)
The amounts shown in columns (f), (g) and (h) represent the threshold, target and maximum payouts of performance share units granted to certain of the named executive officers pursuant to Aon's LPP and ABPP that will be earned and settled in shares of Common Stock if certain performance criteria are achieved. As the potential payments are dependent on the achievement of certain performance criteria, they are completely at risk. For more information regarding the terms of these performance share units, the LPP and the ABPP, see the section entitled "Compensation Components and Analysis of 2009 Pay Decisions" in the Compensation Discussion and Analysis.

(3)
The amounts shown in column (j) represent stock option awards to the named executive officers pursuant to Aon's LPP that vest approximately 33 1/3% on each of the first, second and third anniversaries of their respective grant dates. For more information regarding the terms of these stock options and the LPP, see the section entitled "Compensation Components and Analysis of 2009 Pay Decisions" in the Compensation Discussion and Analysis.

(4)
The exercise price shown in column (k) for option awards is the closing price of a share of Common Stock as reported on the NYSE on the grant date of the stock option awards. As consideration for his participation in the LPP in 2009, Mr. Case waived his entitlement to an annual option grant valued at not less than $1,800,000 that would otherwise be payable pursuant to his employment agreement. The amended and restated employment agreement entered into by Mr. Case in November 2009 does not contain this provision.

(5)
The amounts shown in column (l) are the grant date fair values of the various awards. The grant date fair value generally reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, and, with respect to the performance share unit awards granted under the LPP and ABPP, is based on the probable outcome of the performance based conditions at the time of grant. These amounts do not correspond to the actual value that may be recognized by the named executive officers.

(6)
This amount represents the restricted stock unit portion of the named executive officer's incentive bonus earned in 2008 and paid in 2009 pursuant to the terms of the Shareholder-Approved Plan for 2008 service and under the ISP. Annual bonus eligibility for 2008 service for any executive officer was capped at $5 million under the Shareholder-Approved Plan. Within the framework of the Shareholder-Approved Plan, we set bonus eligibility for 2008 incentive bonuses for our named executive officers as follows: the target amount of each executive's bonus was 150% (for each of Mr. Case, Ms. Davies and Messrs. Appel, McGill and Devine) and 100% (for Mr. Dail) of the executive's base salary; the bonus range was capped at 450% (for each of Mr. Case, Ms. Davies and Messrs. Appel, McGill and Devine) and 300% (for Mr. Dail) of the executive's base salary; and the determination of the actual bonus amount payable was determined based, among other things, on Aon's performance overall and the performance of the executive's business unit and personal performance.

  All annual incentive compensation for 2008 service for the named executive officers was tied to the achievement of a minimum threshold level of 85% of budgeted pre-tax income from continuing operations excluding restructuring charges and Benfield amortization expense, as adjusted for extraordinary, unusual or infrequently occurring items. All such adjustments were individually approved by the Compensation Committee and met the adjustment criteria established by that Committee within the first 90 days of 2008.

  In accordance with the terms of Aon's ISP for 2008 service under which the 2008 bonuses were payable, all annual bonuses for 2008 services were payable 80% in cash and 20% in restricted stock units. Dividend equivalents are paid quarterly in cash on unvested restricted stock units granted pursuant to the ISP, but not on contractual grants, performance share units or other grants to the named executive officers pursuant to the Aon Stock Plan. Voting rights do not attach to any unvested restricted stock units or performance share units. The cash portion of these awards is included as 2008 compensation in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for those individuals who were named executive

Aon Corporation

  officers in 2009. The terms of the Shareholder-Approved Plan and grants under the ISP for 2008 performance are different than the terms for 2009 performance of the named executive officers. See "Performance-Based Annual Bonus" in the Compensation Discussion and Analysis for information on the terms of these plans applicable to 2009 performance.

(7)
Messrs. Appel and Devine were each granted 25,000 restricted stock units on April 27, 2009 in connection with amendments to their employment agreements.

(8)
Pursuant to the terms of Mr. Devine's transition agreement, the performance share unit award granted to him on March 19, 2009 and the restricted stock unit award granted to him on April 27, 2009 will both be forfeited and cancelled. For each of the restricted stock unit awards granted on February 24, 2009 and the options granted on March 19, 2009, the portions of those awards that are scheduled to vest on February 24, 2010 and March 19, 2010, respectively, will vest. The remainder of each of these awards will be forfeited and cancelled. For further information on the treatment of these grants, see the description of the transition agreement set forth in the section entitled "Employment Agreements and Other Compensation Arrangements" following this table.

        See "How We Determine Total Compensation" in the Compensation Discussion and Analysis for information on the decision-making process with respect to the components of the total compensation of our named executive officers. In addition, the "Employment Agreements and Other Compensation Arrangements" section below provides additional information with respect to the named executive officers' compensation.

Employment Agreements and Other Compensation Arrangements

        Each of Mr. Case, Ms. Davies, and Messrs. McGill, Appel and Dail has entered into an Employment Agreement with Aon. In addition, Mr. Devine is a party to a transition agreement with Aon. Each of the employment agreements with Mr. Case, Ms. Davies, and Messrs. McGill, Appel and Dail, and the transition agreement with Mr. Devine, addresses the payments and benefits these individuals will receive under various termination scenarios. These payments and benefits are described in the section entitled "Potential Payments on Termination or Change-in-Control" set forth in this proxy statement. Non-competition and non-solicitation covenants apply to each of Mr. Case, Ms. Davies, and Messrs. Appel and Dail for a period of two years, to Mr. McGill generally for a period of one year, and with respect to Mr. Devine, for a period of two years in the case of non-solicitation generally and non-competition with respect to the insurance brokerage and re-insurance brokerage businesses, and for a period of one year in the case of non-competition with respect to the insurance underwriting business, in each case following the termination of employment of such executive without regard to the reason for such termination.

        In addition to the employment agreements, each of Mr. Case, Ms. Davies, and Messrs. McGill, Appel and Dail has entered into a severance agreement with Aon. Please see the section entitled "Potential Payments on Termination or Change-in-Control" of this proxy statement for a description of these agreements.

        Aon has entered into an Amended and Restated Employment Agreement with Gregory C. Case, our President and Chief Executive Officer, dated November 13, 2009, which commenced November 13, 2009 and will expire April 3, 2015 unless terminated earlier. The agreement provides that Mr. Case will be employed as Aon's President and Chief Executive Officer. The agreement also provides that Mr. Case will be nominated for reelection as a member of Aon's Board of Directors at the 2010 Annual Meeting of Stockholders, and will be nominated for election as a Director at each subsequent annual meeting of stockholders during the period of his employment.

Aon Corporation

        The agreement provides for a base salary of $1,500,000, subject to adjustment at the discretion of the Board of Directors, a targeted annual incentive bonus of not less than 200% of his base salary and an annual incentive bonus of up to 300% of the target annual incentive bonus, subject to the current cap of $5,000,000 established under Aon's Senior Officer Incentive Compensation Plan. The Board of Directors retains the discretion to determine Mr. Case's actual bonus payment.

        Pursuant to the agreement, subject to approval by the Board of Directors, Mr. Case shall receive an additional award pursuant to Aon's LPP for the performance period beginning January 1, 2010 and ending December 31, 2012 with a grant date target value of $10,000,000. The $10,000,000 value is in addition to the value to be otherwise granted to Mr. Case pursuant to Aon's regular annual long-term incentive award process, and will be earned based on the same performance criteria and weightings as the regular annual long-term incentive award, which is also the same for other participants in Aon's LPP for the performance period. In addition, the agreement provides that Mr. Case will be provided with life insurance coverage in an amount no less than $5,000,000 during the term of the agreement.

        Aon has entered into an Employment Agreement with Christa Davies, our Executive Vice President, Global Finance and Chief Financial Officer, dated as of October 3, 2007, which will expire on November 11, 2012 unless terminated earlier. The agreement provides that Ms. Davies will be employed as: (i) Aon's Executive Vice President, Global Finance; and (ii) Aon's Chief Financial Officer, a position to which she was elected by Aon's Board of Directors on March 14, 2008. The agreement provides for a base salary of no less than $750,000, subject to adjustment at the discretion of the Chief Executive Officer and the Organization & Compensation Committee of the Board of Directors, and a target annual bonus of 150% of her base salary for 2008 and later years.

        Pursuant to the agreement, upon commencement of her employment, Ms. Davies received: (i) a restricted stock unit award of 85,000 shares of Common Stock, which vests in two installments of 33% of the shares on each of the third and fourth anniversaries of the date of grant; and one installment of 34% of the shares on the fifth anniversary of the date of grant; and (ii) a non-qualified stock option award to purchase 100,000 shares of Common Stock, which vests in two installments of 33% of the shares on each of the second and third anniversaries of the date of grant; and one installment of 34% on the fourth anniversary of the date of grant. In addition, upon commencement of her employment, Ms. Davies was paid a hiring bonus of $1,000,000, which is subject to repayment on a pro rata basis in the event Ms. Davies voluntarily terminates her employment with Aon prior to November 12, 2010.

        Aon has entered into an Executive Agreement with Stephen P. McGill, our Chairman and Chief Executive Officer of Aon Risk Services, dated April 22, 2005, as amended by amendments dated December 31, 2007 and August 3, 2009, and as supplemented by an overseas assignment letter dated July 24, 2006. The executive agreement will expire January 1, 2013, unless renewed according to its terms. The executive agreement provides for a base salary of no less than $1,100,000, and a target annual bonus of not less than 150% of base salary. The executive agreement further provides that Mr. McGill was entitled to participate in Aon's LPP for the performance period beginning January 1, 2008 and continuing through December 31, 2010 at a target participation level of $3,000,000 and is eligible to be considered for an award each subsequent year beginning in 2009. Pursuant to the executive agreement, Mr. McGill also receives an expatriate allowance of $25,000 per month for the purposes of housing, travel and other incidental costs while Mr. McGill is working in the United States.

        In addition, Aon entered into a supplemental pension arrangement with Mr. McGill pursuant to which Mr. McGill received payments to a personal pension plan and accrued additional pension contribution amounts while on assignment in the United States. This supplemental pension

Aon Corporation

arrangement was discontinued effective as of July 1, 2009. In lieu of the supplemental pension arrangement, Mr. McGill is entitled to receive an annual cash lump sum payment in partial replacement of the personal pension benefits referenced above. Such amount will equal the U.S. dollar equivalent of £45,000 per annum, as calculated and adjusted pursuant to the terms of Mr. McGill's agreement. Mr. McGill also received a cash payment for the period beginning July 1, 2009 and ending December 31, 2009 equal to £22,500 (or $36,824 based on the currency exchange rate on the date of payment) in partial replacement of the personal pension benefits to which he had previously been entitled. For additional information on Mr. McGill's supplemental pension arrangement, see the section captioned "McGill Agreement" in the discussion following the Nonqualified Deferred Compensation in Fiscal 2009 Table.

        Aon has entered into an Employment Agreement with Andrew M. Appel, our Chief Executive Officer of Aon Benfield, and Chairman of Aon Consulting Worldwide, Inc., dated as of July 15, 2005, and as amended by amendments effective March 13, 2008 and April 27, 2009, which will expire April 30, 2013 unless terminated earlier. The agreement provides for a base salary of no less than $950,000, subject to adjustment, and a target annual incentive bonus of 150% of his base salary, subject to a cap of 450% of his base salary.

        Pursuant to the agreement, upon commencement of his employment, Mr. Appel received: (i) a restricted stock unit award of 125,000 shares of Common Stock, which vests in four installments of 12,500 shares on each of the first through fourth anniversaries of the date of grant and in a final installment of 75,000 shares on the fifth anniversary of the date of grant; and (ii) a nonqualified stock option award to purchase 175,000 shares of Common Stock, which vests in two installments of 33% of the shares on each of the second and third anniversaries of the date of grant; and one installment of 34% of the shares on the fourth anniversary of the date of grant. Upon execution of the amendment to Mr. Appel's agreement, Mr. Appel received an additional restricted stock unit award of 25,000 shares of Common Stock, which vests in four equal installments of 6,250 shares on each of the second through fifth anniversaries of the date of grant.

        Aon has entered into an Employment Agreement with Baljit Dail, our Chief Executive Officer of Aon Consulting Worldwide, Inc., and Chief Operating Officer of Aon Benfield, dated as of January 22, 2010, which will expire April 30, 2013 unless terminated earlier. The agreement provides for a base salary of no less than $800,000, subject to adjustment, and a target annual incentive bonus of 100% of his base salary, subject to a cap of 300% of his base salary. The agreement also provides that Mr. Dail will be eligible to participate in the long-term incentive compensation programs for Aon's senior executives.

        Aon has entered into a transition agreement with Ted T. Devine, dated November 18, 2009, relating to Mr. Devine's continued employment and separation from employment with Aon. In accordance with the terms of the transition agreement, Mr. Devine resigned his position as an officer of Aon and any of its affiliates, as well as his position as a member of Aon's management executive committee, effective November 18, 2009. The transition agreement also provides that Mr. Devine will resign his employment with Aon effective November 18, 2010.

        The transition agreement also provides that during the period beginning November 18, 2009 and continuing through November 18, 2010, Mr. Devine may be employed by and provide services to not-for-profit entities, and may also establish a not-for-profit entity intended for the promotion of sports; provided, however that such activities may not significantly interfere with the performance of Mr. Devine's duties under the transition agreement. The transition agreement also prohibits Mr. Devine from being employed by any other entity or person on a for-profit basis during the period

Aon Corporation

beginning November 18, 2009 and continuing through November 18, 2010 without Aon's prior written consent.

        The transition agreement provides that during the period beginning November 18, 2009 and continuing through November 18, 2010, Mr. Devine will continue to: (i) receive his base salary at a rate equal to $950,000; (ii) remain eligible to participate in the welfare benefit plans of Aon on the same terms offered generally to Aon executives; and (iii) remain a participant in the qualified and non-qualified retirement plans of Aon in which he participates as of November 18, 2009. If in 2011 Mr. Devine devotes 20 hours or more per week to the not-for-profit entity established by him as contemplated by the immediately preceding paragraph, Aon will pay Mr. Devine $750,000 in equal quarterly installments, with the first installment payable on March 31, 2011 and the last installment due on December 31, 2011. Under the terms of the transition agreement, Mr. Devine agreed to forfeit any bonus or other incentive compensation for which he otherwise may have been eligible for services during 2009.

        The transition agreement contains provisions that provide for: (i) continued vesting during the period beginning November 18, 2009 and continuing through November 18, 2010 for certain restricted shares, restricted share units, performance share units and options previously granted to Mr. Devine by Aon during the course of his employment; and (ii) the forfeiture and cancellation as of November 18, 2009 of all other restricted shares, restricted share units, performance share units and stock options previously granted to Mr. Devine by Aon during the course of his employment that will not vest by November 18, 2010.

        Aon has also agreed pursuant to the transition agreement to provide Mr. Devine with: (i) office space through December 31, 2010 in a location determined by Aon; and (ii) secretarial assistance through December 31, 2010. Aon has also agreed to recommend to Aon Foundation that it contribute $200,000 to a not-for-profit entity intended for the promotion of sports established by Mr. Devine. In addition, if Mr. Devine elects, and remains eligible for, continuation coverage under COBRA after November 18, 2010, the Company will reimburse Mr. Devine for the difference between the premium rate Mr. Devine is required to pay under COBRA and the rate Mr. Devine would pay for similar coverage as an active employee of Aon through December 31, 2011.

        The payments and benefits to Mr. Devine under the transition agreement are subject to his executing and not revoking a release of claims. Aon has agreed to maintain a directors and officers liability insurance policy covering Mr. Devine to the extent it provides such coverage to its other executive officers or directors.

        In connection with the transition agreement, Aon and Mr. Devine also entered into a Pledge Agreement dated as of November 23, 2009, pursuant to which Mr. Devine pledged and granted a first priority security interest to Aon in certain shares of stock subsequently acquired by Mr. Devine pursuant to the vesting of specifically identified equity awards. The security interest will become automatically effective upon the vesting of the applicable underlying equity awards. The purpose of the Pledge Agreement is to secure the full and timely performance of Mr. Devine's obligations to Aon under the transition agreement.

        For additional information regarding the Shareholder-Approved Plan and the LPP, see the section entitled "Compensation Components and Analysis of 2009 Pay Decisions" of the Compensation Discussion and Analysis.

Aon Corporation

Outstanding Equity Awards at 2009 Fiscal Year-End

        The following table sets forth information regarding exercisable and unexercisable stock options, unvested restricted stock units and unvested performance share units held by each of the named executive officers on December 31, 2009. See "Potential Payments on Termination or Change-in-Control" for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

			Option Awards					Stock Awards
(a)			(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Gregory C. Case	4/4/2005		1,000,000	0	—	22.8600	4/4/2015	—	—	—	—
	4/4/2005		—	—	—	—	—	75,000	2,875,500	—	—
	3/17/2006		90,567	0	—	41.3650	3/17/2012	—	—	—	—
	2/21/2007		—	—	—	—	—	12,864	493,206	—	—
	3/16/2007	(3)	79,324	39,661	—	37.8200	3/16/2013	—	—	—	—
	3/16/2007	(4)	—	—	—	—	—	—	—	237,970	9,123,770
	2/22/2008		—	—	—	—	—	20,545	787,695	—	—
	3/13/2008	(5)	32,144	64,288	—	40.9100	3/13/2014	—	—	—	—
	3/13/2008	(4)	—	—	—	—	—	—	—	257,150	9,859,131
	2/20/2009		—	—	—	—	—	9,009	345,405	—	—
	3/20/2009	(6)	0	107,582	—	39.0400	3/20/2015	—	—	—	—
	3/20/2009	(4)	—	—	—	—	—	—	—	286,886	10,999,209
Christa Davies	11/12/2007	(7)	33,334	66,666	—	45.8950	11/12/2017	—	—	—	—
	11/12/2007		—	—	—	—	—	85,000	3,258,900	—	—
	3/13/2008	(5)	9,778	19,555	—	40.9100	3/13/2014	—	—	—	—
	3/13/2008	(4)	—	—	—	—	—	—	—	78,222	2,999,031
	3/19/2009	(8)	0	34,678	—	38.9300	3/19/2015	—	—	—	—
	3/19/2009	(4)	—	—	—	—	—	—	—	92,474	3,545,453
Stephen P. McGill	5/15/2005		—	—	—	—	—	96,250	3,690,225	—	—
	3/16/2006		45,515	0	—	41.1950	3/16/2012	—	—	—	—
	3/16/2006		—	—	—	—	—	9,710	372,281	—	—
	2/15/2007		—	—	—	—	—	7,390	283,333	—	—
	3/15/2007	(9)	20,216	10,108	—	37.1000	3/15/2013	—	—	—	—
	3/15/2007	(4)	—	—	—	—	—	—	—	60,648	2,325,244
	2/22/2008		—	—	—	—	—	11,854	454,482	—	—
	3/13/2008	(5)	14,667	29,333	—	40.9100	3/13/2014	—	—	—	—
	3/13/2008	(4)	—	—	—	—	—	—	—	117,332	4,498,509
	2/20/2009		—	—	—	—	—	5,430	208,186	—	—
	3/19/2009	(8)	0	46,237	—	38.9300	3/19/2015	—	—	—	—
	3/19/2009	(4)	—	—	—	—	—	—	—	123,300	4,727,322
Andrew M. Appel	7/15/2005		58,333	0	—	25.6950	7/15/2015	—	—	—	—
	7/15/2005		—	—	—	—	—	75,000	2,875,500	—	—
	3/16/2006		45,515	0	—	41.1950	3/16/2012	—	—	—	—
	2/15/2007		—	—	—	—	—	5,811	222,794	—	—
	3/15/2007	(9)	20,216	10,108	—	37.1000	3/15/2013	—	—	—	—
	3/15/2007	(4)	—	—	—	—	—	—	—	60,648	2,325,244
	2/22/2008		—	—	—	—	—	8,218	315,078	—	—
	3/13/2008	(5)	14,667	29,333	—	40.9100	3/13/2014	—	—	—	—
	3/13/2008	(4)	—	—	—	—	—	—	—	117,332	4,498,509
	2/20/2009		—	—	—	—	—	5,593	214,436	—	—
	3/19/2009	(8)	0	23,119	—	38.9300	3/19/2015	—	—	—	—
	3/19/2009	(4)	—	—	—	—	—	—	—	61,650	2,363,661
	4/22/2009	(10)	—	—	—	—	—	—	—	74,258	2,847,052
	4/27/2009		—	—	—	—	—	25,000	958,500	—	—

Aon Corporation

			Option Awards						Stock Awards
(a)			(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Baljit Dail	11/17/2005		20,000	0	—	36.7600	11/17/2015		—	—	—	—
	11/17/2005		—	—	—	—	—		3,333	127,787	—	—
	3/16/2006		12,744	0	—	41.1950	3/16/2012		—	—	—	—
	3/15/2007		—	—	—	—	—		2,920	111,953	—	—
	3/15/2007	(9)	13,478	6,738	—	37.1000	3/15/2013		—	—	—	—
	3/15/2007	(4)	—	—	—	—	—		—	—	40,432	1,550,163
	3/13/2008		—	—	—	—	—		2,933	112,451	—	—
	3/13/2008	(5)	7,334	14,666	—	40.9100	3/13/2014		—	—	—	—
	3/13/2008	(4)	—	—	—	—	—		—	—	58,666	2,249,254
	2/20/2009		—	—	—	—	—		4,576	175,444	—	—
	3/19/2009	(8)	0	15,413	—	38.9300	3/19/2015		—	—	—	—
	3/19/2009	(4)	—	—	—	—	—		—	—	41,100	1,575,774
	4/22/2009	(10)	—	—	—	—	—		—	—	49,506	1,898,060
Ted T. Devine(16)	5/02/2005	(11)	—	—	—	—	—		70,000	2,683,800	—	—
	3/16/2006		45,515	0	—	41.1950	3/16/2012	(17)	—	—	—	—
	2/15/2007		—	—	—	—	—		5,423	207,918	—	—
	3/15/2007	(9)	20,216	10,108	—	37.1000	3/15/2013	(17)	—	—	—	—
	3/15/2007	(4)	—	—	—	—	—		—	—	60,648	2,325,244
	2/22/2008	(12)	—	—	—	—	—		7,670	294,068	—	—
	3/13/2008	(13)	14,667	29,333	—	40.9100	3/13/2014	(17)	—	—	—	—
	2/24/2009	(14)	—	—	—	—	—		5,541	212,442	—	—
	3/19/2009	(15)	0	46,237	—	38.9300	3/19/2015	(17)	—	—	—	—

  (1)
  For options issued prior to January 1, 2009, the exercise price was determined by averaging the high and low selling prices of a share of Common Stock on the NYSE on the grant date. For options issued after that date, the exercise price is determined using the closing price of a share of Common Stock on the NYSE on the grant date.

  (2)
  The vesting schedule for the restricted stock units held by each named executive officer is as follows:

Vesting Date	Gregory C. Case	Christa Davies	Stephen McGill	Andrew Appel	Baljit Dail	Ted T. Devine
2/15/2010	—	—	7,390	5,811	—	5,423
2/20/2010	3,004	—	1,811	1,865	1,526	—
2/21/2010	12,864	—	—	—	—	—
2/22/2010	10,273	—	5,927	4,109	—	3,835	(12)
2/24/2010	—	—	—	—	—	1,848	(14)
3/13/2010	—	—	—	—	1,467	—
3/15/2010	—	—	—	—	2,920	—
3/16/2010	—	—	4,855	—	—	—
4/4/2010	75,000	—	—	—	—	—
5/2/2010	—	—	—	—	—	10,000	(11)
5/15/2010	—	—	13,750	—	—	—
7/15/2010	—	—	—	75,000	—	—
11/12/2010	—	28,334	—	—	—	—
11/17/2010	—	—	—	—	3,333	—
2/20/2011	3,003	—	1,810	1,864	1,525	—
2/22/2011	10,272	—	5,927	4,109	—	3,835	(12)
2/24/2011	—	—	—	—	—	1,847	(14)
3/13/2011	—	—	—	—	1,466	—
3/16/2011	—	—	4,855	—	—	—
4/27/2011	—	—	—	6,250	—	—
5/2/2011	—	—	—	—	—	10,000	(11)
5/15/2011	—	—	13,750	—	—	—
11/12/2011	—	28,333	—	—	—	—
2/20/2012	3,002	—	1,809	1,864	1,525	—
2/24/2012	—	—	—	—	—	1,846	(14)
4/27/2012	—	—	—	6,250	—	—
5/2/2012	—	—	—	—	—	10,000	(11)
5/15/2012	—	—	13,750	—	—	—
11/12/2012	—	28,333	—	—	—	—
4/27/2013	—	—	—	6,250	—	—

Aon Corporation

Vesting Date	Gregory C. Case	Christa Davies	Stephen McGill	Andrew Appel	Baljit Dail	Ted T. Devine
5/2/2013	—	—	—	—	—	10,000	(11)
5/15/2013	—	—	13,750	—	—	—
4/27/2014	—	—	—	6,250	—	—
5/2/2014	—	—	—	—	—	10,000	(11)
5/15/2014	—	—	13,750	—	—	—
5/2/2015	—	—	—	—	—	20,000	(11)
5/15/2015	—	—	27,500	—	—	—

TOTAL	117,418	85,000	130,634	119,622	13,762	88,634	(18)
  (3)
  Represents options that vest 100% on 3/16/2010.

  (4)
  The performance share units convert into shares of Common Stock on a one-to-one basis after the conclusion of a three-year performance period if Aon meets a cumulative earnings per share target as determined by the Compensation Committee in the first quarter of the following year. For performance share units with a 3/15/2007 or 3/16/2007 grant date the three-year performance period ends on December 31, 2009; for performance share units with a 3/13/2008 grant date, the three-year performance period ends on December 31, 2010; and for performance share units with a 3/19/2009 or 3/20/2009 grant date the three-year performance period ends on December 31, 2011. If the minimum target is not attained, the performance share units will be forfeited. In this table the maximum number of performance share units is shown as the awards are currently tracking above target level, and the payout value is calculated using $38.34, the closing price of a share of Common Stock on the NYSE on December 31, 2009. If Aon did not attain the maximum cumulative target over the three-year period, the number of shares of Common Stock received by the named executive officers upon settlement would be reduced.

  (5)
  Represents options that vest approximately 50% on each of 3/13/2010 and 3/13/2011.

  (6)
  Represents options that vest approximately 33 1/3% on each of 3/20/2010, 3/20/2011 and 3/20/2012.

  (7)
  Represents options that vest 50% on each of 11/12/2010 and 11/12/2011.

  (8)
  Represents options that vest approximately 33 1/3% on each of 3/19/2010, 3/19/2011 and 3/19/2012.

  (9)
  Represents options that vest 100% on 3/15/2010.

  (10)
  The performance share units convert into restricted stock units after the conclusion of a three-year performance period if Aon meets a cumulative adjusted Aon Benfield business unit pre-tax income target as determined by the Compensation Committee in the first quarter of the following year. The three-year performance period ends on December 31, 2011. If the minimum target is attained, the restricted stock units will be issued upon such determination by the Compensation Committee. Upon issuance of the restricted stock units, 50% will immediately vest in shares of Common Stock on a one-to-one basis and the remaining 50% will vest on the first anniversary of the date of settlement of the performance share units. If the minimum target is not attained, the performance share units will be forfeited. In this table the maximum number of performance share units is shown as the awards are currently tracking above target level, and the payout value is calculated using $38.34, the closing price of a share of Common Stock on the NYSE on December 31, 2009. If Aon did not attain the maximum cumulative target over the three-year period, the number of shares of Common Stock received by the named executive officers upon settlement would be reduced. The restricted stock units that will be issued if a minimum target is attained are not reflected in the table above or in footnote (2) because their issuance is subject to a performance based condition.

  (11)
  Pursuant to the terms of Mr. Devine's transition agreement, 10,000 of these restricted stock units will vest on 5/2/2010 and their market value on 12/31/2009 was $383,400. The remaining 60,000 restricted stock units that would have vested after November 18, 2010, the date on which Mr. Devine will cease to be an employee of Aon (10,000 each on 5/2/2011, 5/2/2012, 5/2/2013 and 5/2/2014 and 20,000 on 5/2/2015) will be forfeited and cancelled.

  (12)
  Pursuant to the terms of Mr. Devine's transition agreement, 3,835 of these restricted stock units will vest on 2/22/2010 and their market value on 12/31/2009 was $147,034. The remaining 3,835 restricted stock units that would have vested on 2/22/2011 will be forfeited and cancelled.

  (13)
  Pursuant to the terms of Mr. Devine's transition agreement, 14,667 of these options will vest on 3/13/2010. The remaining 14,666 options that would have vested on 3/13/2011 will be forfeited and cancelled.

  (14)
  Pursuant to the terms of Mr. Devine's transition agreement, 1,848 of these restricted stock units will vest on 2/24/2010 and their market value on 12/31/2009 was $70,852. The remaining 3,693 restricted stock units that would have vested approximately 50% on each of 2/24/2011 and 2/24/2012 will be forfeited and cancelled.

  (15)
  Pursuant to the terms of Mr. Devine's transition agreement, 15,413 of these options will vest on 3/19/2010. The remaining 30,824 options that would have vested 50% on each of 3/19/2011 and 3/19/2012 will be forfeited and cancelled.

  (16)
  A grant of 25,000 restricted stock units on 4/27/2009 and grants under the LPP on 3/13/2008 and 3/19/2009 are not reflected in the table because they will be forfeited and cancelled in their entirety pursuant to Mr. Devine's transition agreement.

  (17)
  The expiration date is the date set forth in the original grant. However, pursuant to the terms of his transition agreement, Mr. Devine's employment with Aon will terminate on November 18, 2010. As a result, the options that vest prior to that date will expire 90 days after the termination of his employment on November 18, 2010.

  (18)
  21,106 of these restricted stock units will vest. The remaining 67,528 will be forfeited and cancelled pursuant to the terms of Mr. Devine's transition agreement.

Aon Corporation

Option Exercises and Stock Vested in Fiscal 2009

        The following table sets forth (1) the number of shares of Common Stock acquired during 2009 by our named executive officers upon the exercise of stock options, the vesting of restricted stock unit awards and the settlement of performance share unit awards, and (2) the value realized upon such exercise, vesting or settlement.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)(4)	Value Realized on Vesting ($)(5)

(a)	(b)	(c)	(d)	(e)
Gregory C. Case	0	0	163,135	6,425,981
Christa Davies	0	0	0	0
Stephen P. McGill	0	0	103,262	3,999,766
Andrew M. Appel	0	0	90,427	3,533,870
Baljit Dail	0	0	25,298	997,255
Ted T. Devine	50,000	1,026,980	88,005	3,425,404

(1)
The amounts shown in column (b) reflect the aggregate number of shares of Common Stock underlying the options that were exercised in 2009.

(2)
Calculated by multiplying (a) the difference between (i) the market price of Common Stock on the exercise date, which was determined using the weighted-average price on the NYSE of a share of Common Stock on such date as each of the shares underlying the options were sold, and (ii) the exercise price of the options, by (b) the number of shares of Common Stock acquired upon exercise.

(3)
Represents (i) the vesting of restricted stock units granted under the Aon Stock Plan and (ii) the settlement of performance share unit awards granted under the LPP on March 16, 2006 for Messrs. McGill, Appel, Dail and Devine (March 17, 2006 for Mr. Case) for the three-year performance period ending on December 31, 2008 which were converted into restricted stock units on February 20, 2009 that fully vested immediately upon grant.

(4)
The amounts shown in column (d) reflect the aggregate number of shares of Common Stock underlying the restricted stock unit awards and performance share unit awards that vested in 2009. Of the amounts shown, the following aggregate number of shares of Common Stock were withheld to pay taxes due in connection with the vesting: Mr. Case, 59,856 shares; Mr. McGill, 42,342 shares; Mr. Appel, 32,154 shares; Mr. Dail, 9,619 shares and Mr. Devine, 31,197 shares.

(5)
Calculated by multiplying (a) the fair market value of Common Stock on the vesting date, which was determined using the closing price on the NYSE of a share of Common Stock on the date of vesting or, if such day is a holiday, on the immediately preceding working day, by (b) the number of shares of Common Stock acquired upon vesting.

Aon Corporation

 Pension Benefits in Fiscal 2009

        None of our named executive officers participates in any defined benefit plans sponsored by Aon because participation in the Aon Pension Plan and the Aon Excess Benefit Plan, the defined benefit plans sponsored by Aon, was closed to employees hired after December 31, 2003, including each of the named executive officers. Therefore, the table regarding such benefits is omitted. For other officers and employees, effective April 1, 2009, all accruals under the Aon Pension Plan and the Aon Excess Benefit Plan ceased and each of the Aon Pension Plan and the Aon Excess Benefit Plan were frozen.

        Other than Mr. McGill, the named executive officers may, similar to all U.S. employees hired in 2004 or later, participate at their election in the Aon Savings Plan, a defined contribution 401(k) plan (the "Aon Savings Plan"). Mr. Case, Ms. Davies and Messrs. Appel, Dail and Devine also participate in a non-qualified defined contribution plan (the "Aon Supplemental Savings Plan"). If the named executive officer contributes the maximum permissible amount to the Aon Savings Plan, the Aon Supplemental Savings Plan provides for a company allocation as a percentage of compensation in excess of the IRS limit ($245,000 in 2009), with such compensation capped at $500,000. The percentage allocation varies by length of service but in the first four years of employment the allocation percentage is 3% and increases to 6% after 15 years of service. Aon made the following contributions for 2009 to the respective accounts of each of Mr. Case, Ms. Davies and Messrs. Appel, Dail and Devine: a matching contribution to each named executive officer's account under the Aon Savings Plan of $14,700, and an allocation on each named executive officer's behalf of $7,650 to the Aon Supplemental Savings Plan.

        Going forward, Mr. Case, Ms. Davies and Messrs. Appel, Dail and Devine will each continue to be eligible for the Aon Savings Plan and the associated Aon Supplemental Savings Plan which will partially restore benefits that are not available under the Aon Savings Plan due to IRS limitations.

        Mr. McGill is not eligible to participate in the Aon Savings Plan or the Aon Supplemental Savings Plan because he is a United Kingdom-based employee. However, he receives payments from us into his personal pension plan and had been accruing additional pension contribution amounts (which for 2010 and future years will be paid directly to him) while he is on assignment in the United States as further described in footnote 7(b) to the Summary Compensation Table and under the caption "McGill Agreement" in the discussion following the Nonqualified Deferred Compensation in Fiscal 2009 Table.

Aon Corporation

 Nonqualified Deferred Compensation in Fiscal 2009 Table

        The table below shows any executive contributions, contributions by Aon, earnings, withdrawals and account balances for the named executive officers with respect to each of the following non-qualified savings plans of Aon:

  •
  the Aon Deferred Compensation Plan, referred to as the "Deferred Compensation Plan,"

  •
  the Aon Supplemental Savings Plan, referred to as the "Supplemental Savings Plan," and

  •
  an agreement with Mr. McGill that provides for the accrual of a pension-equivalent amount while he is assigned to work in the United States, referred to as the "McGill Agreement."

        Mr. McGill, as a United Kingdom employee, is not eligible to participate in any of these plans except for the McGill Agreement. See the section entitled "Personal Benefits and Executive Benefits" in Compensation Discussion and Analysis and the narratives set forth below the following table for additional information on these plans.

Name	Name of Plan	Executive Contributions in Last Fiscal Year ($)(1)	Aon Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)

	(a)	(b)	(c)	(d)	(e)	(f)
Gregory C. Case	Deferred Compensation Plan	0	0	0	0	0
	Supplemental Savings Plan	0	7,650	77	0	42,902
Christa Davies	Deferred Compensation Plan	0	0	0	0	0
	Supplemental Savings Plan	0	7,650	3,381	0	19,131
Stephen P. McGill	Deferred Compensation Plan	0	0	0	0	0
	Supplemental Savings Plan	0	0	0	0	0
	McGill Agreement(5)	0	124,937	0	0	759,520
Andrew M. Appel	Deferred Compensation Plan	93,813	0	66,105	0	569,860
	Supplemental Savings Plan	0	7,650	6,317	0	36,528
Baljit Dail	Deferred Compensation Plan	0	0	30,418	0	102,418
	Supplemental Savings Plan	0	7,650	4,067	0	30,493
Ted T. Devine	Deferred Compensation Plan	0	0	0	0	0
	Supplemental Savings Plan	0	7,650	74	0	41,779

(1)
These amounts are included in "Salary" and/or "Non-Equity Incentive Plan Compensation" for 2009 in the Summary Compensation Table.

(2)
These amounts are included in "All Other Compensation" for 2009 in the Summary Compensation Table.

(3)
No amounts in this column are included as 2009 compensation in the Summary Compensation Table.

Aon Corporation

(4)
The following table provides the amount reported in the "Aggregate Balance at Last Fiscal Year End" column for each named executive officer that has been previously reported as compensation in our Summary Compensation Tables for 2009, 2008 and 2007.

Name	Name of Plan	Amount Included in 2009 Compensation in Summary Compensation Table ($)	Amount Included in 2008 Compensation in Summary Compensation Table ($)		Amount Included in 2007 Compensation in Summary Compensation Table ($)

Gregory C. Case	Supplemental Savings Plan	7,650	8,100		8,250
Christa Davies	Supplemental Savings Plan	7,650	8,100		N/A	(a)
Stephen P. McGill	McGill Agreement	124,937	166,459		0
Andrew M. Appel	Deferred Compensation Plan	93,813	222,987		146,250
	Supplemental Savings Plan	7,650	8,100		8,250

	Total for Mr. Appel:	101,463	231,087		154,500
Baljit Dail	Deferred Compensation Plan	0	N/A	(a)	N/A	(a)
	Supplemental Savings Plan	7,650

	Total for Mr. Dail:	7,650
Ted T. Devine	Supplemental Savings Plan	7,650	8,100		N/A	(a)

(a)
The compensation of Ms. Davies and Messrs. Dail and Devine was first reported in a Summary Compensation Table of Aon in the following years: Ms. Davies (2008); Mr. Dail (2009) and Mr. Devine (2008).
(5)
The amounts set forth with respect to the McGill Agreement have been converted from British pounds sterling of 2009 Aon Contributions of £78,439 (USD$124,937) and December 31, 2009 balance of £476,849 (USD$759,520) to U.S. dollars based on the conversion rate in effect as of December 31, 2009. On January 15, 2010, Aon paid this entire balance to Mr. McGill. For fiscal year 2010 and future years, deferred pension amounts will no longer accrue. Instead, a lump sum payment will be made to him in January of each year. See "McGill Agreement" below for more information.

  Aon Deferred Compensation Plan ("Deferred Compensation Plan")

        The Deferred Compensation Plan is an unfunded, unsecured deferred compensation program that allows participants to defer:

  •
  Up to 75% of their base salary;

  •
  All or a portion of their annual performance bonus; and

  •
  Up to 75% of other earnings, including hiring, retention or non-performance bonuses.

        Aon does not make any company contributions to the Deferred Compensation Plan. The aggregate balances shown above represent amounts that the named executive officers earned but elected to defer, plus earnings or losses. Deferrals may be allocated among a choice of 14 valuation funds, including a fund that tracks Common Stock, that are used to determine investment gains or losses credited to the accumulated account balance. Participants can change their investment selections on a going-forward basis by contacting the Plan's administrator.

        When participants elect to defer amounts into the Deferred Compensation Plan, they must also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year, whether or not employment has then ended, or after the executive's retirement or termination.

Aon Corporation

        Participants who elect to have distributions made in a specific year must choose a payout date that is at least three years after the date of the first deferral election, and can elect to receive a single, lump-sum payment or up to five annual installments. Distributions begin as soon as practicable after February 28 of the elected calendar year. Participants who elect to have distributions made at retirement or termination can elect to receive a single, lump-sum payment or up to ten annual installments. Payments commence as soon as practicable after February 28 of the year following termination of employment, unless they are considered a "key employee" under Section 409A of the Internal Revenue Code, in which case payment is delayed at least 6 months after date of termination.

  Aon Supplemental Savings Plan ("Supplemental Savings Plan")

        In 1989, Aon established tax qualified retirement plans, the Savings Plan and the Aon Employee Stock Ownership Plan, the "ESOP." The ESOP was merged into the Savings Plan in 2002. The Aon Supplemental Savings Plan was created to provide matching and other company allocations similar to those that participants in the Savings Plan would have received had the Internal Revenue Code limits not restricted contributions under the Savings Plan. As of January 1, 2004, no further matching allocations or other company allocations were made to the Supplemental Savings Plan, subject to very limited exceptions for employees of a specific practice group of Aon Consulting. Distributions from the Supplemental Savings Plan must begin at the earlier of retirement or age 65. Also in 2004, a supplemental retirement account was established under the Supplemental Savings Plan for employees eligible for the Aon Retirement Account (the "ARA") of the Aon Savings Plan and whose regular company contributions were limited due to Internal Revenue Code compensation limits. On January 1, 2009, future allocations to the ARA portion of the plan were eliminated and replaced with new eligibility and allocation provisions. Currently, all participants eligible for Aon Savings Plan matching contributions active at the end of the plan year and who attain the IRS contribution limit and compensation limit receive supplemental allocations based on their years of service and their match eligible compensation in excess of the IRS limit (to a combined plan limit of $500,000).

Aon Corporation

  McGill Agreement

        We had agreed to make on behalf of Mr. McGill, a United Kingdom employee, annual contributions to his personal pension plan; however, as he is currently assigned to the United States his receipt of the full amount of these pension payments each year may subject the payments to United States tax treatment that is less favorable than that he would otherwise have experienced as an employee in the United Kingdom. To ensure Mr. McGill is not unfavorably treated due to his U.S. assignment, Aon had agreed to pay on behalf of Mr. McGill a smaller portion of his total yearly pension contribution and to hold the balance as an accrual in an unfunded account until he is reassigned back to the United Kingdom when it will be distributed according to an agreed upon seven-year schedule. These pension contribution amounts that were held pending Mr. McGill's return to the United Kingdom did not earn interest or otherwise accrue earnings before final disbursement. On January 26, 2009, Aon paid £35,311 ($49,411 in U.S. Dollars based on the then-current exchange rate) in pension plan contributions on behalf of Mr. McGill. Such amounts, while paid in 2009, reflected his 2008 service. During 2009, the balance of his deferred pension amounts accrued £78,439 ($124,937 in U.S. Dollars based on December 31, 2009 exchange rate).

        Effective July 1, 2009, in connection with certain amendments to the terms of Mr. McGill's employment arrangement, our obligation discussed above to make contributions to Mr. McGill's personal pension plan ceased. Instead, effective January 1, 2010, we became obligated to make an annual cash lump sum payment in partial replacement of the personal pension benefits referenced above. Such amount will be the U.S. Dollar equivalent of £45,000 per annum, as calculated and adjusted pursuant to the terms of the amended employment arrangement with Mr. McGill (the "New McGill Agreement"). Pursuant to the terms of the New McGill Agreement, on January 15, 2010, Aon distributed to Mr. McGill: (a) £476,849 ($780,421 in U.S. Dollars based on then-applicable six-month average exchange rate) which represented the balance of all deferred amounts due to Mr. McGill under his Executive Agreement and (b) £45,000 ($73,648 in U.S. Dollars based on then-applicable six-month average exchange rate) which represents his 2010 pension entitlement under the New McGill Agreement.

Aon Corporation

Potential Payments on Termination or Change-in-Control

Severance Agreements

        Aon has entered into severance agreements, as amended, which we refer to as "Tier 1 Agreements," with certain of its key executive officers, including Messrs. Case, McGill, Appel and Dail, and Ms. Davies. We refer to these officers as "Tier 1 Executives."

        The Tier 1 Agreements are intended to secure the continued service and to ensure the dedication and objectivity of the Tier 1 Executives in the event of an actual or threatened change-in-control (as defined below) of Aon.

        The Tier 1 Agreement between Aon and each Tier 1 Executive provides that the executive receives the following severance benefits upon qualifying terminations (as defined below) of employment in connection with or within two years following a change-in-control of Aon: (a) the executive's base salary through the date of termination, a pro-rated bonus based upon the executive's average annual cash incentive for the preceding three years and any accrued vacation pay; (b) for key executive officers other than Mr. Case, two times the sum of: (i) the executive's annual base salary in effect on the date of termination; and (ii) the executive's average incentive compensation over the previous two years (with regard to Mr. Case, three times the sum of (i) his highest annual base salary in effect during the twelve-month period prior to the date of termination and (ii) his target annual incentive bonus for the fiscal year in which the date of termination occurs); (c) the amount forfeited by the executive under any qualified defined contribution plan as a result of the executive's termination; and (d) the executive's accrued benefits under Aon's nonqualified benefit plans, which shall vest and be payable with two additional years of age and service credit and, in the case of the Supplemental Savings Plan, two additional years of plan contributions (with regard to Mr. Case, three additional years of age and service credit and, in the case of the Supplemental Savings Plan, three additional years of plan contributions). In addition, pursuant to the terms of Mr. Case's severance agreement, Aon is required to pay Mr. Case a lump sum cash amount equal to the actuarial equivalent of Mr. Case's accrued benefits under Aon's nonqualified benefit plans within 30 days of his termination of employment with Aon. Qualifying terminations consist of termination by Aon other than for cause (as defined in the Tier 1 agreements) or by the executive for good reason (as defined in the Tier 1 agreements), in each case in connection with or within two years following a change-in-control of Aon.

        As defined in the Tier 1 Agreements:

  •
  "Good reason" means: (1) a material adverse change in authority, powers, functions, duties or responsibilities; (2) a material reduction in salary or bonus opportunity; (3) a failure to maintain material employee benefit or compensation plans; (4) a reassignment of the executive to an office location more than 50 miles from the executive's current location; or (5) a failure by Aon to require a successor to assume Aon's obligations under the severance agreement, and

  •
  "Cause" means: (1) a material breach by the executive of the executive's duties and responsibilities which is demonstrably willful and deliberate, which is committed in bad faith or without reasonable belief that the breach is in the best interests of Aon and which is not remedied in a reasonable period of time after receipt of written notice from Aon of such breach; (2) gross misconduct, theft, fraud, breach of trust or any act of dishonesty by the executive which results in material harm to Aon; or (3) the commission by the executive of a felony involving moral turpitude.

        Each Tier 1 Agreement between Aon and each Tier 1 Executive also requires that Aon maintain medical, dental and life insurance on behalf of key executive officers other than Mr. Case for two years

Aon Corporation

(with regard to Mr. Case, for three years), or, if earlier, until the executive becomes eligible for substantially equivalent benefits from another employer. In addition, all stock options and other equity awards will become fully vested and each option will remain exercisable until the expiration of its term. The agreements for executives not based in the United States were modified to conform to local benefit practices and to comply with local laws.

        A "change-in-control" for purposes of the agreements generally consists of any of the following: (a) an acquisition of 30% or more of either outstanding common stock or the combined voting power of the outstanding securities entitled to vote; (b) a change in the majority of the current Board; (c) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Aon (unless (i) the existing stockholders receive more than 60% of the outstanding common stock and the combined voting power of the surviving company, as the case may be, (ii) no person or group owns 30% or more of the outstanding common stock or combined voting power of the surviving company and (iii) there is no change in the majority of the Board); or (d) a liquidation or dissolution of Aon.

        As a condition to the receipt of payments and benefits pursuant to the Tier 1 Agreement, the executive is required to enter into an agreement with Aon providing that the executive will not compete with Aon or solicit employees or customers of Aon for a two-year period and will not use or disclose any confidential information of Aon. In addition, the Tier 1 Agreement provides for a full release by the executive of claims in connection with the payment of severance benefits.

        For key executive officers other than Mr. Case, if an executive is entitled under the Tier 1 Agreement to severance payments and benefits or the vesting of equity awards, and any payment or distribution to the executive pursuant to such agreements are, or would otherwise be, subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, then the executive is entitled to a grossed-up payment from the Company sufficient to pay the amount of such excise tax. Pursuant to the terms of Mr. Case's severance agreement, Aon is not obligated to provide a gross-up payment to Mr. Case in connection with any excise taxes imposed by Section 4999 of the Code. In addition, Mr. Case's severance agreement provides that Mr. Case's cash and non-equity award payments shall be capped at the "safe harbor" amount under Section 280G of the Code, such that the cash and non-equity award payments are not deemed to be "excess parachute payments" within the meaning of Section 280G of the Code.

        The Board may terminate the Tier 1 Agreements for named executive officers upon 120 days notice to an executive, provided that no termination may occur if the Board has knowledge of an action to effect a change-in-control or if there has been a change-in-control. In any event, each executive's Tier 1 Agreement will terminate upon the first to occur of the executive's death and the termination of the employment relationship of the executive prior to a change-in-control.

Employment Agreements and Transition Agreement

        As noted in the narrative captioned "Employment Agreements and Other Compensation Arrangements" following the table captioned Grants of Plan-Based Awards in Fiscal Year 2009 each of Mr. Case, Ms. Davies, and Messrs. McGill, Appel and Dail has entered into an employment agreement with Aon. The terms of these various employment agreements that provide benefits upon a change-in-control or the termination of employment under various scenarios are set forth below.

Aon Corporation

  Mr. Case's Employment Agreement

        Mr. Case's employment agreement provides that, in the event of Mr. Case's death during the term of the agreement, his heirs, executors or the administrators of his estate will receive: (i) his accrued base salary through and including his date of death; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of death; (iv) other employee benefits to which he was entitled at the time of his death in accordance with the terms of the plans and programs of Aon; and (v) accelerated vesting of the restricted stock unit award, continued vesting of the stock option awards and payment or vesting of any other long-term incentive awards, in each case granted to him pursuant to the agreement. If Mr. Case's employment is terminated due to his incapacity or disability, he will receive the payments and benefits set forth in items (i) through (v) of the immediately preceding sentence, substituting the word "disability" for "death."

        Mr. Case's employment agreement also provides that if Aon terminates Mr. Case's employment for cause (as defined in the agreement) as determined by a majority of the members of the Board of Directors (excluding Mr. Case), Mr. Case will be entitled to receive: (i) his accrued base salary through and including his date of termination; and (ii) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon. In the event of a termination for cause, Mr. Case must immediately resign from Aon's Board of Directors.

        If Aon terminates his employment for any other reason (other than for cause as defined in the agreement), Mr. Case will be entitled to receive: (i) his accrued base salary through and including his date of termination; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of termination, subject to the satisfaction of the specified performance goals established for the applicable bonus year; (iv) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon; provided that Aon shall continue to provide medical, dental and vision benefits to Mr. Case, his spouse and dependent children for a period of 24 months following the date of termination, followed with immediate eligibility for coverage under Aon's retiree medical program until Mr. Case, his spouse and dependent children become covered by the plan of another employer providing comparable benefits; (v) accelerated vesting of the restricted stock unit awards, continued vesting of the stock option awards and payment or vesting of any other long-term incentive awards, in each case granted to him pursuant to the agreement; (vi) a lump sum cash payment equal to two times Mr. Case's target annual incentive bonus for the bonus year in which his employment terminates; and (vii) subject to continuing compliance with the non-competition, non-solicitation and confidentiality covenants set forth in the agreement, an amount equal to two times Mr. Case's base salary, payable in installment payments when Aon provides salary payments to its executives generally, through the two-year non-competition period.

        If Mr. Case voluntarily terminates his employment with good reason (as defined in the agreement), he will be entitled to receive the payments and benefits set forth in items (i) through (vii) of the immediately preceding sentence. If Mr. Case voluntarily terminates his employment for any reason (other than with good reason), he will be entitled to receive: (i) his accrued base salary through and including his date of termination; and (ii) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon. In addition, if Mr. Case's employment is terminated for any reason other than by Aon for cause (as defined in the agreement) after Mr. Case has attained at least age 50 and completed at least 10 years of continuous

Aon Corporation

employment, Mr. Case, his spouse and his dependent children will be eligible for coverage under Aon's retiree medical program.

        Non-competition and non-solicitation covenants apply to Mr. Case for a period of two years following the termination of his employment without regard to the reason for such termination.

  Ms. Davies' Employment Agreement

        Ms. Davies' employment agreement provides that, in the event of the death of Ms. Davies during the term of the agreement, her heirs, executors or the administrators of her estate will receive: (i) her accrued base salary through and including her date of death plus any unpaid annual or long-term bonus earned for the completed year prior to her death; and (ii) a lump sum cash payment equal to her base salary at the date of death through November 11, 2012, reduced by the amount of any benefit paid under any life insurance policy maintained by Aon for her benefit. In the event of Aon's termination of the employment of Ms. Davies by reason of disability, she will receive: (i) her accrued base salary through and including her date of termination plus any unpaid annual or long-term bonus earned for the completed year prior to her termination; and (ii) continuation of her base salary at the rate in effect at the date of termination through November 11, 2012, reduced by the amount of any benefit paid under any disability insurance policy maintained by Aon for her benefit.

        Ms. Davies' employment agreement also provides that if Aon terminates Ms. Davies' employment for cause due to a failure to perform her material duties under the agreement, Ms. Davies will be entitled to receive: (i) her accrued base salary through the date of termination; (ii) the continuation of her base salary for a period of two years from the date of termination; and (iii) other employee benefits to which she was entitled at the time of her termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Ms. Davies' employment for cause as set forth in her employment agreement (other than as provided in the immediately preceding sentence), Ms. Davies will receive: (i) her accrued base salary through her date of termination; and (ii) other employee benefits to which she was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Ms. Davies' employment for any reason, other than for cause, or other than due to death or disability, Aon must give Ms. Davies 365 days prior written notice of termination, and she will be entitled to the following: (i) for the period of time beginning with Aon's delivery of notice of termination to Ms. Davies and extending through the date of termination: (A) Aon will continue to pay her salary at the rate in effect on the date of delivery of notice of termination; (B) Ms. Davies will remain eligible for annual bonuses determined in accordance with the terms of the senior management incentive plan; (C) Ms. Davies will continue to be entitled to all employee benefits; and (D) Ms. Davies will continue to vest in and be eligible to earn long-term incentive awards; (ii) on the termination date, Ms. Davies shall receive a lump sum cash payment equal to any accrued but unpaid base salary; any unpaid annual or long-term bonus earned for the completed year prior to such date; and an amount equal to her target full-year annual incentive award based on her base salary and target annual award percentage (or value, as applicable) as determined under the senior management incentive plan in effect for the bonus year in which the notice of termination is given; and (iii) for the period of time beginning on the termination date through November 11, 2012, provided that Ms. Davies complies with the non-competition, non-solicitation and confidentiality provisions of the employment agreement, the continuation of base salary at the rate in effect on the date notice of termination is given.

        If Ms. Davies voluntarily terminates her employment for any reason (other than good reason), Ms. Davies must give Aon ninety (90) days prior written notice and will receive: (i) her accrued base salary through her date of termination; and (ii) other employee benefits to which she was entitled at

Aon Corporation

the time of termination in accordance with the terms of the plans and programs of Aon. If Ms. Davies voluntarily terminates her employment for good reason (as defined in the agreement), Ms. Davies must give Aon thirty (30) days prior written notice and Ms. Davies will receive the benefits outlined in the last sentence of the immediately preceding paragraph, with the date of the delivery by Ms. Davies to Aon of notice of termination deemed to be the date of the notice of termination, and the date specified in such notice as Ms. Davies' last day of employment with Aon as the termination date.

        In addition, if Ms. Davies is terminated without cause, or if she voluntarily terminates her employment for good reason (as defined in the agreement), the stock awards and stock options granted to Ms. Davies pursuant to the employment agreement will immediately vest as of the date of termination.

        Non-competition and non-solicitation covenants apply to Ms. Davies for a period of two years following the termination of her employment without regard to the reason for such termination.

  Mr. McGill's Employment Agreement

        Mr. McGill's employment agreement provides that, in the event Mr. McGill is terminated without cause (as defined in the agreement), Mr. McGill is entitled to receive the salary and benefits payable to him during the notice period of twelve months set forth in the agreement, plus base salary though January 1, 2013. The treatment of the various equity and equity-based awards granted to Mr. McGill, including restricted stock unit awards, stock options, and performance share unit awards, is governed by the various plans and award agreements applicable to each such grant.

  Mr. Appel's Employment Agreement

        Mr. Appel's employment agreement provides that, in the event of Mr. Appel's death during the term of the agreement, his heirs, executors or the administrators of his estate will receive: (i) his accrued base salary through and including his date of death; and (ii) a lump sum cash payment equal to Mr. Appel's base salary at the date of death through April 30, 2013, reduced by the amount of any benefit paid under any life insurance policy maintained by Aon for his benefit. In the event of Aon's termination of Mr. Appel's employment by reason of disability, he will receive: (i) his accrued base salary through and including his date of termination; and (ii) a lump sum cash payment equal to Mr. Appel's base salary at the date of termination through April 30, 2013, reduced by the amount of any benefit paid under any disability insurance policy maintained by Aon for his benefit.

        If Aon terminates Mr. Appel's employment for cause as set forth in his employment agreement, Mr. Appel will receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Mr. Appel's employment for any reason, other than for cause, or due to death or disability, Aon must give Mr. Appel twelve (12) months prior written notice of termination, and he will be entitled to receive: (i) during such twelve-month notice period his accrued base salary through his date of termination; (ii) a lump sum cash payment equal to the product of (A) two (2) and (B) the sum of the base salary and Mr. Appel's target annual incentive bonus for the bonus year in which his employment terminates; and (iii) during such twelve-month notice period and thereafter, as applicable, other employee benefits to which he would be entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Mr. Appel voluntarily terminates his employment for good reason (as defined in the agreement), he must give Aon thirty (30) days prior written notice and will be entitled to receive the payments and benefits set forth in items (i) through (iii) of the immediately preceding sentence. In addition, if Mr. Appel is terminated without cause, or if he voluntarily terminates his employment for good reason (as defined in the

Aon Corporation

agreement), the stock awards and stock options granted to Mr. Appel upon commencement of his employment pursuant to the employment agreement will immediately vest as of the date of termination. If Mr. Appel voluntarily terminates his employment for any reason (other than for good reason), he must give Aon twelve months prior written notice and will receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination in accordance with the terms of the plans and programs of Aon.

        Non-competition and non-solicitation covenants apply to Mr. Appel for a period of two years following the termination of his employment without regard to the reason for such termination.

  Mr. Dail's Employment Agreement

        Mr. Dail's employment agreement provides that, in the event of Mr. Dail's death during the term of the agreement, his estate will receive an amount equal to Mr. Dail's base salary at the date of death through April 30, 2013, reduced by the amount of any benefit paid under any life insurance policy maintained by Aon for his benefit. In the event of Aon's termination of Mr. Dail's employment by reason of disability, he will receive: (i) an amount equal to Mr. Dail's base salary at the date of termination through April 30, 2013, reduced by the amount of any benefit paid under any disability insurance policy maintained by Aon for his benefit and (ii) a pro rata bonus for the year in which the termination of employment occurs equal to the total value of the bonus paid to Mr. Dail for the year prior to the year of termination multiplied by a ratio equal to the number of days Mr. Dail was employed during the year of termination divided by 365.

        If Aon terminates Mr. Dail's employment for cause as set forth in his employment agreement, Mr. Dail will receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Mr. Dail's employment for any reason, other than for cause, or due to death or disability, Aon must give Mr. Dail 365 days prior written notice of termination, and he will be entitled to receive: (i) all accrued base salary and benefits as of the notice date; (ii) during such twelve-month notice period his base salary at the rate in effect as of the notice date through his date of termination; (iii) a cash payment payable on the termination date in an amount equal to Mr. Dail's base salary as of the notice date and (iv) during such twelve-month notice period and thereafter, as applicable, other employee benefits to which he would be entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Mr. Dail voluntarily terminates his employment for good reason (as defined in the agreement), he must give Aon forty-five (45) days prior written notice and will be entitled to receive the payments and benefits set forth in items (i) through (iv) of the immediately preceding sentence. If Mr. Dail voluntarily terminates his employment for any reason (other than for good reason), he will only receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination in accordance with the terms of the plans and programs of Aon.

        Non-competition and non-solicitation covenants apply to Mr. Dail for a period of two years following the termination of his employment without regard to the reason for such termination.

  Mr. Devine's Transition Agreement

        Mr. Devine's transition agreement provides that if his employment is terminated due to: (i) his death, his beneficiaries will be entitled to receive the compensation and benefits he would be provided under the transition agreement, excluding welfare benefits; (ii) his illness, injury or other disability, or Aon's termination of his employment, other than for cause (as defined in the transition agreement), he will be entitled to the compensation and benefits provided to him under the transition agreement to

Aon Corporation

the extent not yet then provided; or (iii) Aon's reasonably determining that he has breached and not cured his breach of the transition agreement within the time period specified in the transition agreement, all of Aon's obligations under the transition agreement immediately terminate.

        If Mr. Devine's employment is terminated for cause (as defined in the transition agreement), Aon will be relieved of certain obligations under the transition agreement, including: (i) to provide base salary during the period beginning November 18, 2009 and continuing through November 18, 2010; (ii) to continue welfare plan and retirement plan benefits during the period beginning November 18, 2009 and continuing through November 18, 2010; and (iii) to provide the additional consideration, including without limitation, the office space, secretarial assistance and the recommendation to Aon Foundation that it contribute $200,000 to a not-for-profit entity intended for the promotion of sports established by Mr. Devine, as contemplated by the transition agreement. In addition, if Mr. Devine is terminated for cause, he will not be entitled to continue to vest in any of the equity awards identified as eligible for continued vesting in the transition agreement.

        Non-competition and non-solicitation covenants apply to Mr. Devine for a period of two years in the case of non-solicitation and non-competition with respect to the insurance brokerage and re-insurance brokerage businesses, and for a period of one year in the case of non-competition with respect to the insurance underwriting business.

Termination and Change-in-Control Tables

        The tables below outline the potential payments to the named executive officers upon the occurrence of various termination events, including, without limitation, a termination upon a change-in-control of Aon. The following assumptions apply with respect to the tables below and any termination of employment of a named executive officer:

  •
  The amounts shown in the table assume that the employment of each named executive officer, with the exception of Mr. Devine, was terminated on December 31, 2009, and that the price per share of Common Stock is $38.34 per share, the closing market price per share on December 31, 2009, the last trading day of 2009. Accordingly, the tables set forth amounts earned as of December 31, 2009 and include estimates of amounts that would be paid to the named executive officer upon the occurrence of a termination event. Information regarding the payments and benefits received by Mr. Devine in connection with his transition from Aon are set forth under the heading "Transition of Ted Devine" below.

  •
  The employment of the named executive officers did not actually terminate on December 31, 2009. In addition, a change-in-control of Aon did not occur on December 31, 2009. As a result, the named executive officers did not receive any of the amounts shown in the tables below. The actual amounts to be paid to a named executive officer in connection with a termination event can only be determined at the time of such termination event.

  •
  Each named executive officer is entitled to receive amounts earned during the term of his employment regardless of the manner of termination. These amounts include accrued base salary, accrued vacation time and other employee benefits to which the named executive officer was entitled on the date of termination, and are not shown in the tables below.

  •
  For purposes of the tables below, the specific definitions of (i) "good reason" applicable to the column entitled "Voluntary Termination—by Executive for Good Reason," (ii) "cause" applicable to the column entitled "Involuntary Termination—For Cause," and (iii) "without cause" or "not for cause" applicable to the column entitled "Involuntary Termination—Without Cause" for each of the named executive officers can be found, to the extent applicable, in their

Aon Corporation

    respective employment agreements. In addition, the specific definitions of "qualifying termination" applicable to the column entitled "Qualifying Termination—Change-in-Control" can be found in the Tier 1 Agreements entered into with each of the named executive officers other than Mr. Devine.

Leadership Performance Program

        The various cycles of the Leadership Performance Program were adopted as sub-plans of the Stock Plan to unite senior leaders of Aon around the common objectives of growing value, driving and motivating performance, and aligning senior executives with the overall success of Aon. The 2007 Leadership Performance Program (the "2007 LPP") was effective January 1, 2007, and covers the performance period beginning January 1, 2007 and ending December 31, 2009. The 2008 Leadership Performance Program (the "2008 LPP") was effective January 1, 2008, and covers the performance period beginning January 1, 2008 and ending December 31, 2010. The 2009 Leadership Performance Program (the "2009 LPP") was effective January 1, 2009, and covers the performance period beginning January 1, 2009 and ending December 31, 2011. Other than Ms. Davies, each named executive officer received a performance award under each of the 2007 LPP, the 2008 LPP and the 2009 LPP. Ms. Davies received a performance award under each of the 2008 LPP and the 2009 LPP. The treatment of the performance awards granted to Mr. Devine is discussed later in this section under the heading "Transition of Ted Devine." For purposes of the tables below, performance share units and options granted pursuant to the 2007 LPP, the 2008 LPP and the 2009 LPP will be treated as follows upon the occurrence of various termination events:

  •
  For options granted under the 2007 LPP, the 2008 LPP and the 2009 LPP, under "Qualifying Termination—Change-in-Control": (a) in the event of an involuntary termination without cause within two years following a change-in-control, all outstanding unvested options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described in the footnotes to the change-in-control/termination tables for options granted other than pursuant to the named executive officer's employment agreement will continue to apply.

  •
  For grants of performance share units under each of the 2007 LPP, the 2008 LPP and the 2009 LPP, under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination—For Cause," participation in the LPP is cancelled retroactively back to the beginning of the performance period. For grants of performance share units under the 2007 LPP, the 2008 LPP and the 2009 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) a pro-rated amount calculated using the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period.

  •
  For grants of performance share units under the 2007 LPP, the 2008 LPP and the 2009 LPP, under "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause," a pro-rated amount of the outstanding performance share units convert to shares of Common Stock at the end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the named executive

Aon Corporation

    officer's employment will be measured as of the last full calendar quarter preceding the termination date.

  •
  For grants of performance share units under the 2007 LPP, the 2008 LPP and the 2009 LPP, under "Qualifying Termination—Change-in-Control," the outstanding performance share units convert to shares of Common Stock as follows: (a) if the named executive officer's employment is terminated without cause following a change-in-control prior to the end of the performance period, the conversion occurs at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period, measured as of the last full calendar quarter preceding the termination date; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment of performance share units described elsewhere in this section shall apply as if a change-in-control did not occur. In addition, amounts calculated using the methodology as described in this paragraph represent: (a) for grants under the 2007 LPP, the payout of a pro-rated amount of the outstanding performance share units at two hundred percent (200%) of the target level; (b) for grants under the 2008 LPP, the payout of a pro-rated amount of the outstanding performance share units at one hundred and twenty percent (120%) of the target level; and (c) for grants under the 2009 LPP, the payout of a pro-rated amount of the outstanding performance share units at one hundred and thirty percent (130%) of the target level. For grants of performance share units under the 2007 LPP, the 2008 LPP and the 2009 LPP, in the event of a change-in-control, without a qualifying termination, where the successor entity does not assume and continue the respective LPP, the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the performance period measured as of the last full calendar quarter preceding the closing date.

Aon Benfield Performance Program

        The Aon Benfield Performance Program (the "ABPP") was adopted as a sub-plan of the Stock Plan effective January 1, 2009 to provide a unifying and motivating long-term wealth-building program for the key members of the leadership team of Aon Benfield, which conducts Aon's reinsurance brokerage operations. The ABPP covers the performance period beginning January 1, 2009 and ending December 31, 2011. Each of Messrs. Appel and Dail has received a performance award under the ABPP. No other named executive officer is a participant in this performance program. For purposes of the tables below, performance share units granted pursuant to the ABPP, and restricted stock units issued upon settlement of those performance share units, will be treated as follows upon the occurrence of various termination events:

  •
  For grants of performance share units under the ABPP, under "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause," a prorata amount of the outstanding performance share units convert to restricted stock units at the end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period, multiplied by seventy-five percent (75%). For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the named executive officer's employment will be measured as of the last full calendar quarter preceding the termination date. Under "Voluntary Termination—by Executive for Good Reason" and

Aon Corporation

    "Involuntary Termination—Without Cause," unvested restricted stock units under the ABPP will vest prorata on the date of termination at twenty-five percent (25%) plus an additional prorated amount of restricted stock units determined based on the number of days employed between the settlement date and the first anniversary thereof divided by 365, and will be paid out within sixty (60) days following the termination date.

  •
  For grants of performance share units under the ABPP, under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination—For Cause," participation in the ABPP is cancelled retroactively back to the beginning of the performance period. Under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination—For Cause," unvested restricted stock units will be forfeited in their entirety.

  •
  For grants of performance share units under the ABPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to restricted stock units at the greater of: (a) one hundred percent (100%) of the target level; or (b) a prorated amount calculated using the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period, paid out within sixty (60) days following the termination date. Under "Death" or "Disability," unvested restricted stock units will vest in full on or after the settlement date but prior to the first anniversary thereof, and will be paid out within sixty (60) days following such event.

  •
  For grants of performance share units under the ABPP, under "Qualifying Termination—Change-in-Control," the outstanding performance share units convert to restricted stock units as follows: (a) if the named executive officer's employment is terminated without cause following a change-in-control prior to the end of the first year of the performance cycle, the conversion occurs at the greater of: (i) fifty percent (50%) of the target level; or (ii) the number of restricted stock units that would have been earned based on the growth rate achieved during the named executive officer's period of service during the performance period, measured as of the last full calendar quarter preceding the termination date; (b) if the named executive officer's employment is terminated without cause following a change-in-control after the first year of the performance cycle, the conversion occurs at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of restricted stock units that would have been earned based on the growth rate achieved during the named executive officer's period of service during the performance period, measured as of the last full calendar quarter preceding the termination date; and (c) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described above with respect to the ABPP shall apply to the performance share units and the restricted stock units as if a change-in-control did not occur. In addition, amounts calculated using the methodology described in this paragraph represent, for grants under the ABPP, the payout of a pro-rated amount of the outstanding performance share units at one hundred and fifty percent (150%) of the target level. For grants under the ABPP, in the event of a change-in-control, without a qualifying termination, where the successor entity does not assume and continue the ABPP, the outstanding performance share units will immediately convert to restricted stock units at the greater of: (i) fifty percent (50%) of the target level, if less than one year of the performance period is completed; (ii) one hundred percent (100%) of the target level if more than one year of the performance period is completed; or (iii) the number of shares that would have been earned based on the growth rate achieved during the performance period, measured as of the last full calendar quarter preceding the closing date.

Aon Corporation

Gregory C. Case
President and Chief Executive Officer
Payments and Benefits Upon Termination as of December 31, 2009(1)

	Voluntary Termination—by Executive Without Good Reason ($)	Voluntary Termination—by Executive for Good Reason(2) ($)	Death ($)	Disability ($)	Involuntary Termination—For Cause ($)	Involuntary Termination—Without Cause ($)	Qualifying Termination— Change-in-Control(3) ($)

Cash Severance(4)	—	9,000,000	—	—	—	9,000,000	—
Annual Incentive Bonus(5)	—	3,000,000	3,000,000	3,000,000	—	3,000,000	2,545,833
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(6)	—	4,501,806	4,501,806	4,501,806	—	4,501,806	4,501,806
Stock Options (Unvested; Accelerated or Continued Vesting)(7)(8)	—	16,389	20,624	20,624	—	16,389	20,624
Performance Share Units (LPP)(9)	—	14,623,803	19,552,941	19,552,941	—	14,623,803	19,552,941
Continuation of Health & Welfare Benefits(10)	—	38,994	—	—	—	38,994	—
Additional Benefit(11)	—	—	2,000,000	—	—	—	—

(1)
For purposes of this table, we have assumed that Mr. Case's compensation is as follows: current base salary is equal to $1,500,000 and target annual incentive bonus is equal to 200% of base salary.

(2)
Represents a voluntary termination by Mr. Case due to: (a) the assignment to Mr. Case of any duties materially inconsistent with his position, authority, duties or responsibilities contemplated by his employment agreement; (b) Aon's failure to comply with the provisions of his employment agreement regarding compensation; (c) Aon's requirement that Mr. Case's principal office be located more than fifty (50) miles outside of the greater Chicago metropolitan area; or (d) any other material breach by Aon of his employment agreement. Other than as provided in the preceding sentence, any other voluntary termination by Mr. Case shall constitute "Voluntary Termination—by Executive Without Good Reason."

(3)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. Case would receive the maximum benefits possible pursuant to the terms of his Tier 1 Agreement as described in the section above entitled "Severance Agreements." Pursuant to the terms of Mr. Case's severance agreement, Aon is not obligated to provide a gross-up payment to Mr. Case in connection with any excise taxes imposed by Section 4999 of the Code. In addition, Mr. Case's severance agreement provides that Mr. Case's cash and non-equity award payments shall be capped at the "safe harbor" amount under Section 280G of the Code, such that the cash and non-equity award payments are not deemed to be "excess parachute payments" within the meaning of Section 280G of the Code.

(4)
Severance is calculated as two times the sum of base salary and target annual incentive bonus for "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause," and as three times base salary and target annual incentive bonus for "Qualifying Termination—Change-in-Control." For additional information regarding the payments and benefits to Mr. Case upon a "Qualifying Termination—Change-in-Control," please see the discussion set forth above in this section under the heading "Severance Agreements."

(5)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years. As Aon considers the annual incentive bonus to be "reasonable" compensation, under Section 280G of the Code, it is not included in Mr. Case's Change-in-Control calculations for purposes of determining the payments subject to Section 280G of the Code.

Aon Corporation

(6)
Under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination—For Cause" the vesting of all outstanding unvested restricted stock award unit awards ceases upon the date of the employment termination and all unvested awards are forfeit. Under "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested restricted stock unit awards granted pursuant to Mr. Case's employment agreement immediately vest; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," (a) all outstanding unvested restricted stock unit awards granted pursuant to Mr. Case's employment agreement continue to vest as if Mr. Case remained employed by Aon and (b) all outstanding unvested RSUs granted pursuant to the ISP vest immediately. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(7)
Under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination—For Cause" the vesting of all outstanding unvested stock options ceases as of the date of termination, all unvested options are forfeit, and in the case of "Voluntary Termination—by Executive Without Good Reason," the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested stock options granted pursuant to Mr. Case's employment agreement continue to vest in accordance with their original vesting schedules and remain exercisable until 90 days following the later of: (i) the date the option becomes fully vested; or (ii) the date of termination; and (b) all other outstanding unvested stock options vest as of the termination date in a pro rata amount based on the number of days of service between the date of grant and the month of termination, all remaining unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability": (a) all outstanding unvested stock options granted pursuant to Mr. Case's employment agreement continue to vest as if Mr. Case remained employed by Aon and remain exercisable for twelve months from the date of death or disability; and (b) all other outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. For options other than those granted under the 2007 LPP, the 2008 LPP and the 2009 LLP, under "Qualifying Termination—Change-in-Control," all outstanding unvested options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For information regarding the treatment of options granted under the 2007 LPP, the 2008 LPP and the 2009 LPP, please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

(8)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2009 that vest as applicable to each termination scenario.

(9)
The amounts in this row are attributable to grants of performance share units under the 2007 LPP, the 2008 LPP and the 2009 LPP. For information regarding the treatment of performance share units granted under the 2007 LPP, the 2008 LPP and the 2009 LPP in the event of a "Qualifying Termination—Change-in-Control," please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

(10)
Continuation of Health & Welfare Benefits is calculated as twenty-four (24) months under "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause."

(11)
Represents an additional benefit payable upon Mr. Case's death in excess of the amount generally available to Aon's employees.

Aon Corporation

Christa Davies
Executive Vice President and Chief Financial Officer
Payments and Benefits Upon Termination as of December 31, 2009(1)

	Voluntary Termination— by Executive Without Good Reason ($)	Voluntary Termination— by Executive For Good Reason(2) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause (Performance)(3) ($)	Involuntary Termination— For Cause (all others)(4) ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in-Control(5) ($)

Cash Severance(6)	—	3,272,541	647,541	-0-	1,500,000	—	3,272,541	2,500,000
Annual Incentive Bonus(7)	—	1,125,000	—	—	—	—	1,125,000	333,333
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(8)	—	3,258,900	3,258,900	3,258,900	—	—	3,258,900	3,258,900
Stock Options (Unvested; Accelerated or Continued Vesting)(9)(10)	—	-0-	-0-	-0-	—	—	-0-	-0-
Performance Share Units (LPP)(11)	—	1,967,795	3,272,242	3,272,242	—	—	3,335,782	3,272,242
Continuation of Health & Welfare Benefits(12)	—	—	—	—	—	—	—	12,888
Additional Pension and Non-Qualified Plan Benefit(13)	—	—	—	—	—	—	—	44,700
Excise Tax Gross-Up(14)	—	—	—	—	—	—	—	2,372,134
Continuation of Life and Disability(15)	—	—	—	—	—	—	—	2,664

(1)
For purposes of this table, we have assumed that Ms. Davies' compensation is as follows: current base salary is equal to $750,000 and target annual incentive bonus is equal to 150% of base salary.

(2)
Represents a voluntary termination by Ms. Davies due to: (a) the assignment to Ms. Davies of any duties materially inconsistent with her position, authority, duties or responsibilities contemplated by her employment agreement; (b) Aon's failure to comply with the provisions of her employment agreement regarding compensation; (c) Aon's requirement that Ms. Davies' principal office be located more than fifty (50) miles outside of the greater Chicago metropolitan area; or (d) any other material breach by Aon of her employment agreement. Other than as provided in the preceding sentence, any other voluntary termination by Ms. Davies shall constitute "Voluntary Termination—by Executive Without Good Reason."

(3)
Represents a termination for any failure (other than physical or mental disability) of Ms. Davies to perform her material duties under her employment agreement.

(4)
Represents any termination for "Cause" as defined in Ms. Davies' employment agreement, other than as provided in footnote (3) above.

(5)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Ms. Davies would receive the maximum benefits possible pursuant to the terms of her Tier 1 Agreement as described in the section entitled "Severance Agreements."

(6)
Severance is calculated as: (i) the continuation of base salary from the date of delivery of 30 days advance written notice of termination plus the continuation of base salary from the termination date through the end

Aon Corporation

  of her employment agreement plus target annual incentive bonus for "Voluntary Termination—by Executive For Good Reason," (ii) the continuation of base salary from the date of delivery of written notice of termination through the one year notice period plus the continuation of base salary from the termination date through the end of her employment agreement plus target annual incentive bonus for "Involuntary Termination—Without Cause" and (iii) two times base salary plus average incentive compensation for the preceding two years for "Qualifying Termination—Change-in-Control." As Ms. Davies commenced employment with Aon in November 2007, and did not receive an annual incentive bonus for 2007, under "Qualifying Termination—Change-in-Control," the amount included in the calculation of average incentive compensation for 2007 is zero. For "Death" and "Disability," severance is calculated as a pro-rata amount of base salary from the date of death through the end of the employment period, reduced by the amount of any benefit paid under any individual or group life insurance policy or any disability policy maintained by Aon for the benefit of Ms. Davies. For "Disability," as the amount payable to Ms. Davies under any disability insurance policy maintained by Aon for her benefit exceeds the cash severance payable to her in the event of a termination for disability, the amount shown in this column is zero. For "Involuntary Termination—For Cause (Performance), severance is calculated as the continuation of base salary for a period of two years from the date of termination of employment.

(7)
For "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause," the annual incentive bonus is calculated at Ms. Davies's target full-year annual bonus. For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years. As Ms. Davies commenced employment with Aon in November 2007, and did not receive an annual incentive bonus for 2007, under "Qualifying Termination—Change-in-Control," the amounts included in the calculation of average incentive compensation for 2006 and 2007 are zero.

(8)
Under "Voluntary Termination—by Executive Without Good Reason," "Involuntary Termination—For Cause (Performance)," and "Involuntary Termination—For Cause (all others)," the vesting of all outstanding restricted stock award unit awards ceases upon the date of the employment termination and all unvested awards are forfeit, and for "Voluntary Termination—by Executive Without Good Reason," the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested restricted stock unit awards granted pursuant to Ms. Davies' employment agreement immediately vest; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(9)
Under "Voluntary Termination—by Executive Without Good Reason," "Involuntary Termination—For Cause (Performance)" and "Involuntary Termination—For Cause (all others)" the vesting ceases of all outstanding unvested stock options as of the date of termination, all unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested stock options granted pursuant to Ms. Davies' employment agreement immediately vest and remain exercisable for 90 days; and (b) all other outstanding unvested stock options vest as of the termination date in a pro rata amount based on the number of days of service between the date of grant and the month of termination, all remaining unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability" all outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. For all options other than those granted under the 2008 LPP and the 2009 LPP, under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For information regarding the treatment of options granted under the 2008 LPP and the 2009 LPP in the event of a "Qualifying Termination—Change-in-Control," please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

Aon Corporation

(10)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2009 that vest as applicable to each termination scenario.

(11)
The amounts in this row are attributable to grants of performance share units under the 2008 LPP and the 2009 LPP. The amounts in this row reflect an additional quarter of performance credit that will accrue to Ms. Davies during the notice period in the event of "Voluntary Termination—by Executive For Good Reason," and an additional year of performance credit that will accrue to Ms. Davies during the notice period in the event of "Involuntary Termination—Without Cause." For information regarding the treatment of performance share units granted under the 2008 LPP and the 2009 LPP, please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

(12)
Continuation of Health & Welfare Benefits is calculated as twenty-four (24) months under "Qualifying Termination—Change-in-Control."

(13)
Represents additional pension and non-qualified plan benefits payable to Ms. Davies under the various termination scenarios. Includes two additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the Supplemental Savings Plan, two additional years of plan contributions.

(14)
The assumptions used to calculate the excise tax gross-up include the following: (a) a change-in-control occurred on December 31, 2009; (b) the named executive officer was involuntarily terminated on December 31, 2009; (c) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (d) the excise tax rate was twenty percent (20%).

(15)
Continuation of life and disability insurance is calculated as twenty-four (24) months under "Qualifying Termination—Change-in-Control."

Aon Corporation

Stephen P. McGill
Chairman and Chief Executive Officer—Aon Risk Services
Payments and Benefits Upon Termination as of December 31, 2009(1)

	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in-Control(2) ($)

Cash Severance(3)	—	—	—	—	3,300,000	5,549,792
Annual Incentive Bonus(4)	—	—	—	—	—	1,127,503
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(5)	—	5,008,508	5,008,508	—	2,043,197	5,008,508
Stock Options (Unvested; Accelerated or Continued Vesting)(6)(7)	—	12,534	12,534	—	9,995	12,534
Performance Share Units (LPP)(8)	—	6,938,159	6,938,159	—	4,781,393	6,938,159
Continuation of Health & Welfare Benefits(9)	—	—	—	—	—	16,572
Additional Pension and Non-Qualified Plan Benefit(10)	—	—	—	—	—	—
Excise Tax Gross-Up(11)	—	—	—	—	—	4,246,162
Continuation of Life and Disability(12)	—	—	—	—	—	9,662

(1)
For purposes of this table, we have assumed that Mr. McGill's compensation is as follows: current base salary is equal to $1,100,000 and target annual incentive bonus is equal to 150% of base salary.

(2)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. McGill would receive the maximum benefits possible pursuant to the terms of his Tier 1 Agreement as described in the section entitled "Severance Agreements."

(3)
Under "Involuntary Termination—Without Cause," severance is calculated as the amount equal to the salary and benefits payable to Mr. McGill during the notice period of twelve months required by his employment agreement, plus base salary through January 1, 2013. Severance is calculated as two times base salary plus average incentive compensation for the preceding two years for "Qualifying Termination—Change-in-Control."

(4)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years.

(5)
Under "Voluntary Termination" and "Involuntary Termination—For Cause" the vesting of all outstanding restricted stock unit awards ceases upon the date of the employment termination and all unvested awards are forfeit. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Involuntary Termination—Without Cause": (a) with respect to restricted stock unit awards granted other than pursuant to the ISP, the unvested restricted stock unit awards vest as of the employment termination date in a pro rata amount based on the number of days of service between the date of grant and the date of termination and all remaining unvested awards are forfeit; and (b) with respect to restricted stock unit awards granted pursuant to the ISP, the restricted stock unit awards continue to vest in accordance with their original vesting schedules. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(6)
Under "Voluntary Termination," the vesting ceases of all outstanding unvested stock options as of the date of employment termination, all unvested options are forfeit and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability" all outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. Under "Involuntary Termination—For Cause," all vesting ceases as of the date of termination and all such unvested awards are forfeit. Under "Involuntary Termination—Without Cause," all outstanding unvested stock options vest as of the termination date in a pro

Aon Corporation

  rata amount based on the number of days of service between the date of grant and the date of termination, all remaining unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For all options other than those granted under the 2007 LPP, the 2008 LPP and the 2009 LPP, under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For information regarding the treatment of options granted under the 2007 LPP, the 2008 LPP and the 2009 LPP in the event of a "Qualifying Termination—Change-in-Control," please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

(7)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2009 that vest as applicable to each termination scenario.

(8)
The amounts in this row are attributable to grants of performance share units under the 2007 LPP, the 2008 LPP and the 2009 LPP. For information regarding the treatment of performance share units granted under the 2007 LPP, the 2008 LPP and the 2009 LPP, please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

(9)
Continuation of Health & Welfare Benefits is calculated as twenty-four (24) months under "Qualifying Termination—Change-in-Control."

(10)
Mr. McGill does not qualify for any additional pension or non-qualified plan benefits due to his status as a citizen of the United Kingdom. For additional information with respect to the pension benefits payable to Mr. McGill, see the table captioned Nonqualified Deferred Compensation in Fiscal 2009 Table set forth in this proxy statement.

(11)
The assumptions used to calculate the excise tax gross-up include the following: (a) a change-in-control occurred on December 31, 2009; (b) the named executive officer was involuntarily terminated on December 31, 2009; (c) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (d) the excise tax rate was twenty percent (20%).

(12)
Continuation of life and disability insurance is calculated as twenty-four (24) months under "Qualifying Termination—Change-in-Control."

Aon Corporation

Andrew M. Appel
Chief Executive Officer—Aon Benfield; Chairman—Aon Consulting Worldwide, Inc.
Payments and Benefits Upon Termination as of December 31, 2009(1)

	Voluntary Termination— by Executive Without Good Reason ($)	Voluntary Termination— by Executive For Good Reason(2) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause(3) ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in- Control(4) ($)

Cash Severance(5)	—	4,828,082	1,262,329	-0-	—	5,700,000	4,500,000
Annual Incentive Bonus(6)	—	—	—	—	—	—	978,333
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(7)	—	3,627,807	4,586,307	4,586,307	—	3,627,807	4,586,307
Stock Options (Unvested; Accelerated or Continued Vesting)(8)(9)	—	12,030	12,534	12,534	—	12,534	12,534
Performance Share Units (LPP)(10)	—	5,348,538	7,179,855	7,179,855	—	7,472,128	7,179,855
Continuation of Health & Welfare Benefits(11)	—	—	—	—	—	—	15,796
Additional Pension and Non-Qualified Plan Benefit(12)	569,860	569,860	569,860	569,860	569,860	569,860	614,560
Excise Tax Gross-Up(13)	—	—	—	—	—	—	4,102,406
Continuation of Life and Disability(14)	—	—	—	—	—	—	4,376

(1)
For purposes of this table, we have assumed that Mr. Appel's compensation is as follows: current base salary is equal to $950,000 and target annual incentive bonus is equal to 150% of base salary.

(2)
Represents a voluntary termination by Mr. Appel due to: (a) the assignment to Mr. Appel of any duties materially inconsistent with his position, authority, duties or responsibilities contemplated by his employment agreement; (b) Aon's failure to comply with the provisions of his employment agreement regarding compensation; (c) Aon's requirement that Mr. Appel's principal office be located more than fifty (50) miles outside of the greater Chicago metropolitan area; or (d) any other material breach by Aon of his employment agreement. Other than as provided in the preceding sentence, any other voluntary termination by Mr. Appel shall constitute "Voluntary Termination—by Executive Without Good Reason."

(3)
Represents any termination for "Cause" as defined in Mr. Appel's employment agreement.

(4)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. Appel would receive the maximum benefits possible pursuant to the terms of his Tier 1 Agreement as described in the section entitled "Severance Agreements."

(5)
Severance is calculated as: (i) the continuation of base salary from the date of delivery of 30 days advance written notice of termination plus the continuation of base salary from the termination date through the end of his employment agreement plus target annual incentive bonus for "Voluntary Termination—by Executive For Good Reason," (ii) the continuation of base salary from the date of delivery of written notice of termination through the one year notice period plus the continuation of base salary from the termination date through the end of his employment agreement plus target annual incentive bonus for "Involuntary Termination—Without Cause," and (iii) two times base salary plus average incentive compensation for the preceding two years for "Qualifying Termination—Change-in-Control." For "Death" and "Disability," severance is calculated as a pro-rata amount of base salary from the date of death through the end of the employment period, reduced by the amount of any benefit paid under any individual or group life insurance policy or any disability policy maintained by Aon for the benefit of Mr. Appel. For "Disability," as the amount payable to Mr. Appel under any disability insurance policy maintained by Aon for his benefit exceeds the cash severance payable to him in the event of a termination for disability, the amount shown in this column is zero.

Aon Corporation

(6)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years.

(7)
Under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination For Cause," the vesting of all outstanding restricted stock award unit awards ceases upon the date of the employment termination and all unvested awards are forfeit, and for "Voluntary Termination—by Executive Without Good Reason," the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested restricted stock unit awards granted upon the commencement of Mr. Appel's employment pursuant to Mr. Appel's employment agreement immediately vest; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(8)
Under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination For Cause," the vesting ceases of all outstanding unvested stock options as of the date of termination, all unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested stock options granted pursuant to Mr. Appel's employment agreement immediately vest and remain exercisable for 90 days; and (b) all other outstanding unvested stock options vest as of the termination date in a pro rata amount based on the number of days of service between the date of grant and the month of termination, all remaining unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability" all outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. For all options other than those granted under the 2007 LPP, the 2008 LPP and the 2009 LPP, under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For information regarding the treatment of options granted under the 2007 LPP, the 2008 LPP and the 2009 LPP in the event of a "Qualifying Termination—Change-in-Control," please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

(9)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2009 that vest as applicable to each termination scenario.

(10)
The amounts in this row are attributable to grants of performance share units under the 2007 LPP, the 2008 LPP, the 2009 LPP and the ABPP. For information regarding the treatment of performance share units granted under the 2007 LPP, the 2008 LPP and the 2009 LPP, please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program." For information regarding the treatment of performance share units granted under the ABPP, please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Aon Benfield Performance Program." The amounts in this row reflect an additional quarter of performance credit that will accrue to Mr. Appel during the notice period in the event of "Voluntary Termination—by Executive For Good Reason," and an additional year of performance credit that will accrue to Mr. Appel during the notice period in the event of "Involuntary Termination—Without Cause."

(11)
Continuation of Health & Welfare Benefits is calculated as twenty-four (24) months under "Qualifying Termination—Change-in-Control."

(12)
Represents additional pension and non-qualified plan benefits payable to Mr. Appel under the various termination scenarios, including the payment of $569,860 representing Mr. Appel's balance in the Deferred Compensation Plan. Includes two additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the Supplemental Savings Plan, two additional years of plan contributions.

(13)
The assumptions used to calculate the excise tax gross-up include the following: (a) a change-in-control occurred on December 31, 2009; (b) the named executive officer was involuntarily terminated on December 31, 2009; (c) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (d) the excise tax rate was twenty percent (20%).

(14)
Continuation of life and disability insurance is calculated as twenty-four (24) months under "Qualifying Termination—Change-in-Control."

Aon Corporation

Baljit Dail
Co-Chief Executive Officer—Aon Consulting Worldwide, Inc.
Chief Operating Officer—Aon Benfield

Payments and Benefits Upon Termination as of December 31, 2009(1)

	Voluntary Termination— by Executive Without Good Reason ($)	Voluntary Termination— by Executive For Good Reason(2) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause(3) ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in- Control(4) ($)

Cash Severance(5)	—	1,600,000	1,063,014	3,563,014	—	1,600,000	3,400,000
Annual Incentive Bonus(6)	—	—	—	—	—	—	653,333
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(7)	—	527,635	527,635	527,635	—	527,635	527,635
Stock Options (Unvested; Accelerated or Continued Vesting)(8)(9)	—	9,029	9,029	9,029	—	9,029	9,029
Performance Share Units (LPP)(10)	—	3,265,798	4,411,707	4,411,707	—	4,306,655	4,411,707
Continuation of Health & Welfare Benefits(11)	—	—	—	—	—	—	17,578
Additional Pension and Non-Qualified Plan Benefit(12)	102,418	102,418	102,418	102,418	102,418	102,418	147,118
Excise Tax Gross-Up(13)	—	—	—	—	—	—	3,257,048
Continuation of Life and Disability(14)	—	—	—	—	—	—	2,818

(1)
For purposes of this table, we have assumed that Mr. Dail's compensation is as follows: current base salary is equal to $800,000 and target annual incentive bonus is equal to 100% of base salary.

(2)
Represents a voluntary termination by Mr. Dail due to any of the following remaining uncured by Aon for twenty (20) days after notice is delivered: (a) a substantial adverse alteration in the then-current responsibilities of the Executive in a manner not contemplated by the terms of the employment agreement; (b) any material breach of the employment agreement by Aon, including any purported termination of Mr. Dail's employment that breaches the employment agreement; (c) a change by Aon in the location at which Mr. Dail is required to perform his principal duties under the employment agreement to offices that are not located in the greater Chicago metropolitan area; or (d) the failure of Aon to obtain from any successor or transferee an express written and unconditional assumption of Aon's obligations under the employment agreement.

(3)
Represents any termination for "Cause" as defined in Mr. Dail's employment agreement.

(4)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. Dail would receive the maximum benefits possible pursuant to the terms of his Tier 1 Agreement as described in the section entitled "Severance Agreements."

(5)
Severance is calculated as: (i) the continuation of base salary from the date of delivery of one year's advance written notice of termination plus a cash payment equal to Mr. Dail's annual base salary as of the notice date for "Voluntary Termination—by Executive For Good Reason," (ii) the continuation of base salary from the date of delivery of written notice of termination through the one year notice period plus a cash payment equal to Mr. Dail's annual base salary as of the notice date for "Involuntary Termination—Without Cause," and (iii) two times base salary plus average incentive compensation for the preceding two years for "Qualifying Termination—Change-in-Control." For "Death" and "Disability," severance is calculated as a pro-rata amount of base salary from the date of death through the end of the employment period, reduced by the amount of any benefit paid under any individual or group life insurance policy or any disability policy maintained by Aon for the benefit of Mr. Dail.

(6)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years.

Aon Corporation

(7)
Under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination For Cause," the vesting of all outstanding restricted stock award unit awards ceases upon the date of the employment termination and all unvested awards are forfeit, and for "Voluntary Termination—by Executive Without Good Reason," the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause" all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(8)
Under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination For Cause" the vesting ceases of all outstanding unvested stock options as of the date of termination, all unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested stock options granted pursuant to Mr. Dail's employment agreement immediately vest and remain exercisable for 90 days; and (b) all other outstanding unvested stock options vest as of the termination date in a pro rata amount based on the number of days of service between the date of grant and the month of termination, all remaining unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability" all outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. For all options other than those granted under the 2007 LPP, the 2008 LPP and the 2009 LPP, under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For information regarding the treatment of options granted under the 2007 LPP, the 2008 LPP and the 2009 LPP in the event of a "Qualifying Termination—Change-in-Control," please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

(9)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2009 that vest as applicable to each termination scenario.

(10)
The amounts in this row are attributable to grants of performance share units under the 2007 LPP, 2008 LPP, the 2009 LPP, and the ABPP. For information regarding the treatment of performance share units granted under the 2007 LPP, the 2008 LPP and the 2009 LPP, please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program." For information regarding the treatment of performance share units granted under the ABPP, please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Aon Benfield Performance Program." The amounts in this row reflect an additional quarter of performance credit that will accrue to Mr. Dail during the notice period in the event of "Voluntary Termination—by Executive For Good Reason," and an additional year of performance credit that will accrue to Mr. Dail during the notice period in the event of "Involuntary Termination—Without Cause."

(11)
Continuation of Health & Welfare Benefits is calculated as thirty-six (36) months under "Qualifying Termination—Change-in-Control."

(12)
Represents additional pension and non-qualified plan benefits payable to Mr. Dail under the various termination scenarios, including the payment of $102,418 representing Mr. Dail's balance in the Deferred Compensation Plan. Includes two additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the Supplemental Savings Plan, two additional years of plan contributions.

(13)
The assumptions used to calculate the excise tax gross-up include the following: (a) a change-in-control occurred on December 31, 2009; (b) the named executive officer was involuntarily terminated on December 31, 2009; (c) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (d) the excise tax rate was twenty percent (20%).

(14)
Continuation of life and disability insurance is calculated as twenty-four (24) months under "Qualifying Termination—Change-in-Control."

Aon Corporation

Transition of Ted Devine

        The impact of the transition of Mr. Devine from his role as an executive officer of Aon, effective November 18, 2009 (the "Transition Date"), on his compensation and benefits is as follows:

  •
  Mr. Devine will remain an employee of Aon through November 18, 2010 (the "Termination Date"), and continue through the Termination Date to: (i) receive his base salary at a rate equal to $950,000; (ii) remain eligible to participate in Aon's welfare benefit plans on the same terms offered generally to Aon executives; and (iii) remain a participant in Aon's qualified and non-qualified retirement plans in which he participated as of the Transition Date.

  •
  Provided that in 2011 Mr. Devine devotes 20 hours or more per week to a not-for-profit entity for the promotion of sports established by him, Aon will pay Mr. Devine $750,000 in quarterly installments, with the first installment payable on March 31, 2011 and the last installment due on December 31, 2011.

  •
  Mr. Devine forfeited any bonus or other incentive compensation for which he otherwise was eligible for services during 2009.

  •
  Certain restricted stock units, performance share units and options previously granted to Mr. Devine by the Company during the course of his employment will continue to vest through the Termination Date. The amount shown in this paragraph assumes Mr. Devine transitioned from his role as an executive officer of Aon on November 18, 2009, and that the price per share of Common Stock is $40.04 per share, the closing market price per share on November 18, 2009. The market value of the restricted stock units as of November 18, 2009, assuming continued vesting of 21,106 restricted stock units was $845,084. The market value of the performance share units as of November 18, 2009, assuming continued vesting and settlement of 60,648 performance stock units was $2,428,345. The intrinsic value of the options as of November 18, 2009, assuming continued vesting of 40,188 options, was $46,826. All other restricted stock units, performance share units and stock options previously granted to Mr. Devine by Aon during the course of his employment that will not vest by the Termination Date will be forfeited and cancelled.

  •
  Aon will also provide Mr. Devine with: (i) office space through December 31, 2010 in a location determined by Aon; and (ii) secretarial assistance through December 31, 2010.

  •
  Aon will also recommend to Aon Foundation that it contribute $200,000 to a not-for-profit entity intended for the promotion of sports established by Mr. Devine.

  •
  In addition, if Mr. Devine elects, and remains eligible for, continuation coverage under COBRA after November 18, 2010, Aon will reimburse Mr. Devine for the difference between the premium rate Mr. Devine is required to pay under COBRA and the rate Mr. Devine would pay for similar coverage as an active employee of Aon through December 31, 2011.

  •
  If Mr. Devine was terminated as of December 31, 2009 due to his death, illness, injury or other disability, or Aon's termination of his employment, other than for cause (as defined in the transition agreement), he would be entitled to the compensation and benefits provided to him under the transition agreement to the extent not yet provided.

  •
  If Mr. Devine was terminated on December 31, 2009 for cause (as defined in the transition agreement), Aon would be relieved of certain obligations under the transition agreement, including those outlined in the first paragraph of this section above regarding base salary and

Aon Corporation

    benefit and retirement plan participation, and to provide the additional consideration, including without limitation the office space, secretarial assistance and recommendation to Aon Foundation that it make the $200,000 charitable contribution. In addition, in the event of a termination for cause, Mr. Devine would not be entitled to continue to vest in any of the equity awards identified as eligible for continued vesting in the transition agreement.

  •
  If Mr. Devine was terminated on December 31, 2009 due to his breach of the transition agreement and failure to cure within the time frame specified in the transition agreement, all of Aon's obligations under the transition agreement would immediately terminate.

        Additional information regarding the terms of Mr. Devine's transition agreement is contained in this section under "Employment Agreements and Transition Agreement—Mr. Devine's Transition Agreement."

Aon Corporation

 2009 Director Compensation

        The table below summarizes compensation for Aon's non-employee Directors for the fiscal year ended December 31, 2009. All non-employee Directors are referred to in this proxy statement as "non-management Directors."

        Gregory C. Case, Aon's President and Chief Executive Officer, receives no additional compensation for his services as a Director of Aon. The compensation received by Mr. Case as an employee of Aon is shown in the Summary Compensation Table for Fiscal Years 2009, 2008 and 2007 set forth in this proxy statement.

        The Organization and Compensation Committee of Aon's Board of Directors periodically reviews the compensation of Aon's non-management Directors, including the compensation of Aon's Non-Executive Chairman.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)

(a)	(b)	(c)	(g)	(h)
Fulvio Conti	95,000	95,000	—	190,000
Edgar D. Jannotta	95,000	95,000	10,000	200,000
Jan Kalff	95,000	95,000	10,000	200,000
Lester B. Knight	105,000	295,000	10,000	410,000
J. Michael Losh	95,000	95,000	10,000	200,000
R. Eden Martin	95,000	95,000	5,000	195,000
Andrew J. McKenna	105,000	95,000	53,725	253,725
Robert S. Morrison	95,000	95,000	10,000	200,000
Richard B. Myers	95,000	95,000	10,000	200,000
Richard C. Notebaert	105,000	95,000	10,000	210,000
John W. Rogers, Jr.	115,000	95,000	10,000	220,000
Gloria Santona	105,000	95,000	—	200,000
Carolyn Y. Woo	95,000	95,000	10,000	200,000

Aon Corporation

(1)
This column represents the amount of cash compensation earned in 2009 for Board and Committee service. The following non-management Directors deferred cash compensation earned in 2009 into their deferred account under the Aon Outside Director Deferred Compensation Plan, a subplan of the Stock Plan and described below this table under the heading "Deferred Compensation":

Name	2009 Cash Fees Deferred ($)	Shares in Deferred Account Attributed to 2009 Cash Fees (#)

Edgar D. Jannotta	95,000	2,434
R. Eden Martin	95,000	2,434
Andrew J. McKenna	105,000	2,690
Robert S. Morrison	95,000	2,434
Richard C. Notebaert	105,000	2,690
(2)
As of December 31, 2009, each non-management Director had the following aggregate number of shares of Common Stock equivalents credited to various deferral accounts for all years of service as a non-management Director, including additional share units credited as a result of the reinvestment of dividend equivalents:

Name	Common Stock Equivalents Credited to Various Deferral Accounts

Fulvio Conti	8,718
Edgar D. Jannotta	59,319
Jan Kalff	8,250
Lester B. Knight	50,561
J. Michael Losh	28,060
R. Eden Martin	34,626
Andrew J. McKenna	111,297
Robert S. Morrison	38,572
Richard B. Myers	8,787
Richard C. Notebaert	49,364
John W. Rogers, Jr.	60,499
Gloria Santona	20,321
Carolyn Y. Woo	23,905
(3)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Additional information regarding the stock awards granted to each Director in 2009 is contained below this table under the heading "Grant of Deferred Stock Units."

(4)
Includes a matching contribution of $10,000 on behalf of each non-management Director to various organizations pursuant to the Aon Foundation Directors Matching Gift Program, with the exception of: (i) Mr. Martin, for whom a partial matching contribution of $5,000 was made; and (ii) Mr. Conti and Ms. Santona, for whom no matching contribution was made. Also includes, for Mr. McKenna, a life insurance premium payment of $43,725 where Mr. McKenna is the secondary insured on a policy whose proceeds will be used to fund a charitable bequest pursuant to the Aon Corporation Corporate Sponsored Bequest Plan, the terms of which are described below this table under the heading "Bequest Plan."

Aon Corporation

Components of Director Compensation

Cash Compensation

        Aon provides its non-management Directors with the following cash compensation:

  •
  an annual retainer of $95,000, payable quarterly;

  •
  an additional annual retainer of $10,000 to the Chairs of each Board Committee other than the Audit Committee; and

  •
  an additional annual retainer of $20,000 to the Chair of the Audit Committee.

        Aon also pays or reimburses non-management Directors for reasonable travel, lodging and related expenses in connection with their attendance at Board, Committee or Aon business meetings and for other reasonable expenses related to Board service such as continuing education.

Grant of Deferred Stock Units

        In addition, under the Aon Corporation Non-Employee Directors' Deferred Stock Unit Plan, as amended and restated effective January 1, 2008, a subplan of the Stock Plan, each non-management Director receives an annual grant of deferred stock units on the date of Aon's annual meeting of stockholders. Pursuant to certain modifications to Director compensation approved by Aon's Board of Directors effective January 1, 2008, the annual grant of deferred stock units has a value of $95,000. In 2009, this grant was made on May 15. The deferred stock units vest over the course of a year, and will convert to shares of Common Stock upon the earlier of: (a) the third anniversary of the date of grant; or (b) the Director's termination of service from the Board, unless the Director makes a timely election to defer receipt of the grant in compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and deferral procedures established by Aon. The number of deferred stock units to be granted will be determined by dividing $95,000 by the fair market value of a share of Common Stock on the date of grant. Dividend equivalents will be credited on the deferred stock units and the dividend equivalents will be reinvested in additional deferred stock units.

        A non-management Director newly elected or appointed to the Board on or after January 1, 2006, will receive an additional grant of deferred stock units as of his or her first day of service on the Board. A non-management Director elected or appointed to service on the Board at Aon's annual meeting of stockholders will receive grants of deferred stock units, including the annual grant described above, with an aggregate value of $170,000. The deferred stock units will be subject to the same rules described directly above. In addition, in 2009, in connection with his service as Chairman of Aon's Board of Directors, a position to which he was first elected effective August 1, 2008, Mr. Knight received an additional grant of deferred stock units with a value of $200,000.

Matching Charitable Contributions

        During 2009, Aon Foundation matched up to $10,000 of charitable contributions made to a qualified organization by any non-management Director.

Deferred Compensation

        Pursuant to the Aon Corporation Outside Director Deferred Compensation Plan, as amended and restated effective January 1, 2008 (the "Deferred Plan") and the Aon Corporation Outside Director Stock Award and Retirement Plan, as amended and restated effective January 1, 2008 (the "Award

Aon Corporation

Plan") (as subplans of the Stock Plan) (the "Deferred Plan"), and pursuant to the Award Plan, non-management Directors have the ability to defer receipt of cash compensation and shares of Common Stock until, generally, retirement from the Board.

        Under the Deferred Plan, prior to January 1, 2009, non-management Directors elected that all or a portion of the annual retainer (referred to as "Fees") be credited to either a cash account, the earnings of which are based on six-month Treasury bills, or a stock account. Both accounts are maintained for bookkeeping purposes only and no amounts are actually invested or set aside for the non-management Directors' benefit. The non-management Directors' stock accounts are credited with the number of shares that could have been purchased with the Fees using the closing price of the shares of Common Stock on the date the Fees are earned. As dividends are declared and paid on shares of Common Stock, each non-management Director's stock account, for bookkeeping purposes, is credited with the amount of shares of Common Stock that could have been purchased had such dividends been reinvested in shares of Common Stock. Distributions generally commence upon termination of Director status or retirement of the Director from the Board. With regard to the deferred Fees, distributions may be made in cash or in shares of Common Stock, at the election of the Director.

        Commencing January 1, 2009, non-management Directors have the option to defer all or a portion of the Fees into fourteen valuation funds, including an Aon Stock fund, which are considered "deemed investments" and used to determine investment gains or losses on the account balance. The Aon Stock fund is credited with the number of shares that could have been purchased with the Fees using the closing price of the shares of Common Stock on the date the Fees are earned. As dividends are declared and paid on shares of Common Stock, each non-management Director's account is credited with the amount of shares of Common Stock that could have been purchased had such dividends been reinvested in shares of Common Stock. With the exception of the Aon Stock fund, accounts may be reallocated daily. The Aon Stock fund may be reallocated once per year to coincide with the quarter in which the annual meeting of stockholders is held. Distributions generally commence upon termination of Director status or retirement of the Director from the Board. All valuation funds, including the Aon Stock fund, are paid out in cash upon commencement of termination or retirement.

        Under the Award Plan, non-management Directors may also elect to defer receipt of the annual award of shares of Common Stock issued prior to January 1, 2006. For Directors who elect to defer, we maintain accounts for bookkeeping purposes that are credited with the number of shares of Common Stock that could have been purchased with the annual award if shares were priced at the average price of shares of Common Stock during the first three months of the year the annual award is made. As dividends are declared and paid on shares of Common Stock, each Director's account, for bookkeeping purposes, is credited with the amount of shares of Common Stock that could have been purchased had such dividends been reinvested in shares of Common Stock. Distributions are made in shares of Common Stock.

Retirement Benefits

        In addition, under the Award Plan, for periods prior to January 1, 2006, non-management Directors were also entitled to certain deferred benefits when they retired from the Board. The Award Plan provided for $20,000 to be credited to an account on behalf of each outside Director for Board service for each year of service. Upon retirement from the Board, or upon death or disability, the vested value accumulated in the account as to a particular non-management Director will be distributed in ten installments consisting of shares of Common Stock.

Aon Corporation

        Although the retirement benefit has been discontinued, existing retirement benefits will continue to vest and will remain subject to the terms and conditions of the Award Plan, as it may be amended from time to time.

Bequest Plan

        Non-management Directors elected or appointed to serve on the Board before January 1, 2006, and who have completed at least one year of service as a member of the Board, remain eligible to participate in the Aon Corporation Corporate Sponsored Bequest Plan (the "Bequest Plan"), established in 1994. Non-management Directors elected or appointed to serve on the Board on or after January 1, 2006, are not eligible to participate in the Bequest Plan. The Bequest Plan was closed to future participants in connection with certain modifications to Director compensation that were effective January 1, 2006.

        The Bequest Plan was established to acknowledge the service of non-management Directors, to recognize the mutual interest of Aon and our non-management Directors in supporting worthy charitable institutions and to assist us in attracting and retaining non-management Directors of the highest caliber. Aon funds the Bequest Plan generally through the maintenance of life insurance policies on our eligible non-management Directors. Individual non-management Directors derive no financial benefit from the Bequest Plan, as any and all insurance proceeds and tax-deductible charitable donations accrue solely to us.

        The Bequest Plan allows each eligible non-management Director to recommend total charitable contributions of up to $1,000,000 to eligible tax-exempt organization(s) chosen by the eligible non-management Director and approved by Aon Foundation. Each eligible non-management Director may designate up to five tax qualified organizations to receive a portion of the $1,000,000 bequest amount, subject to a $100,000 minimum amount per organization. Each eligible non-management Director is paired with another eligible non-management Director under the Bequest Plan. The distribution of each eligible non-management Director's charitable bequest amount will begin at the later of: (i) the death of such eligible non-management Director; or (ii) the death of the other eligible non-management Director with whom such eligible non-management Director is paired. Distributions under the Bequest Plan, once they begin, will be made to the designated tax qualified organization(s) in ten equal annual installments.

Aon Corporation

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

        Aon has adopted procedures governing the review and approval of related party transactions. The terms of these procedures provide that the Governance/Nominating Committee will review transactions in which: (i) Aon is a party, participant, or has a direct or indirect material interest; (ii) the amount involved exceeds or reasonably can be expected to exceed $120,000; and (iii) any Director, executive officer or holder of five percent (5%) or more of Aon's voting securities, or an immediate family member of any such person, has a direct or indirect material interest. To facilitate the review and approval of related party transactions, Aon's Directors and executive officers complete an annual director and officer questionnaire and disclose all potential related person transactions involving themselves and their immediate family members. Throughout the year, Directors and executive officers are required to notify Aon's General Counsel of any potential related person transactions of which they become aware. Aon's General Counsel reports these transactions, as well as any other related-party transactions of which he is aware, to the Governance/Nominating Committee. The Governance/Nominating Committee considers all relevant facts of any related party transactions to determine whether to approve or ratify the transaction.

Related Party Transactions

        In 2009 and prior years, Aon provided support to Chicago 2016, a charitable organization formed in an effort to bring the 2016 Olympic Games to Chicago. Patrick G. Ryan, Aon's former Chairman and Chief Executive Officer, who continues to beneficially own more than five percent (5%) of Aon's stock, served as Chairman of the Board of Directors and Chief Executive Officer of Chicago 2016.

        In 2009, Aon's financial support of Chicago 2016 included use of Aon unoccupied leased space as a headquarters valued at $1,555,625, and other value-in-kind support totaling approximately $100,000, including consulting services related to the evaluation of risk management and insurance alternatives in connection with the Chicago 2016 bid for the Olympic games and other general expense. Aon's financial support of Chicago 2016 ended in fourth quarter 2009.

        Until such arrangements were terminated in first quarter 2009, in 2009 Aon was party to contractual arrangements to provide ready access to aircraft for executives of Aon and our subsidiaries for business purposes. These arrangements included two dry leases entered into with two aircraft leasing companies affiliated with Patrick G. Ryan, Globe Leasing, Inc. and 17AN Leasing LLC. In addition, Aon provided hangar space and related operating support to Globe Leasing, Inc. and 17AN Leasing LLC in return for negotiated fees. In 2009, Aon and our subsidiaries paid Globe Leasing, Inc. and 17AN Leasing LLC $63,040 and $129,080, respectively, for usage of aircraft. Globe and 17AN paid Aon $161,335 and $127,306, respectively, for hangar space and operating support. These amounts are presented on an accrual basis. We believe that all of these arrangements are more favorable to us than would have been obtained by negotiating similar transactions with unrelated third parties. The payments represented in excess of 5% of each of Globe's and 17AN's consolidated gross revenues in 2009. Patrick G. Ryan owns 100% of Globe and serves as a Director, Chairman of the Board and treasurer; he also indirectly holds 50% of 17AN and serves as a Director, Chairman of the Board and Chief Executive Officer.

        In 2009, Ryan Enterprises Group LLC, of which Patrick G. Ryan is a Director and officer, paid Aon $88,226 representing insurance costs.

        In 2009, Patrick G. Ryan and Shirley Ryan paid Aon $384,723 for pilot services in connection with the use of personal aircraft and insurance costs.

Aon Corporation

LEGAL PROCEEDINGS AGAINST OFFICERS AND DIRECTORS

        Beginning in 2004, a number of actions were filed against certain current and former Directors and officers of Aon. These actions include: (1) putative class actions, pending in the Northern District of Illinois, making allegations under the Employee Retirement Security Act of 1974 ("ERISA") that certain Directors, officers and retirement plan ("Plan") fiduciaries knew or should have known that certain business practices at Aon, including contingent commission arrangements, alleged steering and leveraging of insurance placements, made Aon stock an imprudent investment alternative for the Plan and breached their fiduciary duties to Plan participants; (2) putative federal securities class actions brought in the Northern District of Illinois, alleging that certain current and former officers and Directors made certain misrepresentations regarding, and/or failed adequately to disclose, certain facts relating to contingent commission agreements and related issues; and (3) shareholders' derivative complaints filed in the Circuit Court of Cook County, Illinois, alleging that Aon's Directors and officers breached their fiduciary duties to the Company by approving and implementing a business plan that included the receipt of allegedly unlawful contingent commission payments from insurance carriers, or alternatively, by failing to be aware of and take steps to alter this business plan. In 2009, the ERISA and federal securities class actions were resolved through negotiated settlements, and the shareholder derivative suits were dismissed. Pursuant to the indemnification provision contained in our Second Amended and Restated Certificate of Incorporation, as amended, Aon will advance expenses (including attorneys' fees) incurred by these current and former Directors and officers in defending against these actions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that each of our Directors and executive officers, and any other person who owns more than ten percent of our Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. To our knowledge, based solely on information furnished to us and written representations by such persons that no such other reports were required to be filed, Aon believes that all such SEC filing requirements were met in a timely manner during 2009 other than with respect to: (i) a Form 4 filing for Mr. McGill to report a sale of shares of Common Stock; and (ii) a Form 4 filing for each of Messrs. Jannotta, Martin, McKenna, Morrison and Notebaert to report the deferral of director fees into a fund tracked in shares of Common Stock.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

        Stockholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2011 Annual Meeting of Stockholders must submit their proposals to the Office of the Secretary of Aon at 200 East Randolph Street, Chicago, Illinois 60601, on or before December 8, 2010. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion in our proxy statement.

        In accordance with our by-laws, in order to nominate a candidate for election as a Director or properly bring other business before the 2011 Annual Meeting of Stockholders, a stockholder's notice of the matter the stockholder wishes to present must be delivered to the Office of the Secretary of Aon at 200 East Randolph Street, Chicago, Illinois 60601, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on

Aon Corporation

behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC's Rule 14a-8) must be received no earlier than January 21, 2011 and no later than February 21, 2011.

INCORPORATION BY REFERENCE

        To the extent that this proxy statement is incorporated by reference into any other filing by Aon with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, the information contained in the section of this proxy statement entitled "Report of the Audit Committee" (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. The information contained in the Compensation Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, other than Aon's Annual Report on Form 10-K, except to the extent specifically provided otherwise in such filing.

OTHER MATTERS

        The Board of Directors is not aware of any business to be acted upon at the Annual Meeting other than that described in this proxy statement. If any other business comes before the Annual Meeting, the proxy holders (as indicated on the accompanying proxy card or cards) will vote the proxies according to their best judgment with respect to such matters.

By Order of the Board of Directors,

Jennifer L. Kraft Vice President and Secretary

Chicago, Illinois
April 7, 2010

Aon Corporation

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS AND

PROXY STATEMENT

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 015XZA 1 U P X + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. For Against Abstain 2. Ratification of appointment of Ernst & Young LLP as Aon’s Independent Registered Public Accounting Firm. 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Change of Address — Please print new address below. Comments — Please print your comments below. 01 - Lester B. Knight 04 - Edgar D. Jannotta 07 - R. Eden Martin 02 - Gregory C. Case 05 - Jan Kalff 08 - Andrew J. McKenna 03 - Fulvio Conti 06 - J. Michael Losh 09 - Robert S. Morrison 1. Election of Directors: 10 - Richard B. Myers 13 - Gloria Santona 11 - Richard C. Notebaert 14 - Carolyn Y. Woo 12 - John W. Rogers, Jr. For Against Abstain For Against Abstain For Against Abstain 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 0 2 5 1 8 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 1234 5678 9012 345 <STOCK#> IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 20, 2010. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/AON • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Chicago, Illinois This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 21, 2010 The undersigned hereby appoints Gregory C. Case, Peter Lieb or Jennifer L. Kraft, each individually and each with powers of substitution, as proxies for the undersigned to vote all the shares of Common Stock the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Aon Corporation called to be held on May 21, 2010 at the Mid-America Club, Aon Center, 200 East Randolph Street, Chicago, IL 60601 at 8:30 A.M. CDT, or any adjournment or postponement thereof in the manner indicated on the reverse side of this proxy, and upon such other business as may lawfully come before the meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2 AS INDICATED ON THE REVERSE SIDE HEREOF. This card also constitutes voting instructions by the undersigned participant, as a named fiduciary under the Aon Savings Plan, to the trustees of the ESOP Account of the Aon Savings Plan, and the trustees of the Aon Stock Fund of the Aon Savings Plan, respectively, for all shares votable by the undersigned participant and held of record by such trustees, if any. A trustee for each plan will vote these shares as directed provided your voting instruction is received by 11:59 p.m. Eastern Time on May 19, 2010. If there are any shares for which instructions are not timely received, the trustees of each plan will cause all such shares to be voted in the same manner and proportion as the shares of the respective plans for which timely instructions have been received, unless to do so would be contrary to ERISA. All voting instructions for shares held of record by the plans shall be confidential. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. This proxy, when properly executed, will be voted in the manner directed herein. The Board of Directors recommends a vote “FOR” the listed nominees and Proposal 2. Proxy — Aon Corporation Stockholder Service Information Cash Dividend Payments – U.S. Based Stockholders: Aon encourages all stockholders who do not participate in the Dividend Reinvestment Plan to authorize the electronic deposit of their quarterly dividend payments directly into their checking or savings accounts. To take advantage of this free service, please mail a VOIDED check directly to Computershare at the address listed below along with your request for enrollment. Dividend Reinvestment: If you currently receive a cash payment for your dividend and wish to reinvest your dividend into additional shares of Aon Corporation common stock, you may view the Dividend Reinvestment Plan brochure through the Internet at www.computershare.com or you may telephone a customer service representative at one of the numbers listed below and request that one be sent to you. Internet Account Services: Stockholders can access their account information on-line at www.computershare.com. Through the Internet, you can view your certificate holdings and dividend reinvestment plan history. You can also request address changes and dividend reinvestment plan statements. Frequently Asked Questions: For general information pertaining to stock transfers, please visit the FAQ section, under “Shareholder Services” at www.computershare.com. If you have further questions regarding stock transfer related issues please call our stock transfer agent, Computershare Trust Company. Representatives are available to assist you Monday through Friday, 9:00 A.M. through 5:00 P.M. Eastern Time. The automated voice response telephone system is available 24 hours a day, 7 days a week. Computershare Contact Information: Computershare Trust Company, N.A. P.O. Box 43069 Providence, RI 02940-3069 Via Telephone: Inside the U.S.: (800) 446-2617 Outside the U.S.: (781) 575-2723 Via Internet: www.computershare.com [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]